EXHIBIT 10.13

CONFIDENTIAL TREATMENT REQUESTED -- CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION

INVESTMENT NUMBER 27807

MORTGAGE LOAN AGREEMENT

among

INTERNATIONAL FINANCE CORPORATION,

SUNPOWER PHILIPPINES MANUFACTURING LTD.

and

SPML LAND, INC.

Dated May 6, 2010

CONTENTS

Part	Page

Part 1 General Agreement	1

Part 2 Loan Agreement	6

Part 3 Mortgage Agreement	78

PART 1

GENERAL AGREEMENT

This MORTGAGE LOAN AGREEMENT (the “Mortgage Loan Agreement”) is made on May 6, 2010 by and between:

INTERNATIONAL FINANCE CORPORATION, an international organization established by Articles of Agreement among its member-countries, with address at 2121 Pennsylvania Ave., N.W., Washington, D.C. 20433, United States of America (“IFC” or “Lender” or “Mortgagee” or “Lender-Mortgagee”);

SUNPOWER PHILIPPINES MANUFACTURING LTD., a company organized and existing under the laws of the Cayman Islands and duly licensed to do business under the laws of the Philippines as a branch, with Philippine office address at 100 Trade Avenue, Phase 4, Special Economic Zone, Laguna Technopark, Biñan, Laguna (“Borrower” or “Mortgagor” or “Borrower-Mortgagor”); and

SPML LAND INC., a corporation organized and existing under Philippine laws, with office address at 100 Trade Avenue, Phase 4, Special Economic Zone, Laguna Technopark, Biñan, Laguna (“SPML Land” or “Mortgagor”).

RECITALS:

WHEREAS, the Borrower has requested the Lender to provide the Loan described in this Mortgage Loan Agreement to finance the Borrower’s capital expenditures or working capital requirements, in each case in the Philippines;

WHEREAS, as part of the security for its full and prompt payment of the Loan and its faithful performance of all its other obligations, the Borrower has agreed, and has caused SPML Land to agree, to jointly constitute a mortgage in favor of the Lender over certain real property owned by SPML Land and chattel and other real property owned by the Borrower; and

WHEREAS, IFC is willing to provide such Loan upon the terms and conditions set forth in this Mortgage Loan Agreement.

WHEREFORE, IT IS AGREED as follows:

ARTICLE I

DEFINITIONS

Section 1.01.   Definitions.  Terms used in the Mortgage Loan Agreement shall, unless otherwise expressly defined in a Part, have the following meanings opposite them:

“Authority”
any national, supranational, regional or local government, or governmental, administrative, fiscal,, judicial or government-owned body, department, commission, authority, tribunal, agency or entity, or central bank (or any Person whether or not government-owned and howsoever constituted or called, that exercises the functions of the central bank);

“Business Day”	a day when banks are open for business in New York, New York or, solely for the purpose of determining any Interest Rate, London, England;

“Dollars” and “$”	the lawful currency of the United States of America;

“Lien”
any mortgage, pledge, charge, assignment, hypothecation, security interest, title retention, preferential right, trust arrangement, right of set-off, counterclaim or banker’s lien, privilege or priority of any kind having the effect of security, any designation of loss payees or beneficiaries or any similar arrangement under or with respect to any insurance policy or any preference of one creditor over another arising by operation of law;

“Loan Agreement”	the agreement entitled “Loan Agreement” and which constitutes Part 2 of the Mortgage Loan Agreement, entered into by and between the Borrower and IFC;

“Mortgage Agreement”
the agreement entitled “Mortgage Agreement” and  which constitutes Part 3 of the Mortgage Loan Agreement, entered into by and among the Borrower, SPML Land and IFC, and all Mortgage Supplements and any and all documents arising from the Mortgage Agreement, including any amendments or supplements to the foregoing;

“Person”
any natural person, corporation, company, partnership, firm, voluntary association, joint venture, trust, unincorporated organization, Authority or any other entity whether acting in an individual, fiduciary or other capacity;

“Philippines”	the Republic of the Philippines;

“Transaction Documents”	(a) the Mortgage Loan Agreement;

(b) the Guarantee Agreement;

(c) the Share Retention Agreement;

(d) the Subordination Agreement;

(e) the Security Documents;

(f) the Project Documents; and

(g) any other agreement or document which IFC and the Borrower agree is a “Transaction Document”;

“Taxes”	any present or future taxes, withholding obligations, duties and other charges of whatever nature levied by any Authority; and

“U.S.” or “United States”	the United States of America.

ARTICLE II

INTERPRETATION

Section 2.01.   Certain Terms.  Except as otherwise expressly provided herein, the rules of interpretation set forth in Section 6.07 (Interpretation) of the Loan Agreement shall apply herein, mutatis mutandis, as if set out in this General Agreement in full.  In addition, when used in an agreement comprising a Part of the Mortgage Loan Agreement:

(a)            a “party” shall be construed so as to include such party and any subsequent successors and permitted transferees in accordance with their respective interests;

(b)            a “Part” shall be construed as a reference to a Part of the Mortgage Loan Agreement;

(c)            “this Agreement”, “this Deed”, “hereunder”, “hereto” or “this Part” shall be construed as a reference to only that Part of the Mortgage Loan Agreement in which the reference is made and not to the Mortgage Loan Agreement or any other Part thereof;

(d)            a “Section”, “Clause”, “Annex” or “Schedule” shall be construed as a reference to the corresponding Section, Clause, Annex or Schedule (as the case may be) in the Part in which the reference is made (unless the context indicates otherwise); and

(e)            “parties hereto” or “parties to this Agreement” and similar references are shall mean references only to the parties to such agreement comprising such Part;

Section 2.02.   Agreements and Statutes.  Any reference in the Mortgage Loan Agreement to:

(a)            the Mortgage Loan Agreement or any other agreement or document shall be construed as a reference to the Mortgage Loan Agreement or, as the case may be, such other agreement or document as the same may have been, or may from time to time be, amended, varied, novated, or supplemented; and

(b)            a statute or treaty shall be construed as a reference to such statute or treaty as the same may have been, or may from time to time be, amended or, in the case of a statute, re-enacted.

Section 2.03.   Headings.  Section, Clause, Annex and Schedule headings are for ease of reference only.

ARTICLE III

BINDING EFFECT; SEVERABILITY

Section 3.01.   Binding Effect.  Each party to the Mortgage Loan Agreement is entering into the same for the purpose of binding it to the agreements in the applicable Parts to which it is a party.  Each Part of the Mortgage Loan Agreement shall be binding upon, inure to the benefit of, and be enforceable by only the parties described therein as parties thereto, assignees and transferees of such parties permitted under such Part, and not any other Person (even if such other Person may be party to the Mortgage Loan Agreement).

Section 3.02.   Benefit of Parts.  Each party executing this General Agreement acknowledges and agrees that:

(a)            it shall not be entitled (by way of third party beneficiary status or otherwise) to any of the benefits of, and shall have no rights to enforce, any of the provisions of the other Parts of the Mortgage Loan Agreement to which it is not a party, except to the extent expressly provided in such other Parts; and

(b)            each party to any Part of the Mortgage Loan Agreement shall be entitled to enforce such Part as a separate agreement, and the inclusion of such agreement as a Part herein shall in no way derogate from or impair such rights.

Section 3.03.   Severability.  Without limiting any similar provision of any other Transaction Document, if any provision of any Part of the Mortgage Loan Agreement is declared invalid or unenforceable by any lawful tribunal, then it shall be construed, to the extent feasible, to conform to legal requirements of that tribunal.  If no feasible interpretation would save such provision, it shall be severed from the remainder of such Part as though never included in such Part and the remaining provisions of such Part shall remain in full force and effect unless such invalidity or unenforceability causes substantial deviation from the underlying intent of the parties expressed in such Part.  In such a case the parties thereto shall replace the invalid or unenforceable provisions with a valid or enforceable provision which corresponds as far as possible to the spirit and purpose of the invalid or unenforceable provision.

ARTICLE IV

MISCELLANEOUS

Section 4.01.   Waivers and Amendments.  Neither this Part 1 nor any of its terms may be changed, waived, discharged, or terminated unless such change, waiver, discharge, or termination is in writing signed by each of the parties to this General Agreement.  Each other Part of the Mortgage Loan Agreement may be changed, waived, discharged, or terminated in accordance with the terms set out in such Part.

Section 4.02.   Counterparts.  The Mortgage Loan Agreement may be signed in any number of counterparts, all of which taken together shall be deemed to constitute one and the same document.

Section 4.03.   Waiver of notarization.  The parties hereto acknowledge and confirm that the notarization of the Mortgage Loan Agreement is intended solely for the purpose of complying with the requirements of the laws of the Republic of the Philippines with respect to the formalization of the Security granted under Part 3.

Section 4.04.   Effectiveness.  The Mortgage Loan Agreement shall be effective on the date that it is executed by all the parties hereto.  Each party hereto hereby confirms and acknowledges (a) the contemporaneous execution by the parties of the Mortgage Loan Agreement and each of the Parts included therein, for the purpose of providing the financings thereunder, and (b) that the Mortgage Loan Agreement and each of its Parts shall be part of a single integrated financing transaction.

Section 4.05.   Parts.  This Mortgage Loan Agreement shall be comprised of the following parts (each, a “Part”):

Part 1 – General Agreement;

 Part 2 – Loan Agreement; and

Part 3 – Mortgage Agreement.

IN WITNESS WHEREOF, the duly authorized signatories of the following parties have executed this Part 1 of this Mortgage Loan Agreement on May 6, 2010, in Taguig City, Philippines:

INTERNATIONAL FINANCE CORPORATION

By:	/s/ Jesse O. Ang

Name:	JESSE O. ANG
Title:	Resident Representative

SUNPOWER PHILIPPINES MANUFACTURING LTD.

By:	/s/ Gregory D. Reichow

Name:	GREGORY D. REICHOW
Title:	Attorney-in-Fact

SPML LAND, INC.

By:	/s/ Telesforo P. Alfelor

Name:	TELESFORO P. ALFELOR
Title:	President

PART 2

INVESTMENT NUMBER 27807

Loan Agreement

between

SUNPOWER PHILIPPINES MANUFACTURING LTD.

and

INTERNATIONAL FINANCE CORPORATION

Dated May 6, 2010

-ii-

ANNEX H	65

ACTION PLAN	65

ANNEX I	65

SPML LAND ACTION PLAN	65

SCHEDULE 1	68

FORM OF CERTIFICATE OF INCUMBENCY AND AUTHORITY	68

SCHEDULE 2	70

FORM OF REQUEST FOR DISBURSEMENT	70

SCHEDULE 3	72

FORM OF DISBURSEMENT RECEIPT	72

SCHEDULE 4	73

FORM OF LETTER TO BORROWER’S AUDITORS	73

SCHEDULE 5	74

INFORMATION TO BE INCLUDED IN ANNUAL REVIEW OF OPERATIONS	74

SCHEDULE 6	75

FORM OF SERVICE OF PROCESS LETTER	75

-iii-

LOAN AGREEMENT

LOAN AGREEMENT (this “Agreement”), dated May 6, 2010, between SUNPOWER PHILIPPINES MANUFACTURING LTD., a company organized and existing under the laws of the Cayman Islands, (the “Borrower”) and INTERNATIONAL FINANCE CORPORATION, an international organization established by Articles of Agreement among its member countries (“IFC”).

ARTICLE I

General

Section 1.01.   General.  This Agreement and the documents referred to herein, including the attached Annexes and Schedules, constitute the entire obligation of the Borrower and IFC.  Wherever used in this Agreement (including the Annexes and Schedules), unless the context otherwise requires, terms have the meaning as set out in Annex A.

ARTICLE II

The Loan

Section 2.01.   The Loan.  Subject to the terms and conditions of this Agreement, IFC agrees to lend to the Borrower, and the Borrower agrees to borrow, the Loan consisting of a principal amount of up to seventy-five million Dollars ($75,000,000) (the “Loan”).

Section 2.02.   Disbursement Procedure.  (a)  The Borrower may request Disbursements by delivering to IFC at least ten (10) Business Days before the proposed date of disbursement, a Disbursement request substantially in the form of Schedule 2.  Each Disbursement shall be made by IFC at a bank in New York, New York for further credit to the Borrower’s account at a bank in the Philippines, or any other place acceptable to IFC, all as specified by the Borrower in the relevant Disbursement request.  The first Disbursement shall be in an amount of not less than twenty million Dollars ($20,000,000) and each Disbursement thereafter (other than the last Disbursement) shall be in an amount of not less than ten million Dollars ($10,000,000).

(b)            The Borrower shall deliver to IFC a receipt substantially in the form of Schedule 3, within five (5) Business Days following each Disbursement.

(c)            IFC may, by notice to the Borrower, suspend the right of the Borrower to Disbursements or cancel the undisbursed portion of the Loan in whole or in part:  (i) if the first Disbursement has not been made by the one (1) year anniversary of the date of this Agreement;  (ii)  if any Event of Default has occurred and is continuing or if the Event of Default specified in Section 5.02 (e) (Events of Default) is, in the reasonable opinion of IFC, imminent;  (iii) if any event or condition has occurred which has or can reasonably be expected to have a Material Adverse Effect; or (iv) on or after the two-year anniversary of the date of this Agreement.  Upon any cancellation, the Borrower shall, subject to subsection (e) of this Section 2.02, pay to IFC all fees and other amounts accrued (whether or not then due and payable) under this Agreement up to the date of that cancellation.

(d)            The Borrower may, by notice to IFC, irrevocably request IFC to cancel the undisbursed portion of the Loan on the date specified in that notice (which shall be a date not earlier than thirty (30) days after the date of that notice) provided that, subject to subsection (e) of this Section 2.02, IFC has received all fees and other amounts accrued (whether or not then due and payable) under this Agreement up to such specified date.

(e)            In the case of partial cancellation of the Loan pursuant to subsection (c) or (d) of this Section 2.02, interest on the amount then outstanding of the Loan remains payable as provided in Section 2.03 (Interest).

(f)             Any portion of the Loan that is cancelled under this Section 2.02 may not be reinstated or disbursed.  Except as provided in Section 2.07 (Fees) and Section 2.13 (Expenses), no interest or fees shall accrue in respect of such portion of the Loan that is cancelled under this Section 2.02 (Disbursement Procedure).

Section 2.03.   Interest.  Subject to the provisions of Section 2.04 (Default Rate Interest), the Borrower shall pay interest on the Loan in accordance with this Section 2.03:

(a)            During each Interest Period, the Loan (or, with respect to the first Interest Period for each Disbursement, the amount of that Disbursement) shall bear interest at the applicable Interest Rate for that Interest Period.

(b)            Interest on any Disbursement or, as the case may be, on the Loan, shall accrue from day to day, be prorated on the basis of a 360 day year for the actual number of days in the relevant Interest Period and be payable in arrears on the Interest Payment Date immediately following the end of that Interest Period, provided that with respect to any Disbursement made less than fifteen (15) days before an Interest Payment Date, interest on that Disbursement shall be payable commencing on the second Interest Payment Date following the date of that Disbursement.

(c)            Subject to Sections 2.03 (e) and (f), the Interest Rate for any Interest Period shall be the rate which is the sum of:

(i)	the Spread; and

(ii)
LIBOR on the Interest Determination Date for that Interest Period for six (6) months (or, in the case of the first Interest Period for any Disbursement, for one (1) month, two (2) months, three (3) months or six (6) months, whichever period is closest to the duration of the relevant Interest Period (or, if two periods are equally close, the longer one)) rounded upward to the nearest three decimal places.

(d)            If, for any Interest Period, IFC cannot determine LIBOR by reference to the Reuters Service or any other service that displays BBA rates, IFC shall notify the Borrower and shall instead determine LIBOR:

(i)
on the second Business Day before the beginning of the relevant Interest Period by calculating the arithmetic mean (rounded upward to the nearest three decimal places) of the offered rates advised to IFC on or around 11:00 a.m., London time, for deposits in the Loan Currency and otherwise in accordance with Section 2.03 (c) (ii), by any four (4) major banks active in the Loan Currency in the London interbank market, selected by IFC; provided that if less than four quotations are received, IFC may rely on the quotations so received if not less than two (2); or

(ii)
if less than two (2) quotations are received from the banks in London in accordance with subsection (i) above, on the first day of the relevant Interest Period, by calculating the arithmetic mean (rounded upward to the nearest three decimal places) of the offered rates advised to IFC on or around 11:00 a.m., New York time, for loans in the Loan Currency and otherwise in accordance with Section 2.03 (c) (ii), by a major bank or banks in New York, New York selected by IFC.

(e)            Subject to any alternative basis agreed as contemplated by Section 2.03(f) below, if a Market Disruption Event occurs in relation to all or any part of the Loan for any Interest Period, IFC shall promptly notify the Borrower of such event and the relevant Interest Rate for that Interest Period shall be the rate which is the sum of:

(i)	the Spread; and

(ii)
either (A) the rate which expresses as a percentage rate per annum the cost to IFC (or the relevant Participant as notified to IFC as soon as practicable and in any event not later than the close of business on the first day of the relevant Interest Period) of funding the Loan or such Participation (as applicable) from whatever source it may reasonably select or (B) at the option of IFC (or any such Participant, as applicable), LIBOR for the relevant period as determined in accordance with Section 2.03 (c) (ii) above.

(f)	(i)
If a Market Disruption Event occurs in relation to all or any part of the Loan and the Borrower so requests, within 5 Business Days of the notification by IFC pursuant to Section 2.03 (e), IFC and the Borrower shall enter into good faith negotiations (for a period of not more than 30 days) with a view to agreeing a substitute basis for determining the rate of interest applicable to the Loan, or the relevant portion thereof.

(ii)            Any alternative basis agreed pursuant to sub-paragraph (i) above shall take effect in accordance with its terms and be binding on the Borrower and IFC.

(iii)           If agreement cannot be reached, the Borrower may prepay the relevant portion of the Loan in accordance with Section 2.06 (a) but without any prepayment premium.

(g)            On each Interest Determination Date for any Interest Period, IFC shall determine the Interest Rate applicable to that Interest Period and promptly notify the Borrower of that rate.

(h)            The determination by IFC, from time to time of the applicable Interest Rate shall be final and conclusive and bind the Borrower (unless the Borrower shows to IFC’s satisfaction that the determination involves manifest error).

Section 2.04.   Default Rate Interest.  Without limiting the remedies available to IFC under this Agreement or otherwise (and to the maximum extent permitted by applicable law), if the Borrower fails to make any payment of principal or interest (including interest payable pursuant to this Section) or any other payment provided for in Section 2.07 (Fees) when due as specified in this Agreement, the Borrower shall pay interest on the amount of that payment due and unpaid at the rate which shall be the sum of two per cent (2%) per annum and the Interest Rate in effect from time to time determined in accordance with Section 2.03 (Interest); and that interest shall accrue from the date on which payment of the relevant overdue amount became due until the date of actual payment of that amount (as well after as before judgment), and shall be payable on demand or, if not demanded, on each Interest Payment Date falling after any such overdue amount became due.

Section 2.05.   Repayment.  Subject to Section 2.14 (Business Day Adjustment), the Borrower shall repay the principal amount outstanding of each Disbursement in ten (10) equal installments on the ten (10) consecutive Interest Payment Dates beginning on the first Interest Payment Date to occur at least two (2) years after the date of such Disbursement.

Section 2.06.   Prepayment.  (a)  Without prejudice to Section 2.10 (Increased Costs), Section 2.03 (f) (iii), Section 2.12 (Taxes) and Section 2.15 (Illegality of Participation), the Borrower may prepay on any Interest Payment Date all or any part of the Loan on not less than thirty (30) days’ prior notice to IFC, but only if, simultaneously with the prepayment, the Borrower pays all accrued interest on the amount of the Loan to be prepaid, together with all amounts payable under Section 2.11 (Unwinding Costs), all amounts payable under Section 2.10 (Increased Costs) and a prepayment premium equal to one per cent (1%) of the amount to be prepaid.  Any partial prepayment shall (i) be in an amount of not less than ten million Dollars ($10,000,000) and (ii) applied to the remaining repayment installments of the Loan in inverse order of maturity.

(b)            Upon delivery of a notice in accordance with Section 2.06 (a), the Borrower shall make the prepayment in accordance with the terms of that notice.

(c)            Any principal amount of the Loan prepaid under this Agreement may not be re-borrowed.

Section 2.07.   Fees.  The Borrower shall pay to IFC:

(a)            a front-end fee equal to one per cent (1%) of the principal amount of each Disbursement, on the Business Day immediately preceding the date of such Disbursement, provided that, upon any cancellation of the undisbursed portion of the Loan pursuant to Section 2.02 (c) (Disbursement Procedures), the Borrower shall, on the date of such cancellation, pay to IFC a fee equal to one per cent (1%) of the amount so cancelled;

(b)            a commitment fee at the rate of one half of one per cent (½%) per annum on that part of the Loan that from time to time has not been disbursed or cancelled, beginning to accrue on the date of this Agreement and pro-rated on the basis of a 360-day year for the actual number of days elapsed; such commitment fee to be payable semi-annually in arrears on each Interest Payment Date, beginning on July 15, 2010; and

(c)            a portfolio supervision fee of ten thousand Dollars ($10,000) per annum, payable promptly upon receipt of a statement from IFC.

Section 2.08.   Currency and Place of Payment.  (a)  The Borrower shall pay all amounts due under this Agreement in the Loan Currency, in same day funds, to Citibank, N.A., 111 Wall Street, New York, New York, U.S.A., ABA#021000089, for credit to IFC’s account number *** unless a different account has been designated from time to time by IFC.

(b)            The payment obligations of the Borrower under this Agreement shall be discharged or satisfied only to the extent that (and as of the date when) IFC actually receives funds in the Loan Currency in the account referred to in subsection (a) above, notwithstanding the tender or payment (including by way of recovery under a judgment) of any amount in any currency other than the Loan Currency.  Accordingly, the Borrower shall, as a separate obligation or by way of indemnity, as the case may be, pay such additional amount as is necessary to enable IFC to receive, after conversion to the Loan Currency at a market rate and transfer to that account, the full amount due to IFC under this Agreement in the Loan Currency and in the account referred to in subsection (a) above.

Section 2.09.   Allocation of Partial Payments.  If IFC at any time receives less than the full amount then due and payable under this Agreement, IFC may allocate and apply the amount received as IFC in its sole discretion determines, notwithstanding any instruction of the Borrower to the contrary.

Section 2.10.   Increased Costs.  On each Interest Payment Date, the Borrower shall pay, in addition to interest, the amount which IFC from time to time notifies to the Borrower in an Increased Costs Certificate as being the aggregate Increased Costs of IFC and each Participant accrued and unpaid prior to that Interest Payment Date.

Section 2.11.   Unwinding Costs.  (a)  If IFC or any Participant incurs any cost, expense or loss as a result of the Borrower:

(i)	failing to borrow in accordance with a request for Disbursement made pursuant to Section 2.02 (Disbursement Procedure);

(ii)	failing to prepay in accordance with a notice of prepayment made pursuant to Section 2.06 (Prepayment);

*** CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

(iii)	prepaying all or any portion of the Loan on a date other than an Interest Payment Date; or

(iv)	after acceleration of the Loan, paying all or any portion of the Loan on a date other than an Interest Payment Date;

then the Borrower shall immediately pay to IFC the amount that IFC from time to time notifies to the Borrower as being the amount of those costs, expenses and losses incurred.

(b)            For the purposes of this Section, “costs, expenses and losses” include any premium, penalty or expense incurred to liquidate or obtain third party deposits, borrowings, hedges or swaps in order to make, maintain, fund or hedge all or any part of any Disbursement or prepayment of the Loan, or any payment of all or part of the Loan upon acceleration.

Section 2.12.   Taxes.  (a) The Borrower shall pay or cause to be paid all Taxes on or in connection with the payment of all amounts due under this Agreement, and make all payments under this Agreement without deducting any present or future Taxes whatsoever by whomsoever levied or imposed in connection with the payment of any amount under this Agreement; provided that, if the Borrower is prevented from making payments without deduction, the Borrower shall, in each case, pay to IFC an increased amount such that, after deduction, IFC receives the full amount it would have received had that payment been made without deduction.

(b)            Subsection (a) does not apply to Taxes which directly result from a Participant having its principal office in the Cayman Islands or the Philippines or maintaining a permanent office or establishment in the Cayman Islands or the Philippines, if and to the extent that such permanent office or establishment acquires the relevant Participation.

Section 2.13.   Expenses.  (a)  The Borrower shall pay, or reimburse IFC for any amount paid by IFC on account of, all Taxes (including stamp Taxes), duties, fees or other charges payable on or in connection with the execution, issue, delivery, registration or notarization of the Transaction Documents and any other documents related to them.

(b)            The Borrower shall pay to IFC or as IFC may direct, the fees and expenses of IFC’s counsel, accountants and consultants incurred in connection with:  (i) the preparation, review, execution, translation and, where appropriate, registration of the Transaction Documents and any other documents related to them; (ii) the preparation, administration and implementation by IFC of the investment provided for in this Agreement or otherwise in connection with any amendment, supplement or modification to, or consents or waiver under, any Transaction Document; (iii) the giving of any legal opinions required by IFC under this Agreement and any other Transaction Document; (iv) the occurrence of any Event of Default or Potential Event of Default; (v) the release of the Security following repayment in full of the Loan and (vi) costs of any environmental or social audits.

(c)            The Borrower shall pay to IFC, or as IFC may direct, the costs and expenses incurred by IFC in relation to efforts to enforce or protect its rights under any Transaction Document, or the exercise of its rights or powers consequent upon or arising out of the occurrence of any Event of Default or Potential Event of Default, including legal and other professional consultant’s fees.

Section 2.14.   Business Day Adjustment.  (a)  When an Interest Payment Date is not a Business Day, then such Interest Payment Date shall be automatically changed to the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

(b)            When the day on or by which a payment (other than a payment of principal or interest) is due to be made is not a Business Day, that payment shall be made on or by the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

Section 2.15.   Illegality of Participation.  If IFC has sold a Participation and after the date of this Agreement, any change made in any applicable law or regulation or official directive (or its interpretation or application by any Authority charged with its administration) (herein the "Relevant Change") makes it unlawful for the Participant acquiring that Participation to continue to maintain or to fund that Participation:

(a)            the Borrower shall, upon request by IFC (but subject to any applicable Authorization having been obtained), on the earlier of (x) the next Interest Payment Date and (y) the date that IFC advises the Borrower is the latest day permitted by the Relevant Change, prepay (without prepayment premium referred to in Section 2.06 (Prepayment)) in full that part of the Loan that IFC advises corresponds to that Participation; provided that, only with respect to any such prepayment required under clause (x) above, default interest under Section 2.04 (Default Rate Interest) shall not begin to accrue in respect of such prepayment amount if not paid when due until the tenth (10th) day after the Borrower receives such request for prepayment from IFC;

(b)            concurrently with the prepayment of the part of the Loan corresponding to the Participation affected by the Relevant Change, the Borrower shall pay all accrued interest, Increased Costs (if any) on that part of the Loan (and, if that prepayment is not made on an Interest Payment Date, any amount payable in respect of the prepayment under Section 2.11 (Unwinding Costs)), but without prepayment premium referred to in Section 2.06 (Prepayment); and

(c)            the Borrower agrees to take all reasonable steps to obtain, as quickly as possible after receipt of IFC’s request for prepayment, the Authorization referred to in Section 2.15 (a) if any such Authorization is then required.

Section 2.16.   Conditions of Disbursement.  (a)  IFC is not obligated to make the first Disbursement unless and until the following conditions have all been met:

(i)
all Transaction Documents, each in form and substance satisfactory to IFC, have been entered into by all parties to them and have become (or, as the case may be, remain) unconditional and fully effective in accordance with their respective terms, and IFC has received a copy of each of those agreements to which it is not a party;

(ii)	the Borrower has obtained, and provided to IFC copies of all Authorizations listed in Annex C, and such other Authorizations not listed in these Sections that may become necessary for the Loan, its Operations, the execution of, and performance under, this Agreement and each Transaction Document and the remittance to IFC of all monies payable with respect to the Transaction Documents; and all those Authorizations are in full force and effect;

(iii)
IFC has received legal opinions, each in form and substance satisfactory to it, from the Borrower’s and Guarantor’s counsel in the U.S., IFC’s counsel in the Philippines, counsel in the Cayman Islands acceptable to IFC and, if requested by IFC, Borrower’s counsel in the Philippines and IFC’s counsel in the U.S., covering such matters relating to the transactions contemplated by the Transaction Documents as IFC may reasonably request;

(iv)	the Borrower’s and each other Loan Party’s organizational documents are in form and substance satisfactory to IFC;

(v)
IFC has received the fees which Section 2.07 (Fees) requires to be paid before the date of the first Disbursement and all other amounts then due under this Agreement including but not limited to, reimbursement of all invoiced fees and expenses of IFC’s counsel, if IFC so requires;

(vi)
IFC has received from the Borrower, and only with respect to clause (A) below, from each other Loan Party, (A) a Certificate of Incumbency and Authority; and (B) a copy of a letter in the form attached as Schedule 4, authorizing its auditors to communicate directly with IFC and provide any information regarding the financial condition of the Borrower as IFC may from time to time request;

(vii)	the Borrower has delivered to IFC evidence, satisfactory to IFC, of the appointment of an agent for service of process for the Borrower and the Guarantor, each in the form of Schedule 6;

(viii)	the Security has been duly created, perfected and registered or delivered, as the case may be;

(ix)
IFC has received copies of all insurance policies required to be obtained pursuant to Section 4.01 (m) (Affirmative Covenants) and Annex D, and a certification of the Borrower’s insurers or insurance agents confirming that such policies are in full force and effect and all premiums then due and payable under those policies have been paid;

(x)	the Borrower and the Guarantor have agreed and documented the conversion of the Borrower’s outstanding inter-company accounts payables to the Guarantor into the Subordinated Promissory Note, on terms and conditions satisfactory to IFC;

(xi)	(A) the Borrower has delivered to IFC the S&EA and the Action Plan, each in form and substance acceptable to IFC, and (B) the Borrower and IFC have agreed on the form of Annual Monitoring Report;

(xii)
the Borrower has initiated a review of the (A) solid and hazardous materials and waste management practices (including training, handling, storage and emergency procedures) at its Operations, and (B) workplace air quality against relevant standards such as those established by the Occupational Safety and Health Act of 1970 (as amended) of the United States of America for exposure to industrial chemicals and vapor, by a qualified professional acceptable to IFC;

(xiii)
the Borrower has retained a consultant acceptable to IFC who has either established alternate discharge standards or confirmed the applicability of existing regulatory standards for (A) emissions to air and (B) discharge to surface water, based on assimilative capacity of ambient environment, with the terms of reference for the scope of work to be established in consultation with IFC;

(xiv)
IFC has received the audited 2009 financial statements for each of the Borrower and the Guarantor (or, if more recent financial statements of the Borrower or the Guarantor are available, such more recent financial statements), in each case, restated (if so required) following completion by the Guarantor of its investigation into its accounting entries and financial statements, which shall be in form and substance satisfactory to IFC;

(xv)	the Borrower has implemented accounting, management information and cost control systems in a manner satisfactory to IFC, and as required by and consistent with the Securities Laws;

(xvi)
the Borrower has established the Debt Service Reserve Account and provided IFC evidence satisfactory to IFC that the amount on deposit in the Debt Service Reserve Account is not less than the aggregate principal and interest due or expected to become due to IFC under this Agreement during the 6-month period commencing on the date of such Disbursement;

(xvii)	the Borrower has delivered to IFC a copy of a completed environmental and social impact assessment for its Operations, as approved by all relevant Authorities;

(xviii)	IFC has received a legal opinion from legal counsel acceptable to IFC and in form and substance satisfactory to IFC, with respect to the Debt Service Reserve Account Agreement; and

(xix)
IFC has received a duly executed amendment extending the term of that certain lease agreement between SPML Land, as lessor, and SPML, as lessee, in respect of the land and building located in Sta. Anastacia, Sto. Tomas, Batangas, Philippines.

(b)            IFC is not obligated to make any Disbursement unless and until the following conditions have all been met:

(i)	no Event of Default and no Potential Event of Default has occurred and is continuing;

(ii)	the proceeds of that Disbursement:

(A)
are, at the date of the relevant request, needed by the Borrower in connection with its capital expenditures and/or working capital requirements in the Philippines, or will be needed for such purpose within three (3) months of that date; and

(B)
are not in reimbursement of, or to be used for, expenditures in the territories of any country that is not a member of the World Bank or for goods produced in or services supplied from any such country;

(iii)	since the date of this Agreement nothing has occurred which has or could reasonably be expected to have a Material Adverse Effect;

(iv)	after giving effect to that Disbursement, the Borrower would not be in violation of:

(A)	its organizational documents;

(B)	any provision contained in any document to which the Borrower is a party (including this Agreement) or by which the Borrower is bound; or

(C)
any law, rule, regulation, Authorization or agreement or other document binding on the Borrower directly or indirectly limiting or otherwise restricting the Borrower’s borrowing power or authority or its ability to borrow;

(v)	IFC has received the request for disbursement referred to in Section 2.02 (Disbursement Procedure) and the Borrower’s

certifications set out in paragraph 3 of Schedule 2 are true and accurate;

(vi)
the Borrower has provided IFC evidence satisfactory to IFC that the amount on deposit in the Debt Service Reserve Account is not less than the aggregate principal and interest due or expected to become due to IFC under this Agreement during the 6-month period commencing on the date of such Disbursement, as notified by IFC to the Borrower;

(vii)
the representations and warranties made in Article III of this Agreement and in the other Transaction Documents are true and correct in all material respects on and as of the date of that Disbursement with the same effect as if those representations and warranties had been made on and as of the date of that Disbursement;

(viii)
IFC has received evidence satisfactory to IFC that, prior to such Disbursement, the Current Ratio of the Borrower (which, for the purpose of calculating the Current Ratio in this clause (viii), shall exclude (A) any intercompany payables and receivables between the Borrower and other Subsidiaries of the Guarantor and (B) and indebtedness under the Subordinated Promissory Note); is not less than 1.1 and, after giving effect to such Disbursement, the Prospective Debt Service Coverage Ratio of the Borrower would not be less than 1.5;

(ix)	the Borrower has implemented the S&E Management System diligently and in accordance with the timetable described in the Action Plan; and

(x)	IFC has received all amounts then due under this Agreement, including but not limited to all invoiced fees and expenses of IFC’s counsel.

ARTICLE III

Representations and Warranties

Section 3.01.   Representations and Warranties.  The Borrower represents and warrants that on the date of (x) this Agreement, (y) each Disbursement request and (z) each Disbursement:

(a)            it is duly incorporated and validly existing under the laws of the Cayman Islands and has the corporate power to own its assets, conduct its business as presently conducted and to enter into, and comply with its obligations under, this Agreement and the Transaction Documents to which it is or will be a party;

(b)            each Transaction Document to which the Borrower is a party has been duly authorized and executed by it and constitutes its valid and legally binding obligation, enforceable in accordance with its terms;

(c)            neither the making of any Transaction Document to which it is a party nor  the compliance with its terms will conflict with or result in a breach of any of the material terms, conditions or provisions of, or constitute a default or require any consent that has not been obtained under, any indenture, mortgage, agreement or other instrument or arrangement to which it is a party or by which it is bound, or violate any of the terms or provisions of its organizational documents or any Authorization, judgment, decree or order or any statute, rule or regulation applicable to it;

(d)            it has good and marketable title to all of the assets purported to be owned by it and possesses a valid leasehold interest in all assets which it purports to lease, in all cases free and clear of all Liens, and no contracts or arrangements, conditional or unconditional, exist for the creation by the Borrower of any Lien, except for the Security and as otherwise listed in Annex G;

(e)            the provisions of the Security Documents are effective to create, in favor of IFC, legal, valid and enforceable Liens on or in all of the assets covered by the Security;

(f)             all recordings and filings have been made in all public offices, all necessary consents obtained and all other action has been taken so that the Liens created by each Security Document constitute perfected Liens on the Security with the priority specified in the Security Documents;

(g)            all tax returns and reports of the Borrower and its Subsidiaries required by law to be filed have been duly filed and all Taxes, obligations, fees and other governmental charges, and non-governmental fees, dues, charges or levies, upon the Borrower or any of its Subsidiaries, or their respective properties, income or assets, which are due and payable or to be withheld, have been paid or withheld, other than those presently payable without penalty or interest, except those which (i) are being contested in good faith by appropriate proceedings being diligently conducted, (ii) for which adequate reserves have been provided for in the Borrower’s books, (iii) as to which Taxes no Liens have been filed and (iv) such contest effectively suspends the collection of the contested obligation and the enforcement of any Lien securing such obligations;

(h)            neither the Borrower nor any of its Subsidiaries is in breach or violation of any indenture, mortgage, agreement or other instrument or arrangement to which it is a party or by which it is bound, and no condition exists with respect to the Borrower, its Subsidiaries, or their respective property that, with notice or the passage of time, or both, has resulted or is reasonably likely to result in a breach or violation which could reasonably be expected to have a Material Adverse Effect;

(i)             to the best of the Borrower’s knowledge and belief after due inquiry, neither the Borrower nor any of its Subsidiaries is in violation of any statute or regulation of any Authority, and neither the Borrower nor any of its Subsidiaries is engaged in or threatened by any litigation, arbitration or administrative proceedings, the outcome of which could reasonably be expected to have a Material Adverse Effect; no judgment or order has been issued which has or may reasonably be expected to have a Material Adverse Effect;

(j)             to the best of the Borrower’s knowledge after due inquiry, the Authorizations specified in Annex C are all the Authorizations (other than Authorizations that are of a routine nature and are obtained in the ordinary course of business) needed by the Borrower to conduct its business, carry out its Operations and execute, and comply with its obligations under this Agreement and each of the other Transaction Documents to which it is a party and those Authorizations have all been obtained and are in full force and effect;

(k)            the Borrower is duly authorized and licensed to conduct business in the Philippines;

(l)             its charter documents have not been amended since May 22, 2003;

(m)           neither the Borrower nor any of its Subsidiaries nor any of their respective properties enjoys any right of immunity from set-off, suit, or execution with respect to their respective assets or their respective obligations under any Transaction Document;

(n)            since January 3, 2010, it has not (i) suffered any change that has a Material Adverse Effect, (ii) incurred losses or liabilities in excess of ten million Dollars ($10,000,000) in the aggregate, or (iii) undertaken or agreed to undertake any substantial obligation with a value in excess of ten million Dollars ($10,000,000);

(o)            it is not a party to, or committed to enter into, any contract which would or would be reasonably likely to have a Material Adverse Effect;

(p)            its financial statements for the period ending on January 3, 2010 have been prepared in accordance with the Accounting Standards, and give a true and fair view of its financial condition as of that date and the results of its operations during the period then ended;

(q)            there are no ongoing or, to the best knowledge of the Borrower after due inquiry, threatened strikes, slowdowns or works stoppages by employees of the Borrower or any of its Subsidiaries;

(r)             (i) to the best of the Borrower’s knowledge and belief after due inquiry, there are no material social or environmental risks or issues in respect of its Operations other than those identified in the S&EA; and (ii) neither it nor any of its Subsidiaries has received nor is it or any of its Subsidiaries aware of either (A) any existing or threatened complaint, order, directive, claim, citation or notice from any Authority or (B) any material written communication from any Person, in either case, concerning  the failure of its Operations to comply with any matter covered by the Performance Standards which failure has, or could be reasonably expected to have, a Material Adverse Effect or a material adverse impact on its Operations in accordance with the Performance Standards;

(s)            neither the Borrower, nor any of its Subsidiaries, nor the Guarantor, nor any of their respective Affiliates, nor any Person acting on its or any of their behalf, has committed or engaged in, with respect to any of their respective Operations or any transaction contemplated by this Agreement, any Sanctionable Practice;

(t)             the Power Agreement with NAPOCOR is in full force and effect and with such terms as previously disclosed to IFC;

(u)            by reason of the Borrower’s registration with the Philippine Economic Zone Authority, the Borrower is exempt from Philippine national, state or regional income taxes;

(v)            none of the representations and warranties in this Section omits any matter the omission of which makes any of them misleading in any material respect;

(w)           neither the Borrower nor any of its Subsidiaries nor any of its respective officers, directors, employees, agents or Affiliates, in each case acting on its or its Subsidiary’s behalf, has taken any action in connection with its Operations that violates the anti-graft laws of the Philippines, including the Anti-Graft and Corrupt Practices Act (Republic Act No. 3019) or any similar law of any other jurisdiction; and

(x)             neither the Borrower nor any of its Subsidiaries has entered into any transaction or engaged in any activity prohibited by any resolution of the United Nations Security Council under Chapter VII of the United Nations Charter.

Section 3.02.   IFC Reliance.  The Borrower acknowledges that it makes the representations and warranties in Section 3.01 (Representations and Warranties) with the intention of inducing IFC to enter into this Agreement and that IFC enters into this Agreement in full reliance on each of them.

ARTICLE IV

Covenants

Section 4.01.   Affirmative Covenants.  Unless IFC otherwise agrees, the Borrower shall:

(a)            maintain its corporate existence, comply with its organizational documents, and conduct its business and its Operations with due diligence and efficiency and in accordance with sound and standard solar industry and manufacturing, financial and business practices;

(b)            comply in all material respects with all applicable law, statutes, regulations and orders of, and all applicable restrictions imposed by, all Authorities in respect of its Operations and the ownership of its property (including applicable law, statutes, regulations, orders and restrictions relating to environmental standards and controls);

(c)            maintain an accounting and control system, management information system, and books of account and other records, which together adequately give a fair and true view the financial condition of the Borrower and the results of its operations in conformity with the Accounting Standards;

(d)            pay and discharge all Taxes, assessments and governmental charges or levies, and non-governmental fees, dues, charges or levies, imposed upon it or upon its income or profits or upon any properties belonging to it; provided that the Borrower shall not be required to pay any such Tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if it has maintained adequate reserves with respect thereto in accordance with the Accounting Principles;

(e)            maintain at all times Isla Lipana and Co. (an affiliate of PricewaterhouseCoopers LLP in the Philippines) or any other auditor that is affiliated with the Guarantor’s auditor, as the auditor of the Borrower and authorize such auditor in the form of Schedule 4 to communicate directly with IFC;

(f)             upon IFC’s request and with reasonable prior notice to the Borrower, permit representatives of IFC and CAO, during normal office hours, to (i) visit and inspect any of the premises where the business of the Borrower or any of its Subsidiaries is conducted and to have access to their books of account and records and to their employees, agents, contractors and subcontractors, and (ii) provide to IFC such other information as IFC from time to time requests about the Borrower or any of its Subsidiaries, their respective assets and their respective Operations, provided that (A) no such reasonable prior notice shall be necessary if an Event of Default or Potential Event of Default is continuing or if special circumstances so require and (B) in the case of the CAO, such access shall be for the purpose of carrying out the CAO’s role;

(g)            (i) obtain, renew, maintain in force, and comply with all Authorizations including the Authorizations set forth in Annex C which are material and necessary for the Borrower’s business and Operations and compliance by the Borrower with all its obligations under the Transaction Documents; (ii) renew or maintain in full force and effect all leasehold interest and lease agreements relating to the premises subject to the Security; and (iii) create, perfect, renew, maintain perfected and in force, and comply with the terms of, the Security;

(h)            apply the proceeds of the Loan to finance the Borrower’s capital expenditures or working capital requirements in the Philippines;

(i)             undertake its Operations in compliance with (i) the Action Plan, and (ii) the applicable requirements of the Performance Standards;

(j)             periodically review the form of Annual Monitoring Report and advise IFC as to whether revision of the form is necessary or appropriate in light of changes to the Borrower’s or its Subsidiaries’ business or Operations, or in light of environmental or social risks identified by the Borrower’s S&E Management System; and revise the form as agreed with IFC;

(k)            use all reasonable efforts to (i) implement the S&E Management System in accordance with the timetable specified in the Action Plan and (ii) ensure the continuing implementation and operation of the S&E Management System to assess and manage the social and environmental performance of the Borrower’s and its Subsidiaries’ Operations in a manner consistent with the Performance Standards;

(l)             maintain a control and monitoring plan to ensure performance in compliance with emission standards as described in the Action Plan.  The established standards shall also form the basis for revising the compliance and reporting requirements for emissions to the environment in the Annual Monitoring Report submitted to IFC;

(m)           (i) insure and keep insured with financially sound and reputable insurers and reinsurers, all its assets and business against all insurable losses, including the insurances specified in Annex D , with IFC (and any contractor during construction works) being named as additional named insured on all liability policies and as beneficiary or loss payee on those insurance policies relating to assets covered by the Security and business interruption; (ii) promptly notify the relevant insurer of all claims and IFC of any claim by the Borrower in excess of two million Dollars ($2,000,000) under the applicable policy; (iii) not terminate, cancel or materially change any insurance policy; and (iv) ensure that every insurance policy cannot expire or be cancelled, suspended, terminated or changed by the insurer or the Borrower for any reason (including failure to renew the policy or to pay the premium or any other amount) unless both IFC and the Borrower receive at least forty-five (45) days’ prior written notice;

(n)            maintain the Debt Service Reserve Account and ensure that the balance on deposit in the Debt Service Reserve Account is at all times sufficient to pay all principal and interest due to IFC under this Agreement for the next succeeding 6 months;

(o)            from time to time, execute, acknowledge and deliver or cause to be executed, acknowledged and delivered any and all further agreements, instruments, supplements or filings which may be required under any applicable law or as may reasonably be requested by IFC in order to grant, preserve, protect, perfect the validity or priority of, or maintain in full force and effect the Security, or for amending, supplementing, registering or re-registering the Security and, if necessary or if requested by IFC, ensure that the value of the Security is at all times twice the aggregate principal amount outstanding of the Loan; provided that, if the value of the Security is less than twice the aggregate principal amount outstanding of the Loan and if the Borrower has additional assets in the form of equipment in the Philippines, IFC may request, and the Borrower shall grant and perfect additional Security over such equipment that the Borrower owns as of the date of such request in order to meet such shortfall; and

(p)            adopt and implement, and cause SPML Land to likewise adopt and implement pro tanto, each action item set forth in the SPML Land Action Plan and deliver to IFC documentary evidence of the completion of such action within the applicable deadline set forth therein.

Section 4.02.   Negative Covenants.  Unless IFC otherwise agrees, the Borrower shall not:

(a)            declare or pay any dividend or make any cash distribution on its share capital (other than dividends or distributions payable in shares of the Borrower), or purchase, redeem or otherwise acquire any shares of the Borrower or any option over them or make a payment under any inter-company payable or subordinated Financial Debt (including shareholder loans) unless, after giving effect to any such action, no Event of Default or Potential Event of Default has occurred and is continuing;

(b)            incur any expenditures or commitments for expenditure for fixed or other non-current assets, other than those required for repairs, replacements and maintenance of essential satisfactory operating conditions (the “Capital Expenditures”), in an aggregate amount not exceeding the equivalent of ten million Dollars ($10,000,000) in any Financial Year, provided that, if the Borrower purchases a new solar cell manufacturing line or upgrades an existing solar cell manufacturing line, the limitation set forth above shall be increased to forty million Dollars ($40,000,000) in any Financial Year, and provided further, that, in calendar year 2010, the Borrower may incur Capital Expenditures in an aggregate amount not to exceed the equivalent of sixty-five million Dollars ($65,000,000);

(c)            incur or maintain any Financial Debt other than (i) the Loan, (ii) the Subordinated Promissory Note and (iii) other Financial Debt if, after the incurrence of any such other Financial Debt, the Borrower’s Peak Debt Service Coverage Ratio shall not be less than 1.5;

(d)            lease any property or equipment of any kind, except (i) Financial Leases to the extent (if any) permitted under subsection (c) above, and (ii) otherwise only to the extent the aggregate payments in respect of all such leases do not exceed the equivalent of five million Dollars ($5,000,000) in any Financial Year;

(e)            enter into or maintain any Derivative Transaction that are (i) speculative or (ii) outside what is normal, customary, prudent and in the ordinary course of business, including, in the case of clauses (i) and (ii) above, transactions to hedge foreign exchange, interest rate, commodity price and credit risks of the Borrower;

(f)             guarantee, assume or become obligated for any obligation of another Person, except with respect to the guarantee by the Borrower of the obligations of First Philec, which guaranteed amount shall not at any time exceed twenty-five million Dollars ($25,000,000) in the aggregate;

(g)            create or permit to exist any Lien (other than the Security) on any property, revenues or other assets, present or future, of the Borrower, except for:

(i)
any Tax or other Lien arising by operation of law while the obligation underlying that Lien is not yet due or, if due, is being contested in good faith by appropriate proceedings and so long as the Borrower has set aside adequate cash reserves sufficient to promptly pay in full any amounts that the Borrower may be ordered to pay on final determination of any such proceedings;

(ii)	Liens in existence on the date hereof which are listed, and the property subject thereto described, in Annex G, without giving effect to any extension or renewal thereof; and

(iii)	Liens on assets other than assets covered by the Security to secure Financial Debt permitted under Section 4.02 (c) (ii);

(h)            enter into any transaction except (i) with the Guarantor and wholly-owned Subsidiaries of the Guarantor in the ordinary course of business on ordinary commercial terms and

(ii) with any non-wholly owned Subsidiary of the Guarantor or any Affiliate (other than the Guarantor and wholly-owned Subsidiaries of the Guarantor) in the ordinary course of business on ordinary commercial terms and on the basis of arm’s length arrangements;

(i)             form or have any Subsidiary or joint ventures other than Subsidiaries or joint ventures existing as of the date hereof and any new Subsidiaries or joint ventures; provided that (i) the aggregate amount of all investments, loans and advances by the Borrower from and after the date hereof in or to all such Subsidiaries and joint ventures shall not exceed eight million Dollars ($8,000,000) in any Financial Year or twenty-five million Dollars ($25,000,000) in the aggregate and (ii) before and after giving effect to the formation of any new Subsidiary or joint venture (or any investment, loan or advance by the Borrower in or to such new Subsidiary or joint venture), no Event of Default or Potential Events of Default shall exist or be continuing;

(j)             make or permit to exist loans or advances to, or deposits (except bank deposits in the ordinary course of business and the Debt Service Reserve Account) with, other Persons or investments in any Person or enterprise other than the following:

(i)	the Borrower may make loans and advances to its Subsidiaries and to First Philec;

(ii)	the Borrower may make loans and advances to its officers and employees in the ordinary course of business;

(iii)
the Borrower may make advances in the form of a prepayment of expenses to vendors, suppliers and trade creditors, so long as such expenses were incurred in the ordinary course of business of the Borrower; and

(iv)	the Borrower may make loans and advances to the Guarantor or any wholly owned Subsidiary of the Guarantor;

provided that before and after giving effect to such loan or advance, no Event of Default or Potential Event of Default shall exist or be continuing; and provided further that the amount of such loans and advances specified in items (i) and (ii) above shall not exceed eight million Dollars ($8,000,000) in the aggregate;

(k)            change its organizational documents in any manner which would be inconsistent with the provisions of any Transaction Document, or change its Financial Year;

(l)             change in any material respect its business or its Operations;

(m)           undertake or permit any merger, spin-off, consolidation or reorganization; or sell, transfer, lease or otherwise dispose of all or a substantial part of its assets (other than inventory), whether in a single transaction or a series of transactions, related or otherwise;

(n)            (i) terminate, amend or grant any waiver with respect to any provision of any of the Transaction Documents or (ii) amend the Action Plan in any material respect;

(o)            prepay (whether voluntarily or involuntarily) or repurchase any Long-term Debt (other than the Loan) unless the Borrower gives IFC at least thirty (30) days’ advance notice of its intention to make the proposed prepayment and, if IFC so requires, contemporaneously makes a proportionate prepayment of the Loan in accordance with the provisions of Section 2.06 (Prepayment) (including any amounts due under Section 2.10 (Increase Costs) and Section 2.11 (Unwinding Costs)) except that there shall be no minimum amount, prepayment premium or advance notice period for that prepayment;

(p)            use the proceeds of any Disbursement in the territories of any country that is not a member of the World Bank or for reimbursements of expenditures in those territories or for goods produced in or services supplied from any such country;

(q)            engage in (and neither the Borrower nor any of its Subsidiaries shall authorize or permit any Affiliate or any other Person acting on its behalf to engage in) with respect to its Operations or any transaction contemplated by this Agreement, any Sanctionable Practices.  The Borrower further covenants that should IFC notify the Borrower of its concerns that there has been a violation of the provisions of this Section or of Section 3.01(s) of this Agreement, it shall cooperate, and it shall cause each relevant Subsidiary to cooperate, in good faith with IFC and its representatives in determining whether such a violation has occurred, and shall respond promptly and in reasonable detail to any notice from IFC, and shall furnish documentary support for such response upon IFC’s request;

(r)             engage, directly or indirectly, in any business other than the business engaged in by the Borrower and its Subsidiaries as of the date hereof and generally within the solar and other renewable (excluding nuclear) energy generation and management business, and businesses ancillary or complementary thereto; or engage in any business or own any significant assets or have any material liabilities relating to any Prohibited Activity;

(s)            enter into, nor allow its Subsidiaries to enter into, any transaction or engage in any activity prohibited by any resolution of the United Nations Security Council under Chapter VII of the United Nations Charter;

(t)             conduct business or enter into, nor allow its Subsidiaries to conduct business or enter into, any transaction with or transmit any funds through, a Shell Bank; or

(u)            amend or modify, or consent to the amendment or modification of, the Subordinated Promissory Note without IFC’s prior written consent.

Section 4.03.   Reporting Requirements.  Unless IFC otherwise agrees, the Borrower shall:

(a)            within ninety (90) days after the end of each Financial Year, deliver to IFC the corresponding Annual Monitoring Report, confirming compliance with the Action Plan, the social and environmental covenants set forth in Sections 4.01 (Affirmative Covenants) and 4.02 (Negative Covenants) and Applicable S&E Law, or, as the case may be, identifying any non-compliance or failure, and the actions being taken to remedy it;

(b)            within sixty (60) days after the end of each quarter of its Financial Year, deliver to IFC a copy of the financial statements for such quarter prepared in accordance with the Accounting Standards, certified by an officer of the Borrower, and a report on any factors that have or could reasonably be expected to have a Material Adverse Effect;

(c)            within one hundred and twenty (120) days after the end of each Financial Year, deliver to IFC copies of: (i) its complete annual financial statements for such Financial Year prepared in accordance with the Accounting Standards, together with its auditors’ audit report thereon, all in form satisfactory to IFC; (ii) a management letter and any other communication from its auditors commenting, inter alia, on the adequacy of the Borrower’s financial control procedures and accounting systems and management information system; and (iii) a report of its operations during that Financial Year in the form of, and addressing the topics listed in, Schedule 5;

(d)            within five (5) days after its occurrence, notify IFC of any social, labor, health and safety, security or environmental incident, accident or circumstance having, or which could reasonably be expected to have, a Material Adverse Effect or a material adverse impact on its or any of its Subsidiaries’ Operations in accordance with the Performance Standards, specifying in each case the nature of the incident, accident or circumstance and any effects resulting or likely to result therefrom, and the measures the Borrower or the relevant Subsidiary is taking or plans to take to address them and to prevent any future similar event; and keep IFC informed of the on-going implementation of those measures and plans;

(e)            as soon as available, deliver to IFC copies of (i) all notices, reports and other communications of the Borrower to its shareholders; and (ii) the minutes of all shareholders’ meetings;

(f)             promptly upon becoming aware of any litigation or administrative proceedings before any Authority or arbitral body which has or may reasonably be expected to have a Material Adverse Effect, notify IFC by facsimile specifying the nature of that litigation or proceedings and the steps the Borrower is taking or proposes to take with respect thereto;

(g)            promptly upon the occurrence of an Event of Default or Potential Event of Default, notify IFC by facsimile specifying the nature of that Event of Default or Potential Event of Default and any steps the Borrower is taking to remedy it;

(h)            promptly provide to IFC such information about the Borrower or its Subsidiaries, their respective assets and their respective Operations that IFC requests from time to time on behalf of any Participant for such Participant to satisfy requirements under applicable law and regulations, including those concerning anti-money laundering and combating the financing of terrorism (AML/CFT); and

(i)             promptly provide to IFC such other information as IFC from time to time reasonably requests about the Borrower, any of its Subsidiaries, their respective assets and their respective Operations.

ARTICLE V

Events of Default

Section 5.01.   Acceleration After Default.  If any Event of Default occurs and is continuing, IFC may, by notice to the Borrower, require the Borrower to repay the Loan immediately.  On receipt of any such notice, the Borrower shall immediately repay the Loan and pay all accrued interest on it, the prepayment premium specified in Section 2.07 (Prepayment) and any other amounts payable under this Agreement.  The Borrower waives any right that it might have to further notice, presentment, demand or protest with respect to that demand for immediate payment.

Section 5.02.   Events of Default  .  It shall be an Event of Default if:

(a)            the Borrower fails to pay when due any principal of or interest on the Loan and such failure continues for five (5) days;

(b)            the Borrower, the Guarantor or any of the Guarantor’s Subsidiaries fails to pay when due any part of the principal of, or interest on, any loan from IFC other than the Loan and any such failure continues for the relevant period of grace provided for in the agreement providing for that loan;

(c)            the Borrower or any party to a Transaction Document fails to comply with any of its obligations under this Agreement or any other Transaction Document or any other agreement between the Borrower and IFC (other than for the payment of principal of, or interest on, the Loan or any other loan from IFC to the Borrower) and such failure continues for a period of thirty (30) days after the earlier of (i) the date the Borrower becomes aware of such failure and (ii) the date IFC notifies the Borrower;

(d)            any representation or warranty made in Article III or any other Transaction Document in connection with the execution of, or any request (including a request for Disbursement) under, this Agreement or any other Transaction Document is found to be incorrect in any material respect;

(e)            any Authority condemns, nationalizes, seizes, expropriates or otherwise assumes custody or control of (i) all or any substantial part of the business, Operations, property, land or other assets of the Borrower or of its share capital, or (ii) at least thirty million Dollars ($30,000,000) in fair market value of the assets of the Borrower or Guarantor, or takes any action for the dissolution of the Borrower or any action that would prevent the Borrower or its officers from carrying on all or a substantial part of its business or Operations;

(f)            a court finds the Borrower bankrupt or insolvent, or approves as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Borrower under any applicable law, or appoints a receiver, liquidator, trustee, sequestrator (or similar official) of the Borrower or of any substantial part of its property or other assets, or orders the winding up or liquidation of its affairs or any petition is filed seeking any of the foregoing and is not dismissed within ninety (90) days; the Borrower itself institutes proceedings to be adjudicated bankrupt or insolvent, or consents to the institution of bankruptcy or insolvency proceedings against it, or files a petition or answer or consent seeking reorganization or relief under any applicable law, or consents to the filing of any such petition or to the appointment of a receiver, liquidator, trustee, sequestrator (or other similar official) of the Borrower or of any substantial part of its property, or makes a general assignment for the benefit of creditors, or admits in writing its inability to pay its debts generally as they become due; or any other event occurs which under any applicable law would have an effect similar to any of those events listed above in this subsection;

(g)            (i) the Borrower fails to make any payment in respect of or fails to perform any obligation under any agreement pursuant to which there is outstanding

(A)
any Financial Debt (other than the Loan) described in clause (i), (ii) or (vi) of the definition of “Financial Debt”, and any Financial Debt described in clause (viii) or (xii) of such definition which secures or guarantees or indemnifies any Financial Debt described in clause (i), (ii) or (vi) of such definition;

(B)
any Financial Debt (other than the Loan) described in clause (v) of the definition of “Financial Debt”, and any Financial Debt described in clause (viii) or (xii) of such definition which secures or guarantees or indemnifies any Financial Debt described in clause (v) of such definition, in an amount, individually or in the aggregate for all such non-payment and/or Financial Debt, in excess of five million Dollars ($5,000,000); or

(C)	any other Financial Debt (other than the Loan), in an amount, individually or in the aggregate for all such non-payment and/or Financial Debt, in excess of ten million Dollars ($10,000,000);

(provided that, with respect to clause (A), (B) or (C) above, such failure is other than due to administrative oversight or clerical error and if the holders of such Financial Debt have not yet exercised any rights or remedies with respect to such non payment or non performance), and

 (ii) any such failure continues for more than any applicable period of grace or any such Financial Debt becomes prematurely due and payable or is placed on demand;

(h)            any Transaction Document or any of its provisions for any reason ceases to be in full force and effect (or in the case of any Security Document, ceases to provide the security intended) or is repudiated or its validity or enforceability at any time is challenged by any Person unless such repudiation or challenge is withdrawn within thirty (30) days of IFC’s notice to the

Borrower, except that no such notice shall be required or, as the case may be, the notice period shall terminate if and when that repudiation or challenge becomes effective;

(i)             any Authorization necessary for the Borrower to comply with its obligations under any Transaction Document or to carry out its Operations for any reason ceases to be in full force and effect and is not restored or reinstated within thirty (30) days of notice by IFC to the Borrower;

(j)             (i) the Borrower fails to make any payment in respect of any of its Liabilities (other than the Loan or any Financial Debt) in an amount, individually or in the aggregate for all such non-payment and/or Liabilities, in excess of ten million Dollars ($10,000,000) or to perform any of its obligations under any agreement pursuant to which there is outstanding any Liability (other than the Loan or any Financial Debt) in an amount, individually or in the aggregate for all such non-payment and/or Liabilities, in excess of ten million Dollars ($10,000,000), and (ii) any such failure continues for more than any applicable period of grace or any such Liability becomes prematurely due and payable or is placed on demand;

(k)            a final judgment, order or arbitral award for the payment of money in excess of the equivalent of ten million Dollars ($10,000,000) is rendered against the Borrower or any of its properties and that judgment, order or arbitral award continues to be unsatisfied for a period of thirty (30) consecutive days;

(l)             any event described in Sections 5.02 (e), (f) or (g) above has occurred with respect to any other Loan Party or any of its property, assets or share capital; or

(m)           any Event of Default (as such term is defined in the Mortgage Agreement) has occurred.

Section 5.03.   Bankruptcy.  If the Borrower is liquidated or declared bankrupt, the Loan, all interest accrued on it and any other amounts payable under this Agreement will become immediately due and payable without any presentment, demand, protest or notice of any kind, all of which the Borrower waives.

ARTICLE VI

Miscellaneous

Section 6.01.   Saving of Rights.  (a)  The rights and remedies of IFC in relation to any misrepresentation or breach of warranty on the part of the Borrower shall not be prejudiced by any investigation by or on behalf of IFC into the affairs of the Borrower, by the execution or the performance of this Agreement or any Transaction Document or by any other act or thing by or on behalf of IFC which might, apart from this Section, prejudice such rights or remedies.

(b)            No course of dealing and no failure or delay by IFC in exercising any power, remedy, discretion, authority or other right under this Agreement or any other Transaction Document shall impair, or be construed to be a waiver of or an acquiescence in, that or any other power, remedy, discretion, authority or right under this Agreement or any other Transaction Document, or in any manner preclude its additional or future exercise.

Section 6.02.   Notices.  Any notice, request or other communication to be given or made under this Agreement to IFC or to the Borrower shall be in writing and (subject to Section 4.03 (f) and (g) (Reporting Requirements) and Section 6.04 (Applicable Laws and Jurisdiction)) shall be deemed to have been duly given or made when it is delivered by hand, airmail, established courier service or facsimile to the party to which it is required or permitted to be given or made at such party’s address specified below or at such other address as such party has from time to time designated by notice to the other party hereto, and shall be effective upon receipt.

For the Borrower:

SunPower Manufacturing Philippines Ltd.
c/o SunPower Corporation
Attn: Treasurer
3939 North First Street
San Jose, CA 95134

With a copy to:

SunPower Corporation
Attn: General Counsel
3939 North First Street
San Jose, CA 95134

Alternative address for communications by facsimile: 408-240-5400

For IFC:

International Finance Corporation
2121 Pennsylvania Ave., N.W.
Washington, D.C. 20433
United States of America

Facsimile:  (202) 974-4320
Attn:  Director, Global Manufacturing and Services Department

With a copy (in the case of communications relating to payments) sent to the attention of the Director, Department of Financial Operations, at:

Facsimile:  202-522-7419.

Section 6.03.   English Language.  All documents to be provided or communications to be given or made under this Agreement or any other Transaction Document shall be in English and, where the original version of any such document or communication is not in English, shall be accompanied by an English translation certified by an authorized representative to be a true and correct translation of the original.  IFC may, if it so requires, obtain an English translation of any document or communication received in any other language at the cost and expense of the Borrower; and in either case IFC may deem any such translation to be the governing version.

Section 6.04.   Applicable Law and Jurisdiction.  (a)  This Agreement shall be governed by and construed in accordance with the laws of the State of New York, United States of America.

(b)            For the exclusive benefit of IFC, the Borrower irrevocably agrees that any legal action, suit or proceeding arising out of or relating to this Agreement may be brought in any federal or state court located in the City and State of New York.  By the execution of this Agreement, the Borrower irrevocably submits to the non-exclusive jurisdiction of any such court (and of the appropriate appellate courts therefrom) in any such action, suit or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any action, suit or proceeding in any such court or that such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

(c)            The Borrower hereby irrevocably designates, appoints and empowers C T Corporation System, with offices currently located at 111 Eighth Avenue, New York, New York 10011, as its authorized agent solely to receive for and on its behalf service of any summons, complaint or other legal process in any action, suit or proceeding IFC may bring in the State of New York in respect of this Agreement.  The Borrower also irrevocably consents to the service of  process of summons, complaint and other legal process in any action, suit or proceeding being made out of federal and state courts located in the State of New York by mailing copies of the papers by registered United States air mail, postage prepaid, or by any other method of delivery specified in Section 6.02 (Notices), to the Borrower at its address specified pursuant to such Section, whether within or without the jurisdiction of any court, and the Borrower agrees that service of process on it as so specified shall be deemed effective service of process.

(d)            THE BORROWER HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(e)            The Borrower hereby explicitly and irrevocably waives any immunity it may have in respect of its obligations under this Agreement or any other Transaction Document to which it is a party, or its assets, under the laws of any jurisdiction, including laws purporting to grant sovereign immunity, to the fullest extent permitted now or in the future by the laws of such jurisdiction.

(f)             The Borrower hereby irrevocably waives, to the fullest extent now or in the future permitted under the laws of the jurisdiction in which the relevant court is located, the benefit of any provision of law requiring IFC in any action, suit or proceeding arising out of or in connection with this Agreement or any other Transaction Document to which the Borrower is a party to post security for the costs of the Borrower, or to post a bond or to take similar action.

Section 6.05.   Disclosure of Information.  IFC may, notwithstanding the terms of any other agreement between the Borrower and IFC, disclose any documents, records or information about any Transaction Document, or the assets, business or affairs, other than trade secrets (which trade secrets are permitted to be disclosed if an Event of Default or Potential Event of Default has occurred and is continuing, or pursuant to clauses (b) and (c)(iii) below), of the Borrower to (a) its outside counsel, auditors and rating agencies, (b) any Person who intends to purchase a Participation, and (c) any other Person as IFC may deem appropriate (i) in connection with the administration of the Loan, including for purposes of exercising any power, remedy, right, authority, or discretion relevant to any Transaction Document, (ii) in connection  with any proposed sale, transfer, assignment or other disposition of IFC’s rights as contemplated by Section 6.09 (Successors and Assignees), or (iii) to the extent requested by any governmental authority or representative thereof, or required by applicable law or pursuant to legal or judicial process; provided that IFC may not make any such disclosure to a competitor of the Borrower in the solar or other renewable energy generation and management industry unless IFC has requested the Borrower to prepay the Loan pursuant to Section 5.01 (Acceleration After Default) and the Borrower has not repaid the Loan and all other amounts due.

Section 6.06.   Financial Calculations.  (a)  All financial calculations to be made under, or for the purposes of, this Agreement and any other Transaction Document shall be made in accordance with the Accounting Standards and, except as otherwise required to conform to any provision of this Agreement, shall be calculated from the then most recently issued quarterly financial statements which the Guarantor is obligated to furnish to IFC under the Guarantee Agreement.

(b)            Where quarterly financial statements from the last quarter of a Financial Year are used for the purpose of making certain financial calculations then, at IFC’s option, those calculations may instead be made from the audited financial statements for such Financial Year.

(c)            If a financial calculation is to be made under or for the purposes of this Agreement or any other Transaction Document on a Consolidated Basis, that calculation shall be made by reference to the sum of all amounts of similar nature reported in the relevant financial statements of each of the entities whose accounts are to be consolidated with the accounts of the Guarantor or the Borrower plus or minus the consolidation adjustments customarily applied to avoid double counting of transactions among any of those entities, including, in the case of the Guarantor, the Borrower.

Section 6.07.   Interpretation.  In this Agreement, unless the context otherwise requires:

(a)            a reference to an Annex, Article, party, Schedule or Section is a reference to that Article or Section of, or that Annex, party or Schedule to, this Agreement;

(b)            words importing the singular include the plural and vice versa;

(c)            a reference to a document includes an amendment or supplement to, or replacement or novation of, that document but disregarding any amendment, supplement, replacement or novation made in breach of this Agreement; and

(d)            the words “include” or “including”, when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter.

Section 6.08.   Indemnification; No Consequential Damages. (a) The Borrower shall indemnify IFC and its officers, directors, employees, agents and representatives (each, an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities, and expenses (including fees, charges and disbursements of counsel) incurred by or asserted against any Indemnitee arising out of, in connection with, or related to (i) the execution, delivery or performance of any Transaction Document or any other agreement or instrument contemplated thereby or the consummation of the transactions contemplated hereby, (ii) the Loan or the use of proceeds thereof, (iii) non-compliance with any law or regulation, including any environmental law or regulation, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is party thereto; provided that such indemnity will not be available to any Indemnitee to the extent that such losses, claims, damages, liabilities or expenses resulted directly from such Indemnitee’s gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction.

(b)            To the maximum extent permitted by applicable law, the Borrower shall not assert, and hereby agrees to waive, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages arising out of, in connection with, or relating to, this Agreement or any agreement or instrument contemplated hereby, the Loan or the use of the proceeds thereof.

Section 6.09.   Successors and Assignees.  This Agreement binds and benefits the respective successors and assignees of the parties.  However, the Borrower may not assign or delegate any of its rights or obligations under this Agreement without the prior written consent of IFC.

Section 6.10.   Amendments, Waivers and Consents.  Any amendment or waiver of, or any consent given under, any provision of this Agreement shall be in writing and, in the case of an amendment, signed by the parties to this Agreement.

Section 6.11.   Counterparts.  This Agreement may be executed in several counterparts, each of which is an original, but all of which constitute one and the same agreement.

IN WITNESS WHEREOF, the duly authorized signatories of the following parties have executed this Part 2 of this Mortgage Loan Agreement on May 6, 2010, in Taguig City, Philippines.

SUNPOWER PHILIPPINES MANUFACTURING LTD.

By:	/s/ Gregory D. Reichow
Name:	GREGORY D. REICHOW
Title:	Attorney-in-Fact

INTERNATIONAL FINANCE CORPORATION

By:	/s/Jesse O. Ang
Name:	JESSE O. ANG
Title:	Resident Representative

ACKNOWLEDGMENT

REPUBLIC OF THE PHILIPPINES	)

TAGUIG CITY	) S.S.

BEFORE ME, a Notary Public for and in the above jurisdiction this 6th day of May, 2010 personally appeared the following individual/s, representing the respective corporation/s indicated below his/their names:

Name	Community Tax Certificate No. & Passport No.	Issued at/on

SunPower Philippines Manufacturing Ltd. represented by: Gregory D. Reichow

SPML Land, Inc. represented by:

International Finance Corporation represented by:

personally known to me or identified by me through competent evidence of identity to be the same person[s] who presented to me and signed in my presence Part 1 and Part 2 of this Mortgage Loan Agreement consisting of ____ pages, including this Acknowledgment Page, all of which were signed by them and their instrumental witnesses, and they represented that they executed this Agreement as their free and voluntary act and that they are duly authorized to sign for the corporations they respectively represent.

Parts 1 and 2 of this Mortgage Loan Agreement including the pages of this Acknowledgment and the Loan Agreement’s annexes and exhibits are signed by the parties hereto and their instrumental witnesses on the signature page and on the left margin of the other pages hereof.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my notarial seal this 6th day of May, 2010 at Taguig City, Philippines.

Doc No.
Page No.
Book No.
Series of 2010

ANNEX A

DEFINITIONS

Section 1.01   Definitions.  The definitions set forth in Article I of Part 1 of the Mortgage Loan Agreement shall apply herein, mutatis mutandis, as if set out in this Agreement in full.  Additionally, wherever used in this Agreement, the following terms have the meanings opposite them:

“Accounting Standards”
(i) International Financial Reporting Standards (IFRS) promulgated by the International Accounting Standards Board (“IASB”) (which include standards and interpretations approved by the IASB and International Accounting Standards issued under previous constitutions), together with its pronouncements thereon from time to time, and applied on a consistent basis, (ii) generally accepted accounting principles in the United States applied on a consistent basis, as applicable or (iii) Philippines Financial Reporting Standards, applied on a consistent basis;

“Action Plan”
the plan or plans developed by the Borrower, a copy of which is attached hereto as Annex H setting out specific social and environmental measures to be undertaken by the Borrower and its Subsidiaries to enable their respective Operations to comply with the Performance Standards, as such Action Plan may be amended or supplemented from time to time with IFC’s consent;

“Affiliate”
(i) First Philec and (ii) any Person directly or indirectly controlling, controlled by or under common control with, the Borrower (for purposes of this definition, “control” means the power to direct the management or policies of a Person, directly or indirectly, whether through the ownership of shares or other securities, by contract or otherwise, provided that the direct or indirect ownership of twenty per cent (20%) or more of the voting share capital of a Person is deemed to constitute control of that Person, and “controlling” and “controlled” have corresponding meanings);

“Annual Monitoring Report”
the annual monitoring report substantially in the form attached as Annex E hereto setting out the specific social, environmental and developmental impact information to be provided by the Borrower in respect of its and its Subsidiaries’ Operations as such form of Annual Monitoring Report may be amended or supplemented from time to time with IFC’s consent;

“Applicable S&E Law”
all applicable statutes, laws, ordinances, rules and regulations of the Cayman Islands and the Philippines, including licenses, permits or other governmental Authorizations setting standards concerning environmental, social, labor, health and safety or security risks of the type contemplated by the Performance Standards or imposing liability for the breach thereof;

“Authorization”	any license or approval (howsoever evidenced), registration, filing or exemption from, by or with any Authority, and all corporate, creditors’ and shareholders’ approvals or consents;

“Authorized Representative”
any natural person who is duly authorized by the Borrower to act on its behalf for the purposes specified in, and whose name and a specimen of whose signature appear on, the Certificate of Incumbency and Authority most recently delivered by the Borrower to IFC;

“Calculation Period”
for any calculation, a period of four consecutive quarters most recently ended prior to the event requiring the calculation for which financial statements should have been delivered to IFC pursuant to the terms and conditions hereof;

“CAO”	Compliance Advisor Ombudsman, the independent accountability mechanism for IFC that impartially responds to environmental and social concerns of affected communities and aims to enhance outcomes;

“Certificate of Incumbency and Authority”	a certificate provided to IFC by the Borrower in the form of Schedule 1;

“Coercive Practice”	the impairing or harming, or threatening to impair or harm, directly or indirectly, any party or the property of the party to influence improperly the actions of a party;

“Collusive Practice”	an arrangement between two or more parties designed to achieve an improper purpose, including to influence improperly the actions of another party;

“Consolidated” or	with respect to any Person (with respect to any financial

“Consolidated Basis”	statements to be provided, or any financial calculation to be made, under or for the purposes of this Agreement and any other Transaction Document) the method referred to in Section 6.06 (c) (Financial Calculations); and the entities whose accounts are to be consolidated with the accounts of such Person are all the Subsidiaries of such Person;

“Corrupt Practice”	the offering, giving, receiving or soliciting, directly or indirectly, of anything of value to influence improperly the actions of another party;

“Current Assets”
with respect to any Person, the aggregate of such Person’s cash, inventories, investments classified as “held for trading”, investments classified as “available for sale”, trade and other receivables realizable within one year, and prepaid expenses which are to be charged to income within one year;

“Current Liabilities”	with respect to any Person, the aggregate of all Liabilities of such Person falling due on demand or within one year (including the portion of Long-term Debt falling due within one year);

“Current Ratio”	with respect to any Person, the result obtained by dividing Current Assets (less prepaid expenses) by Current Liabilities, in each case, of such Person;

“Debt Service Reserve Account”	a debt service reserve cash account maintained by the Borrower with Wells Fargo Bank, National Association;

“Debt Service Reserve Account Agreement”	the agreement entitled “Debt Service Reserve Account Agreement” entered into or to be entered into among the Borrower, IFC and Wells Fargo Bank, National Association;

“Derivative Transaction”	any swap agreement, cap agreement, collar agreement, future contract, forward contract or similar arrangement with respect to interest rates, currencies or commodity prices;

“Disbursement”	any disbursement of the Loan;

“Event of Default”	any one of the events specified in Section 5.02 (Events of Default);

“Financial Debt”	of any Person, means any indebtedness of such Person for or in respect of:

(i) borrowed money;

(ii) the outstanding principal amount of any bonds,

debentures, notes, loan stock, commercial paper, acceptance credits, bills or promissory notes drawn, accepted, endorsed or issued by such Person;

(iii)          the deferred purchase price of assets or services (except trade accounts incurred and payable in the ordinary course of business to trade creditors within one hundred eighty (180) days of the date they are incurred and which are not overdue);

(iv)          non-contingent obligations of such Person to reimburse any other person for amounts payable by that person under a letter of credit or similar instrument (excluding any letter of credit or similar instrument issued for the account of such Person with respect to trade accounts incurred and payable in the ordinary course of business to trade creditors within ninety (90) days of the date they are incurred and which are not overdue);

(v) the amount of any obligation in respect of any Financial Lease;

(vi)          amounts raised under any other transaction having the financial effect of a borrowing and which would be classified as a borrowing (and not as an off-balance sheet financing) under the Accounting Standards;

(vii)         the amount of such Person’s obligations under derivative transactions entered into in connection with the protection against or benefit from fluctuation in any rate or price (but only the net amount owing by such Person after marking the relevant derivative transactions to market);

(viii) all indebtedness of the types described in the foregoing items secured by a Lien on any property owned by such Person, whether or not such indebtedness has been assumed by such Person;

(ix) all obligations of such Person to pay a specified purchase price for goods and services, whether or not delivered or accepted (i.e., take or pay or similar obligations);

(x) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, any liability of such Person under any sale and leaseback transactions that do not create a liability on the balance sheet of such Person, any obligation under a “synthetic lease” or any obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheet of such Person;

(xi) any premium payable on a redemption or replacement of any of the foregoing items; and

(xii) the amount of any obligation in respect of any guarantee or indemnity for any of the foregoing items incurred by any other Person;

“Financial Lease”	any lease or hire purchase contract which would, under the Accounting Standards, be treated as a finance or capital lease;

“Financial Year”
with respect to the Borrower or the Guarantor, the 52- or 53- week period commencing each year on the first Monday and ending on the following Sunday closest to December 31 or such other period as the Borrower or the Guarantor (as applicable) from time to time designates as its accounting year;

“First Philec”	First Philec Solar Corporation, a company organized under the laws of the Philippines;

“Fraudulent Practice”	any action or omission, including misrepresentation, that knowingly or recklessly misleads, or attempts to mislead, a party to obtain a financial benefit or to avoid an obligation;

“Guarantee Agreement”	the agreement entitled “Guarantee Agreement” entered or to be entered into between the Guarantor and IFC;

“Guarantor”	SunPower Corporation, a corporation organized under the laws of the State of Delaware;

“Increased Costs”
the amount certified in an Increased Costs Certificate to be the net incremental costs of, or reduction in return to, IFC, or any Participant in connection with the making or maintaining of the Loan or its Participation that result from:

(i) any change in any applicable law or regulation or directive (whether or not having force of law) or in its interpretation or application by any Authority charged with its administration; or

(ii) compliance with any request from, or requirement of, any central bank or other monetary or other Authority;

which, in either case, after the date of this Agreement:

(A)          imposes, modifies or makes applicable any reserve, special deposit or similar requirements against assets held by, or deposits with or for the account of, or loans made by, IFC or that Participant;

(B)          imposes a cost on IFC as a result of IFC having made the Loan or on that Participant as a result of that Participant having acquired its Participation or reduces the rate of return on the overall capital of IFC or that Participant that it would have achieved, had IFC not made the Loan or that Participant not acquired its Participation;

(C)          changes the basis of taxation on payments received by IFC in respect of the Loan or by that Participant with respect to its Participation (otherwise than by a change in taxation of the overall net income of IFC or that Participant imposed by the jurisdiction of its incorporation or in which it books its Participation or in any political subdivision of any such jurisdiction); or

(D)          imposes on IFC or on that Participant any other condition regarding the making or maintaining of the Loan or that Participant’s Participation in the Loan but excluding any incremental costs of making or maintaining a Participation that are a direct result of that Participant having its principal office in the Philippines or having or maintaining a permanent office or establishment in the Philippines, if and to the extent that permanent office or establishment acquires that Participation;

“Increased Costs Certificate”	a certificate provided from time to time by IFC (based on a certificate to IFC from any Participant) certifying:

(i) the circumstances giving rise to the Increased Costs;

(ii) that the costs of IFC or, as the case may be, the Participant, have increased or the rate of return of either of them has been reduced;

(iii) that, IFC or, as the case may be, the Participant has, in its opinion, exercised reasonable efforts to minimize or eliminate the relevant increase or reduction, and

(iv) the amount of Increased Costs;

“Interest Determination Date”	except as otherwise provided in Section 2.03 (d) (ii) (Interest), the second Business Day before the beginning of each Interest Period;

“Interest Payment Date”	January 15 and July 15 in each year;

“Interest Period”
each period of six (6) months in each case beginning on an Interest Payment Date and ending on the day immediately before the next following Interest Payment Date, except in the case of the first period applicable to each Disbursement when it means the period beginning on the date on which that Disbursement is made and ending on the day immediately before the next following Interest Payment Date;

“Interest Rate”	for any Interest Period, the rate at which interest is payable on the Loan (or any portion thereof) during that Interest Period, determined in accordance with Section 2.03 (Interest);

“Liabilities”	of any Person, means the aggregate of all obligations of such Person to pay or repay money, including:

(i) Financial Debt;

(ii)           the amount of all liabilities of such Person (actual or contingent) under any conditional sale or a transfer with recourse or obligation to repurchase, including by way of discount or factoring of book debts or receivables;

(iii) Taxes (including deferred taxes);

(iv)          trade accounts incurred and payable in the ordinary course of business to trade creditors within one hundred eighty (180) days of the date they are incurred and which are not overdue (including letters of credit or similar instruments issued for the account of such Person with respect to such trade accounts);

(v) accrued expenses, including wages and other amounts due to employees and other services providers;

(vi) the amount of all liabilities of such Person howsoever arising to redeem any of its shares; and

(vii)         to the extent (if any) not included in the definition of Financial Debt, the amount of all liabilities of any person to the extent such Person guarantees them or otherwise obligates itself to pay them;

“LIBOR”
the British Bankers’ Association (“BBA”) interbank offered rates for deposits in the Loan Currency which appear on the relevant page of the Reuters Service (currently page LIBOR01) or, if not available, on the relevant pages of any other service (such as Bloomberg Financial Markets Service) that displays such BBA rates; provided that if BBA for any reason ceases (whether permanently or temporarily) to publish interbank offered rates for deposits in the Loan Currency, “LIBOR” shall mean the rate determined pursuant to Section 2.03 (d) (Interest);

“Loan”	has the meaning set out in Section 2.01 (The Loan);

“Loan Party”	the Borrower, the Guarantor or SPML Land;

“Loan Currency”	Dollars;

“Long-term Debt”	Financial Debt whose final maturity falls due more than one year after the date it is incurred (including the current maturities thereof);

“Market Disruption Event”
before the close of business in London on the Interest Determination Date for the relevant Interest Period, the cost to IFC or Participants whose Participations in the Loan represent in the aggregate 30% or more of the outstanding principal amount of the Loan (as notified to IFC by such Participants), of funding the Loan or such Participations (as applicable) would be in excess of LIBOR;

“Material Adverse Effect”	with respect to any Loan Party (but in the case of SPML Land, only in respect of clauses (i), (iv) (v) and (vi) below), a material adverse effect on:

(i) such Person, its assets or properties;

(ii) such Person’s business prospects or financial condition;

(iii) the carrying on of such Person’s business or operations;

(iv) the ability of such Person to comply with its obligations under this Agreement, or under any other Transaction Document or Project Document to which it is a party;

(v) the rights, interests or remedies of IFC under or in connection with any of the Transaction Documents; or

(vi) the Security or IFC’s Lien on the Security or the priority of such Lien;

“NAPOCOR”	National Power Corporation, a government owned corporation, created by virtue of Republic Act No. 6395 of the Philippines;

“Net Income”
for any Financial Year, the excess (if any) of gross income over total expenses (provided that income taxes shall be treated as part of total expenses) appearing in the audited financial statements for such Financial Year;

“Non-Cash Items”
for any Financial Year, the net aggregate amount (which may be a positive or negative number) of all non-cash “income” (as a negative item) and non-cash “expense” (as a positive item) items which (under accrual accounting) were added or subtracted in calculating Net Income during that Financial Year; “Non-Cash Items” including equity earnings in Subsidiaries, asset revaluations, depreciation, amortization, deferred taxes and provisions for severance pay of staff and workers;

“Obstructive Practice”
(i) deliberately destroying, falsifying, altering or concealing of evidence material to the investigation or making of false statements to investigators, in order to materially impede a World Bank Group investigation into allegations of a Corrupt Practice, Fraudulent Practice, Coercive Practice or Collusive Practice, and/or threatening, harassing or intimidating any party to prevent it from disclosing its knowledge of matters relevant to the investigation or from pursuing the investigation, or (ii) acts intended to materially impede the exercise of IFC’s access to contractually required information in connection with a World Bank Group investigation into allegations of a Corrupt Practice, Fraudulent Practice, Coercive Practice or Collusive Practice;

“Operations”	the operations, activities and facilities of any Person and its Subsidiaries (including the design, construction, operation, maintenance, management and monitoring thereof, as applicable);

“Participant”	any Person who acquires a Participation in the Loan;

“Participation”
a participating interest in the Loan, or as the context requires, in any Disbursement (for the avoidance of doubt, a Participant is not a direct lender to the Borrower but only has a contractual relationship with IFC with respect to its participating interest in the Loan or any Disbursement);

“Peak Debt Service Coverage Ratio”	the ratio obtained by dividing:

(i)            the aggregate, for the Financial Year most recently ended prior to the relevant date of calculation for which audited financial statements are available, of the Borrower's (A) Net Income, (B) Non-Cash Items and (C) the amount of all payments that were due during that Financial Year on account of interest and other charges on Financial Debt (to the extent deducted from Net Income);

by

(ii)           the aggregate of (A) the highest aggregate amount, in any Financial Year after the Financial Year described in clause (i) above until the final scheduled maturity of the Loan, of all scheduled payments (including balloon payments) falling due on account of principal of Long-term Debt and interest and other charges on all Financial Debt and (B) without double counting any payment already counted in the preceding sub-clause (A), any payment required to be made to any debt service account in such Financial Year under the terms of any agreement providing for Financial Debt;

where, for the purposes of clause (ii) above:

(x)           subject to sub-clause (y), for the computation of interest payable during any period for which the applicable rate is not yet determined, that interest shall be computed at the rate in effect at the time of the relevant date of calculation; and

(y)           interest on Short-term Debt in such Financial Year shall be computed by reference to the aggregate amount of interest thereon paid during the Financial Year in which the relevant date of calculation falls up to the end of the period covered by the latest quarterly financial statements prepared by the Borrower multiplied by a factor of 4, 2 or 4/3 depending on whether the computation is made by reference to the financial statements for the first quarter, the first two quarters or the first three quarters, respectively;

“Performance Standards”	IFC’s Performance Standards on Social & Environmental Sustainability, dated April 30, 2006, copies of which have been delivered to and receipt of which has been acknowledged by the Borrower;

“Potential Event of Default”	any event or circumstance which would, with notice, lapse of time, the making of a determination or any combination thereof, become an Event of Default;

“Power Agreement with Napocor”
the National Power Corporation-Manila Electric Company Power Supply Contract for the power requirements of the Borrower and any agreements and supplements related thereto as approved by the Energy Regulatory Commission of the Philippines;

“Prohibited Activity”	an activity specified in Annex F;

“Project Documents”	(i) Solar Cell and Module Contract Manufacturing Agreement, dated January 1, 2004 between SPML and SPTL;

(ii) Solar Cell and Module Contract Manufacturing Agreement, dated January 1, 2005 between SPTL and SunPower Systems Sarl;

(iii) Supply Agreement, dated July 21, 2008 between SPML and SunPower Systems Sarl;

(iv) Amended and Restated Agreement to Share Costs and Risks of Intangibles Development dated January 5, 2009 among SunPower Corporation, SunPower Corporation, Systems and SunPower Technology, Ltd.;

(v) Power Agreement with Napocor;

(vi) Registration Agreement dated August 13, 2003 between Philippine Economic Zone Authority and SunPower Philippines Manufacturing Ltd. (Branch Office);

(vii) Supplemental Agreement dated October 11, 2006 between Philippine Economic Zone Authority and SunPower Philippines Manufacturing Ltd. (Branch Office); and

(viii) Supplemental Agreement dated May 30, 2007 Philippine Economic Zone Authority and SunPower Philippines Manufacturing Ltd. (Branch Office).

“Prospective Debt Service Coverage Ratio”	with respect to the Borrower or the Guarantor, the ratio obtained by dividing:

(i)            the aggregate, for the Financial Year most recently ended prior to the relevant date of calculation for which audited financial statements are available, of such Person’s (A) Net Income, (B) Non-Cash Items and (C) the amount of all payments that were due during that Financial Year on account of interest and other charges on Financial Debt (to the extent deducted from Net Income);

by

(ii)           the aggregate of (A) all scheduled payments (including balloon payments) that fall due during the Financial Year in which the relevant date of calculation falls on account of principal of Long-term Debt and interest and other charges on all Financial Debt and (B) without double counting any payment already counted in the preceding sub-clause (A), any payment made or required to be made to any debt service account under the terms of any agreement providing for Financial Debt;

where, for the purposes of clause (ii) above:

(x)            subject to sub-clause (y) below, for the computation of interest payable during any period for which the applicable rate is not yet determined, that interest shall be computed at the rate in effect at the time of the relevant date of calculation; and

(y) interest on Short-term Debt payable in the Financial Year in which the relevant date of calculation falls shall be computed by reference to the aggregate amount of interest thereon paid during that Financial Year up to the end of the period covered by the latest quarterly financial statements prepared by the Borrower multiplied by a factor of 4, 2 or 4/3 depending on whether the computation is made by reference to the financial statements for the first quarter, the first two quarters or the first three quarters, respectively;

“S&EA”	the social and environmental assessment prepared by the Borrower in respect of its and its Subsidiaries’ Operations in accordance with the Performance Standards;

“S&E Management System”	the Borrower’s social and environmental management system enabling it to identify, assess and manage risks relating to its and its Subsidiaries’ Operations on an ongoing basis;

“Sanctionable Practice”
any Corrupt Practice, Fraudulent Practice, Coercive Practice, Collusive Practice, or Obstructive Practice, as those terms are defined herein and interpreted in accordance with the Anti-Corruption Guidelines attached to this Agreement as Annex B;

“Securities Laws”
(i) the Securities Act of 1933,  (ii) the Securities Exchange Act of 1934, (iii) the Sarbanes-Oxley Act of 2002 and (iv) the applicable accounting and auditing principles, rules, standards and practices promulgated, approved or incorporated by the U.S. Securities and Exchange Commission or the Public Company Accounting Oversight Board, as each of the foregoing may be amended and in effect on any applicable date hereunder;

“Security”	the security created by or pursuant to the Security Documents to secure all amounts owing by the Borrower to IFC under this Agreement and the Security Documents;

“Security Documents”	the documents providing for the Security consisting of:

(i) the Debt Service Reserve Account Agreement;

(ii) the Mortgage Agreement; and

(iii) any other agreement or document which IFC and the Borrower agree is a “Security Document”;

“Share Retention Agreement”	the agreement entitled “Share Retention Agreement” entered or to be entered into among the Borrower, the Guarantor and

IFC;

“Shell Bank”	a bank incorporated in a jurisdiction in which it has no physical presence and which is not an Affiliate of a regulated (i) bank or (ii) financing group;

“Short-term Debt”	all Financial Debt other than Long-term Debt;

“SPML Land Action Plan”	the action plan relating to the corporate restructuring of SPML Land as set forth in Annex I hereto;

“Spread”	three per cent (3%) per annum;

“Subordinated Promissory Note”	the Revolving Promissory Note entered or to be entered into between the Borrower, as subordinated debtor, and the Guarantor, as subordinated creditor;

“Subordination Agreement”	the agreement entitled “Subordination Agreement” entered or to be entered into among the Borrower, the Guarantor and IFC;

“Subsidiary”	with respect to any Person, an Affiliate over 50% of whose capital is owned, directly or indirectly by such Person; and

“World Bank”	the International Bank for Reconstruction and Development, an international organization established by Articles of Agreement among its member countries.

ANNEX B

SANCTIONABLE PRACTICES

ANTI-CORRUPTION GUIDELINES FOR
IFC TRANSACTIONS

The purpose of these Guidelines is to clarify the meaning of the terms “Corrupt Practices”, “Fraudulent Practices”, “Coercive Practices”, “Collusive Practices” and “Obstructive Practices” in the context of IFC operations.

1.	Corrupt Practices

A “Corrupt Practice” is the offering, giving, receiving or soliciting, directly or indirectly, of anything of value to influence improperly the actions of another party.

Interpretation

A.
Corrupt practices are understood as kickbacks and bribery.  The conduct in question must involve the use of improper means (such as bribery) to violate or derogate a duty owed by the recipient in order for the payor to obtain an undue advantage or to avoid an obligation.  Antitrust, securities and other violations of law that are not of this nature are excluded from the definition of corrupt practices.

B.
It is acknowledged that foreign investment agreements, concessions and other types of contracts commonly require investors to make contributions for bona fide social development purposes or to provide funding for infrastructure unrelated to the project.  Similarly, investors are often required or expected to make contributions to bona fide local charities.  These practices are not viewed as Corrupt Practices for purposes of these definitions, so long as they are permitted under local law and fully disclosed in the payor’s books and records.  Similarly, an investor will not be held liable for corrupt or fraudulent practices committed by entities that administer bona fide social development funds or charitable contributions.

C.
In the context of conduct between private parties, the offering, giving, receiving or soliciting of corporate hospitality and gifts that are customary by internationally-accepted industry standards shall not constitute corrupt practices unless the action violates applicable law.

D.
Payment by private sector persons of the reasonable travel and entertainment expenses of public officials that are consistent with existing practice under relevant law and international conventions will not be viewed as Corrupt Practices.

E.
The World Bank Group does not condone facilitation payments.  For the purposes of implementation, the interpretation of “Corrupt Practices” relating to facilitation payments will take into account relevant law and international conventions pertaining to corruption.

2.	Fraudulent Practices

A “Fraudulent Practice” is any action or omission, including misrepresentation, that knowingly or recklessly misleads, or attempts to mislead, a party to obtain a financial benefit or to avoid an obligation.

Interpretation

A.
An action, omission, or misrepresentation will be regarded as made recklessly if it is made with reckless indifference as to whether it is true or false.  Mere inaccuracy in such information, committed through simple negligence, is not enough to constitute a “Fraudulent Practice” for purposes of this Agreement.

B.
Fraudulent Practices are intended to cover actions or omissions that are directed to or against a World Bank Group entity.  It also covers Fraudulent Practices directed to or against a World Bank Group member country in connection with the award or implementation of a government contract or concession in a project financed by the World Bank Group.  Frauds on other third parties are not condoned but are not specifically sanctioned in IFC, MIGA, or PRG operations.  Similarly, other illegal behavior is not condoned, but will not be considered as a Fraudulent Practice for purposes of this Agreement.

3.	Coercive Practices

A “Coercive Practice” is impairing or harming, or threatening to impair or harm, directly or indirectly, any party or the property of the party to influence improperly the actions of a party.

Interpretation

A.
Coercive Practices are actions undertaken for the purpose of bid rigging or in connection with public procurement or government contracting or in furtherance of a Corrupt Practice or a Fraudulent Practice.

B.
Coercive Practices are threatened or actual illegal actions such as personal injury or abduction, damage to property, or injury to legally recognizable interests, in order to obtain an undue advantage or to avoid an obligation.  It is not intended to cover hard bargaining, the exercise of legal or contractual remedies or litigation.

4.	Collusive Practices

A “Collusive Practice” is an arrangement between two or more parties designed to achieve an improper purpose, including to influence improperly the actions of another party.

Interpretation

Collusive Practices are actions undertaken for the purpose of bid rigging or in connection with public procurement or government contracting or in furtherance of a Corrupt Practice or a Fraudulent Practice.

5.	Obstructive Practices

An “Obstructive Practice” is (i) deliberately destroying, falsifying, altering or concealing of evidence material to the investigation or making of false statements to investigators, in order to materially impede a World Bank Group investigation into allegations of a corrupt, fraudulent, coercive or collusive practice, and/or threatening, harassing or intimidating any party to prevent it from disclosing its knowledge of matters relevant to the investigation or from pursuing the investigation, or (ii) acts intended to materially impede the exercise of IFC’s access to contractually required information in connection with a World Bank Group investigation into allegations of a corrupt, fraudulent, coercive or collusive practice  .

Interpretation

Any action legally or otherwise properly taken by a party to maintain or preserve its regulatory, legal or constitutional rights such as the attorney-client privilege, regardless of whether such action had the effect of impeding an investigation, does not constitute an Obstructive Practice.

General Interpretation

A person should not be liable for actions taken by unrelated third parties unless the first party participated in the prohibited act in question.

ANNEX C

AUTHORIZATIONS

(See Section 4.01 (g) of the Loan Agreement)

1.	Securities and Exchange Commission (SEC) Certificate of Registration of the Articles of Incorporation and By-Laws of the Borrower, as amended

2.	SEC Certificate of Registration of the Articles of Incorporation and By-Laws of SPML Land, as amended

3.	Philippine Economic Zone Authority (PEZA) Registration Agreements and Certificates of Registration, with amendments and supplements as applicable, for all production lines of the Borrower

4.	Bureau of Internal Revenue Registration of the Borrower, and all tax registrations, certificates of exemption, and authorizations, including importation licenses and clearances

5.	Business Permits issued by the Philippine Local Government Units where the operations of the Borrower are located

6.
Certificates of Title to the Premises (as defined in Part 3 of the Mortgage Loan Agreement) and all Real Assets (as defined in Part 3 of the Mortgage Loan Agreement) ,as applicable, issued by the Register of Deeds where such properties are located

7.	Certificates of Tax Declaration of Real Property over the Real Assets not otherwise covered by a Certificate of Title issued by the local government units where such properties are located

8.	Borrower’s Board authorization and approval of the Transaction Documents

9.	SPML Land’s Board authorization and approval of the Mortgage (to the extent of the mortgage of its land and building in Batangas)

10.	SPML Land’s Shareholder Approval of the Mortgage (to the extent that the mortgaged assets constitute all or substantially all of its assets)

11.	SunPower Corporation’s Board authorization and approval of the Transaction Documents (to the extent applicable to it)

12.	Certificate of Good Standing of the Borrower issued by the SEC and the Registrar of Companies in the Cayman Islands

13.	Certificate of Good Standing of the Guarantor issued by the Secretary of State of the State of Delaware

14.	Written consent from SPML Land for the Borrower to assign by way of security its leasehold rights to the buildings in Batangas

15.
Written waiver, consent, or confirmation from the Philippine Economic Zone Authority (PEZA) that the first lien constituted upon the Borrower’s real properties or personal properties existing or located inside the Special Economic Zones to answer for any outstanding obligations due and payable to the PEZA has been either waived or is not applicable to the Borrower or any of its assets

16.
A written authorization from PEZA acknowledging the Mortgage (as forming part of the Transaction Documents) and consenting to any transfer of the mortgaged equipment to the winning bidder in the event of a foreclosure sale under the Mortgage

17.	Written consent of each of Union Bank, N.A. and Wells Fargo Bank, National Association, approving and consenting to the Transaction Documents

18.	Entry into the Register of Mortgages and Charges of the Borrower in respect of the mortgages and charges created under the Transaction Documents.

ANNEX D

INSURANCE REQUIREMENTS

1.	CONSTRUCTION

a)	Construction All Risks, based on full contract value and including:

i)	Strike, Riots and Civil Commotion
ii)	Debris Removal
iii)	Extra Expenses
iv)	Extended Maintenance Period
v)	Third Party Liability

b)	Marine Cargo (including war) in respect of all critical shipments.

2.	OPERATIONAL PHASE

a)
Fire and named perils or Property All Risk, based on new replacement cost of assets (provided that with respect to earthquake coverage for the Philippines operations (i) a PML study be undertaken and completed no later than six months after the date of this Agreement by a competent surveyor engaged by the Borrower and acceptable to IFC; and (ii) after such study, the Borrower and IFC in consultation with each other both agree that such coverage is available on commercially reasonable terms. Only to the extent both IFC and the Borrower, each in their sole discretion, agree such earthquake cover is available on commercially reasonable terms will there be an obligation on the Borrower to include earthquake cover in its Property All Risk coverage.

b)	Machinery Breakdown

c)	Business Interruption

d)	Third Party Liability, including Products Liability

3.	AT ALL TIMES

All insurance required by applicable laws and regulations

ANNEX E

FORM OF ANNUAL MONITORING REPORT

[See next page]

International Finance Corporation

ENVIRONMENTAL AND SOCIAL PERFORMANCE
ANNUAL MONITORING REPORT (AMR)

Philippines

SunPower

Philippines
27807

Reporting Period: (0/year) through (month/year)

AMR COMPLETION DATE: (day/month/year)

Environment and Social Development Department
2121 Pennsylvania Avenue, NW
Washington, DC 20433 USA
www.ifc.org/enviro

INTRODUCTION

The Annual Monitoring Report

IFC’s Investment Agreement requires SunPower to prepare a comprehensive Annual Monitoring Report (AMR) for SunPower facilities and operations in the Philippines.  This document comprises IFC’s and SunPower’s agreed format for environmental and social performance reporting.  The AMR informs the Environment and Social Development Department about the environmental and social state of the investment.

Preparation Instructions

The following points should assist you in completing this form.  Please be descriptive in your responses and attach additional information as needed.

•	IFC’s Loan Agreement requires designated SunPower personnel to complete and submit annual environmental and social monitoring reports in compliance with the schedule stipulated in the Loan agreement.
•	SunPower must report qualitative and quantitative project performance data each year of the investment for the environmental and social monitoring parameters included in this report format.
•	The main purpose of completing this form is to provide the following information:

1.	Environmental and Social Management
2.	Occupational Health and Safety (OHS) Performance
3.	Significant Environmental and Social Events
4.	General Information and Feedback
5.	Sustainability of Project and Associated Operations
6.	Compliance with World Bank Group and local environmental requirements as specified in the Loan Agreement
7.	Compliance with World Bank Group and local social requirements as specified in the Loan Agreement
8.	Data Interpretation and Corrective Measures

Specialist Contact Information

If you have any questions regarding the AMR or wish to discuss completion of the AMR please contact the following Investment Officer or Portfolio Manager.

Investment	Name: Faheen Allibhoy	Portfolio	Name: Colin Warren
Officer		Manager
	Telephone Number: +1 (202) 458-4961		Telephone Number: +852-2509-8146

	Facsimile Number: +1 (202) 974-4392		Email: cwarren@ifc.org

Email: fallibhoy@ifc.org

1 ENVIRONMENTAL AND SOCIAL MANAGEMENT

1.1 AMR Preparer

To be completed by SunPower authorized representative	Name and Title: Phone: Fax: Email:
SunPower Information	SunPower office physical address: SunPower web page address:

I certify that the data contained in this AMR completely and accurately represents SunPower operations during this reporting period.  I further certify that analytical data summaries1 incorporated in Section 6 are based upon data collected and analyzed in a manner consistent with the IFC EHS Guidelines.

SunPower Employee Name	Signature

Name of Third Party Organization and	Signature
Representative Certifying This Document

1.2 Environmental Responsibility Chart

Please name the individuals in the company who hold responsibility for environmental and social performance (e.g. Environment Manager, Occupational Health and Safety Manager, Community Relations Manager) and give their contact information (Name, Address, Telephone Number, Fax Number, E-mail Address).

1.3 Summary of Current Operations

Describe any significant changes since the last report in the company or in day-to-day operations that may affect environmental and social performance.  Describe any management initiatives (e.g. ISO 14001, ISO 9001, OHSAS 18001, or equivalent Quality, Environmental and Occupational Health and Safety certifications).  Provide summary reports for each country where SunPower has operations, which should include:

_____________________________
1 Raw analytical data upon which summaries are based should not be submitted with this AMR but must be preserved by Arabesque and presented to IFC upon demand.

2 OCCUPATIONAL HEALTH AND SAFETY PERFORMANCE (OHS)

SunPower personnel are required to monitor, record, and report occupational health and safety incidents and workplace conditions throughout the reporting period.

2.1 Host Country Compliance

Please list any reports submitted to Host Country authorities, e.g. on OHS, fire and safety inspections, compliance monitoring, emergency exercises, as well as comments received and corrective actions taken.  Host Country authority monitoring and inspections with subsequent actions taken shall also be summarized and reported.  Provide summary reports for each country where SunPower has operations.

If any of the information requested in the AMR is contained in reports sent to Host Country authorities, please submit the applicable section of the report.

2.2 Workplace Monitoring

Please prepare an Occupational Health and Safety Monitoring Report.  Workplace monitoring must take place while SunPower facilities are in operation.  Please complete a workplace table for each monitoring station in your operations.

2.3 Incident Statistics Monitoring

Please report on incidents during the reporting year for SunPower.  Contractor employees are required to adhere to comparable occupational health and safety standards.  If SunPower uses contractor employees, please also report any contractor employee incidents.  Provide summary reports for each country where SunPower has operations.  Expand or shrink the tables as needed.

1.	Total Amounts
	This reporting period		Reporting period- 1 year ago		Reporting period- 2 years ago
Report TOTAL numbers for each parameter	SunPower employees	Contractor employees	SunPower employees	Contractor employees	SunPower employees	Contractor employees
Employees
Man-hours worked
Fatalities
Non-fatal injuries2
Lost workdays3
Vehicle collisions4
Incidence5

_____________________________
2 Incapacity to work for at least one full workday beyond the day on which the accident or illness occurred.
3 Lost workdays are the number of workdays (consecutive or not) beyond the date of injury or onset of illness that the employee was away from work or limited to restricted work activity because of an occupational injury or illness.
4 Vehicle Collision: When a vehicle (device used to transport people or things) collides (comes together with violent force) with another vehicle or inanimate or animate object(s) and results in injury (other than the need for First Aid) or death.
5 Calculate incidence using the following equation: incidence= total lost workdays/ 100,000 man-hours worked.
Use the total lost workdays to calculate the incidence for this reporting period, reporting periods 1 year ago and 2 years ago, as required above.

2. Fatality details for this reporting period
SunPower employees or contractor employees?	Time of death after accident (e.g. immediate, within a month, within a year)	Cause of fatality	Corrective measures to prevent reoccurrence

3. Non-fatal injuries details for this reporting period
SunPower employees or contractor employees?	Total workdays lost	Description of injury	Cause of accident	Corrective measures to prevent reoccurrence

4. Vehicle collision details for this reporting period
SunPower employees or contractor employees?	Cause of collision	Corrective measures to prevent reoccurrence

5.	Training6 for this reporting period
SunPower employees or contractor employees?	Description of training	Number of employees that attended

_____________________________
6 SunPower personnel should be trained in environmental, health and safety matters including accident prevention, safe lifting practices, the use of Material Safety Data Sheets (MSDS), safe chemical handling practices, proper control and maintenance of equipment and facilities, emergency response, personal protective equipment (PEP), emergency response, etc.

2.4 Life and Fire Safety

Please complete the following table for SunPower’s operations.  Provide summary reports for each country where SunPower has operations.

SunPower Fire Safety Verification Activities	Mandatory Frequency	Date(s) Performed	Observed Deficiencies7	Corrective Actions and Schedule For Implementation8
Fire Drills	Minimum: three (3)/year
Inspect and certify fire detection and suppression electrical and mechanical systems.	Minimum: one (1)/year
Inspect, refill/recharge portable fire extinguisher	Minimum: two (2) inspections/ year

2.5 Significant OHS Events

If applicable, please explain any significant Occupational Health and Safety events not covered in the above OHS tables.  The report could include proposed revision of the OHS Management System (if applicable), revised quantitative objectives, action plans for technical improvements, and planned training activities.  Provide summary reports for each country where SunPower has operations.

_____________________________
7 Attach additional sheets as needed to fully describe observed deficiencies.
8 Attach additional sheets as needed to fully describe corrective actions and implementation.

3 SIGNIFICANT ENVIRONMENTAL AND SOCIAL EVENTS

SunPower personnel are required to report all environmental and social events9 that may have caused damage; caused health problems; attracted the attention of outside parties; affected project labor or adjacent populations; affected cultural property; or created SunPower and/or SunPower liabilities.

Attach photographs, plot plans, newspaper articles and all relevant supporting information that IFC will need to be completely familiar with the incident and associated environmental and social issues.

Please report on the following topics, expanding or collapsing the table where needed.

Date of event	Event description	Affected people/environment	Reports sent to IFC and/or local regulatory agencies	Corrective actions (including cost and time schedule for implementation)

_____________________________
9 Examples of significant incidents follow.  Chemical and/or hydrocarbon materials spills; fire, explosion or unplanned releases; industrial injuries; fatalities including transportation; ecological damage/destruction; local population disruption; disruption of emissions or effluent treatment; legal/administrative notice of violation; penalties, fines, or increase in pollution charges; negative media attention; chance cultural finds; labor unrest or disputes.

4 GENERAL INFORMATION AND FEEDBACK

Provide any additional information including the following:

1.	Describe print or broadcast media attention given to SunPower during this reporting period related to Environmental, Social or Health and Safety performance of the company.

2.	Describe interactions with non-governmental organizations (NGOs) or public scrutiny of SunPower.

3.
Describe any SunPower public relations efforts in the context of communicating environmental and social aspects to external interested parties (e.g. establishment of a web page, hiring of community liaison officer, etc.).

5 SUSTAINABILITY OF PROJECT AND ASSOCIATED OPERATIONS

IFC has developed a framework to help assess the development impacts of our investments.  Many of our projects take on initiatives, develop processes, or install equipment that exceeds IFC’s environmental and social requirements.  This framework permits us to rate project performance in various areas.  Over the past year, has Project Sponsor made changes to operations or participated in any efforts that have impacted Project Sponsor’s organization in the following areas?

❑	Implemented an environmental and social management system (if not already established)
❑	Published an environment/sustainability or a corporate social responsibility report (please send copy or provide web link)
❑	Established formal and regular consultation with local community and other stakeholders
❑	Decreased use of resources, increased emission controls, or increased by-product recycling
❑	Marketing of products or services that are specifically environmentally friendly
❑	Worked to improve local supplier relationships or provided technical assistance to suppliers
❑	Programs to benefit the local community
❑	Employee programs - training, health, safety

If so, please offer details so we can assess your performance beyond our compliance criteria.

6 REPORTS TO ILLUSTRATE COMPLIANCE WITH ESAP, IFC PERFORMANCE STANDARDS AND IFC EHS GUIDELINES AND HOST COUNTRY REGULATIONS

▪
Emissions Monitoring – Emission Control, Monitoring and Reporting requirements will be established after completion of the study as per agreed Environment and Social Action Plan (ESAP).  At a minimum SunPower is required to report on compliance with applicable Philippine regulatory requirements and applicable IFC guideline standards shown in Tables 1 and 2 shown below.

▪
Solid and Hazardous Waste Management – Monitor generation and disposal of solid and hazardous waste from each of SunPower’s operating facilities in relation to host country requirements and IFC/WBG environmental guidelines and report the results of each.  Include summaries listing vendors used, quantities, cost and location of disposal.  For areas of non-compliance, indicate corrective actions to be taken.

▪
Community Engagement – Provide brief descriptions of any public consultation and disclosure activities with local communities and other stakeholders conducted (including that done in coordination with government authorities) at various facilities over the reporting period.  Report on any SunPower programs intended to benefit the local communities.

▪	Status report on implementation of the Environmental and Social Action Plan (ESAP)

ANNEX F

PROHIBITED ACTIVITIES

•	Production or activities involving harmful or exploitative forms of force labor and/or harmful child labor.

•	Production or trade in any product or activity deemed illegal under host country laws or regulations or international conventions and agreements.

•	Production or trade in weapons and munitions.

•	Production or trade in alcoholic beverages (excluding beer and wine).

•	Production or trade in tobacco.

•	Gambling, casinos and equivalent enterprises.

•	Trade in wildlife or wildlife products regulated under Convention on International Trade in Endangered Species of Wild Fauna and Flora.

•	Production or trade in radioactive materials.

•	Production or trade in or use of unbonded asbestos fibers.

•	Commercial logging operations or the purchase of logging equipment for use in primary tropical moist forest (prohibited by the Forestry policy).

•	Production or trade in products containing PCBs.

•	Production or trade in pharmaceuticals subject to international phase outs or bans.

•	Production or trade in pesticides/herbicides subject to international phase out.

•	Production or trade in ozone depleting substances subject to international phase out.

•	Drift net fishing in the marine environment using nets in excess of 2.5 km in length.

•	Knowingly provide or permit to be provided any product or services (or any text, pictures, graphics, sound, video, or other data in connection with any services) that:

(i)	infringe on any third party’s copyright, patent, trademark, trade secret or other proprietary rights or rights or publicity of privacy;

ANNEX F

(ii)	violate any law, statute, ordinance or regulation (including, without limitation, the laws and regulations governing export control);

(iii)	are defamatory, trade libelous, unlawfully threatening or harassing;

(iv)	are obscene or pornographic or contain child pornography;

(v)	violate any laws regarding competition, privacy, anti-discrimination or false advertising; or

(vi)
contain any viruses, Trojan horses, worms, time-bombs, cancel bots or other computer routines that are intended to damage, detrimentally interfere with, surreptitiously intercept or expropriate any system, data or personal information

ANNEX G

EXISTING LIENS

- Chattel mortgage dated September 26, 2008 granted by the Borrower to NorSun AS.

ANNEX H

ACTION PLAN
	Action	Deliverable	Implementation Date
Labor and Working Conditions
1.	Review of Compliance of Workplace Safety

Review (a) solid and hazardous materials and waste management practices (training, handling, storage and emergency procedures) at its operations, and (b) workplace air quality against relevant standards such as those established by OSHA for exposure to industrial chemicals and vapor, and implement remedial action as necessary.  Specific milestones are:
Documentary Evidence Review Report and Recommendation w/schedule for implementation
	(i) Initiate review by qualified professional and complete in 30 days		(i) COD10
	(ii) Action plan for implementation of any remedial measures.		(ii) LS11+ 30 days
Pollution Prevention and Abatement
2.	Emission Standards

Consistent with IFC Environmental Health and Safety Guidelines, establish emission standards for (a) all liquid effluents (process wastewater, stormwater, utilities, etc. and (b) air emissions.  Specific requirements are:
Documentary Evidence

(i)            Retain consultant to establish / confirm applicability of existing regulatory standards for (a) emissions to air and (b) discharge to surface water – based on assimilative capacity of ambient environment from cumulative impact.  Terms of Reference for consultant to be established in consultation with IFC.

		(i) Cumulative Impact Assessment (CIA) from LLDA12 confirming use of CIA for establishment of permit parameters/levels for emissions. Or	(i) COD (ii) LS+180 days
(ii) Agree with IFC on implementation schedule and resource allocation for any remedial measures that may be required.

_____________________________
10 COD – Condition of Disbursement

11 LS – Loan Signature

12 Laguna Lake Development Authority

3.	GHG Emissions

SunPower will monitor and quantify GHG emissions annually in accordance with internationally recognized methodologies.  Specifically, SunPower will:
(i)            Evaluate technically and financially feasible and cost-effective options to reduce or offset project-related GHG emissions during the design and operation of the project.

(ii)           Develop an implementation plan based on assessment.
		(i) Contract with consultant Alternatives Assessment Report and Schedule	(i) and (ii) LS+180 days

ANNEX I

SPML Land Action Plan

Action	Deadline
A. Organize the retirement fund which qualifies as a Philippine national	Within 4 weeks of the date of the Mortgage Loan Agreement
B. Obtain tax-exempt status for the retirement fund	Within 3 months of the date of the Mortgage Loan Agreement
C.    Revise capital and ownership structure of SPML Land to achieve the following:

(i)    increase equity capitalization level based on a total debt-to-equity ratio of 4:1.

(ii)   increase Filipino stake in the equity capitalization, not only in terms of number of shares but also in par value of shares, based on a Filipino-to-foreigner-shareholder ratio of 60:40.

The revised capital and ownership structure specified in this Item C is subject to acceptance by IFC and shall include delivery to IFC of (1) the resolutions of SMPL Land’s Board of Directors and shareholders approving such restructuring and (2) approval by the Philippine Securities and Exchange Commision of the amendment to the Articles of Incorporation of SPML Land.

Within 5 months of the date of the Mortgage Loan Agreement
D. Transfer Filipino shares to and in the name of the retirement fund	Within 5 months of the date of the Mortgage Loan Agreement

SCHEDULE 1

FORM OF CERTIFICATE OF INCUMBENCY AND AUTHORITY

[LETTERHEAD OF THE BORROWER]

[Date]

International Finance Corporation
2121 Pennsylvania Ave., N.W.
Washington, D.C. 20433
United States of America
Attention:  Director, Global Manufacturing & Services Group

Ladies and Gentlemen:

Certificate of Incumbency and Authority

With reference to the Loan Agreement between us, dated May 6th, 2010 (the “Loan Agreement”), I the undersigned [Chairman/ Director] of SunPower Philippines Manufacturing Ltd. (the “Borrower”) duly authorized to do so, hereby certify that the following are the names, offices and true specimen signatures of the persons [each] [any two] of whom are and will continue to be (until you receive authorized written notice from the Borrower that they, or any of them, no longer continue to be) authorized:

(a)           to sign on behalf of the Borrower the request for the disbursement of funds provided for in the Loan Agreement and such other certificates, requests and documents required or permitted to be made thereunder on behalf of the Borrower; and

(b)           to take, in the name of the Borrower, any other action required or permitted to be taken, done, signed or executed under the Loan Agreement or any other agreement to which IFC and the Borrower may be parties:

Name*	Office	Specimen Signature

You may assume that any such person continues to be so authorized until you receive written notice from an Authorized Representative of the Borrower that they, or any of them, is no longer so authorized.

_____________________________
*   As many, or as few, names may be included as the Borrower shall desire.

SCHEDULE 1

Yours truly,

SUNPOWER PHILIPPINES MANUFACTURING LTD.

By
[Chairman / Director]

SCHEDULE 2

FORM OF REQUEST FOR DISBURSEMENT

[LETTERHEAD OF THE BORROWER]

[Date]

International Finance Corporation
2121 Pennsylvania Ave., N.W.
Washington, D.C. 20433
United States of America

Ladies and Gentlemen:

Re:  Investment No. 27807
Request for Loan Disbursement No. [__]

1.              Please refer to the Loan Agreement dated May 6, 2010 (the “Loan Agreement”) between SunPower Philippines Manufacturing Ltd. (the “Borrower”) and International Finance Corporation (“IFC”).  All terms defined in the Loan Agreement shall bear the same meanings herein.

2.              The Borrower hereby requests the disbursement on _________ (or as soon as practicable thereafter) of the amount of _____under the Loan (the “Disbursement”) in accordance with the provisions of Section 2.02 of the Loan Agreement.

You are requested to pay such amount to the account in [New York] of SunPower Philippines Manufacturing Ltd. with [Name of correspondent Bank], Account No. ____________ at [Name and Address of Bank] [for further credit to the Borrower’s Account No. ________ at [Name and address of Bank] in [city and country].

3.              For the purposes of Section 2.16 of the Loan Agreement, the Borrower hereby certifies as follows:

(a)            no Event of Default or Potential Event of Default has occurred and is continuing;

(b)            the proceeds of the Disbursement are at the date of this request needed by the Borrower in connection with its capital expenditures and/or working capital requirements in the Philippines;

(c)            since the date of the Loan Agreement, nothing has occurred which has or could reasonably be expected to have a Material Adverse Effect;

SCHEDULE 2

(d)            the representations and warranties made in Article III of the Loan Agreement and in the other Transaction Documents are true and correct in all material respects on and as of the date of this request and will be true and correct in all material respects on and as of the date of the Disbursement with the same effect as if such representations and warranties had been made on and as of each such date;

(e)            the proceeds of the Disbursement are not in reimbursement of, or to be used for, expenditures in the territories of any country which is not a member of the World Bank or for goods produced in or services supplied from any such country;

(f)             after giving effect to the Disbursement, the Borrower will not be in violation of:

(i)	its organizational documents;

(ii)	any provision contained in any document to which the Borrower is a party (including the Loan Agreement) or by which the Borrower is bound; or

(iii)
any law, rule, regulation, Authorization or agreement or other document binding on the Borrower directly or indirectly, limiting or otherwise restricting the Borrower’s borrowing power or authority or its ability to borrow.

The above certifications are effective as of the date of this request for Disbursement and shall continue to be effective as of the date of the Disbursement.  If any of these certifications is no longer valid as of or prior to the date of the requested Disbursement, the Borrower will immediately notify IFC and will repay the amount disbursed upon demand by IFC if Disbursement is made prior to the receipt of such notice.

Yours faithfully,

SUNPOWER PHILIPPINES MANUFACTURING LTD.

By
Authorized Representative

Copy to:	Director, Department of Financial Operations
International Finance Corporation

SCHEDULE 3

FORM OF DISBURSEMENT RECEIPT

[LETTERHEAD OF THE BORROWER]

[Date]

International Finance Corporation
2121 Pennsylvania Ave., N.W.
Washington, D.C. 20433
United States of America
Attention:  Director, Department of Financial Operations

Ladies and Gentlemen:

Re:  Investment No. 27807
Disbursement Receipt No. [__]

We, SunPower Philippines Manufacturing Ltd., hereby acknowledge receipt, on the date hereof, of the sum of  __________ (_____) disbursed to us by International Finance Corporation (“IFC”) under the Loan of _____(__) provided for in the Loan Agreement dated May 6, 2010 signed between our company and IFC.

Yours faithfully,

SUNPOWER PHILIPPINES MANUFACTURING LTD.

By
Authorized Representative

SCHEDULE 4

FORM OF LETTER TO BORROWER’S AUDITORS

[LETTERHEAD OF THE BORROWER]

[Date]

[Auditors]
[Address]

Dear Sirs:

We hereby authorize and request you to give to International Finance Corporation (“IFC”) of 2121 Pennsylvania Ave., N.W. Washington, D.C. 20433, United States of America, all such information as IFC may reasonably request with regard to (i) the financial statements (both audited and unaudited), accounts and operations of the undersigned company, and (ii) any management letter and other communications from you to our company or its management, all of which we have agreed to supply under the terms of the Loan Agreement between the undersigned Company and IFC dated May 6, 2010 (the “Loan Agreement”).  For your information, we enclose a copy of the Loan Agreement.

For our records, please ensure that you send us (i) a copy of all written communications you receive from IFC immediately upon receipt thereof and (ii) a copy of all communications made by you to IFC immediately upon the issue thereof.

Yours faithfully,

SUNPOWER PHILIPPINES MANUFACTURING LTD.

By
Authorized Representative

Enclosure

cc:	International Finance Corporation
2121 Pennsylvania Ave., N.W.
Washington, D.C. 20433
United States of America
Attention:  Director, Global Manufacturing & Services Group

SCHEDULE 5

INFORMATION TO BE INCLUDED IN ANNUAL REVIEW OF OPERATIONS

(See Section 4.03 (c) (iii) of the Loan Agreement)

(1)	Sponsors and Shareholdings. Information on significant changes in share ownership of Borrower, the reasons for such changes, and the identity of major new shareholders.

(2)
Country Conditions and Government Policy.  Report on any material changes in local conditions, including government policy changes, that directly affect the Borrower (e.g. changes in government economic strategy, taxation, foreign exchange availability, price controls, and other areas of regulations.)

(3)
Management and Technology.  Information on significant changes in (i) the Borrower’s senior management or organizational structure, and (ii) technology used by the Borrower, including technical assistance arrangements.

(4)	Corporate Strategy. Description of any changes to the Borrower’s corporate or operational strategy, including changes in products, degree of integration, and business emphasis.

(5)	Markets. Brief analysis of changes in Borrower’s market conditions (both domestic and export), with emphasis on changes in market share and degree of competition.

(6)
Operating Performance.  Discussion of major factors affecting the year’s financial results (sales by value and volume, operating and financial costs, profit margins, capacity utilization, capital expenditure, etc.).

(7)	Financial Condition. Key financial ratios for previous year, compared with ratios covenanted in the Loan Agreement.

SCHEDULE 6

FORM OF SERVICE OF PROCESS LETTER

[Letterhead of Agent for Service of Process]

(See Section 2.16 (a) of the Loan Agreement)

[Date]

International Finance Corporation
2121 Pennsylvania Avenue, N.W.
Washington, D.C.  20433
United States of America

Attention:  _______________

Dear Sirs:

Reference is made to (i) Section 6.04(c) of the Loan Agreement dated May 6, 2010 (the “Loan Agreement”) between SunPower Philippines Manufacturing Ltd. (the “Borrower”) and International Finance Corporation (“IFC”), which constitutes Part 2 of the Mortgage Loan Agreement dated May 6, 2010 among the Borrower, SPML Land, Inc. and IFC, (ii) Section 7.05(c) of the Guarantee Agreement dated May 6, 2010 (the “Guarantee Agreement”) between SunPower Corporation (the “Guarantor”) and IFC, (iii) Section 4.10(c) of the Share Retention Agreement dated May 6, 2010 (the “Share Retention Agreement”) among the Borrower, the Guarantor and IFC, (iv) Section 17(c) of the Subordination Agreement dated May 6, 2010 (the “Subordination Agreement”) among the Borrower, the Guarantor and IFC and (v) Section 7.7(c) of the Debt Service Reserve Account Agreement dated May [__], 2010 among the Borrower, IFC and Wells Fargo Bank, National Association (all of the forgoing, as each may be amended, supplemented or otherwise modified from time to time, the “New York Law Agreements”).  Unless otherwise defined herein, capitalized terms used herein shall have the meaning specified in the Loan Agreement.

SCHEDULE 6

Pursuant to each of the New York Law Agreements, the Borrower or the Guarantor, as applicable, has irrevocably designated and appointed the undersigned, C T Corporation System with offices currently located at 111 Eighth Avenue, New York, New York 10011, as its authorized agent to receive for and on its behalf service of process in any legal action or proceeding with respect to each of the New York Law Agreements in any federal or state court located in the City and State of New York.

The undersigned hereby informs you that it has irrevocably accepted that appointment as process agent as set forth in each of the New York Law Agreements, in each case from the date hereof until [________, 20__] and agrees with you that the undersigned (i) shall inform the Guarantor promptly in writing of any change of its address in New York, (ii) shall perform its obligations as such process agent in accordance with the relevant provisions of each New York Law Agreement, and (iii) shall forward promptly to the Borrower or the Guarantor, as applicable, any legal process received by the undersigned in its capacity as process agent.  The Guarantor hereby agrees that it shall promptly notify IFC in writing of any change of address received from the undersigned referred to in clause (i) above.

The undersigned acknowledge receiving $[      ] as payment of our charges for this [    ] year appointment.  Unless we are notified to the contrary, our services will terminate on [state the date through which we have been paid].  Our services are limited to the receipt and forwarding of service of process

SCHEDULE 6

As process agent, the undersigned and its successor or successors agree to discharge the above-mentioned obligations.

Very truly yours,

C T Corporation System

By:
Name:
Title:

Acknowledged and Agreed:

SunPower Corporation

By:
Name:
Title:

PART 3

MORTGAGE AGREEMENT

This Mortgage Agreement (“Mortgage Agreement”) is made by and among:

SunPower Philippines Manufacturing Ltd., a foreign corporation duly licensed to do business under the laws of the Philippines with office address at 100 Trade Avenue, Phase 4, Special Economic Zone, Laguna Technopark, Biñan Laguna (“SPML”);

SPML Land, Inc., a corporation organized and existing under the laws of the Philippines with principal address at 100 East Main Ave., LTI  Biñan Laguna (“SPML Land” or, together with SPML, the “Mortgagors”, or, individually, each the “Mortgagor”); and

International Finance Corporation, an international organization established by the Articles of Agreement among its member countries including the Republic of Philippines ("IFC" or the “Mortgagee”).

WITNESSETH:

WHEREAS, SPML desires to avail of a loan from IFC under the Loan Agreement for the purpose of financing SPML’s capital expenditures or working capital requirements, in each case, in the Philippines;

WHEREAS, for valuable consideration received from SPML, SPML Land has agreed to act as accommodation mortgagor by mortgaging certain of its properties identified below in favor of the Mortgagee to secure the loan granted by the Mortgagee to SPML; and

WHEREAS, in consideration of IFC entering into the Loan Agreement and to induce it to grant the Loan thereunder, SPML and SPML Land have agreed to enter into this Mortgage Agreement and be bound by all covenants and obligations provided for herein.

NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS AND RULES OF INTERPRETATION

Section 1.01.   Certain Defined Terms.  Unless otherwise defined herein, all capitalized terms used in this Mortgage Agreement (including the recitals hereto) constituting Part 3 of this Mortgage Loan Agreement that are defined in the Loan Agreement constituting Part 2 of this Mortgage Loan Agreement shall have the respective meanings assigned to them in the Loan

Agreement, or that are defined in the General Agreement constituting Part 1 of this Mortgage Loan Agreement shall have the respective meanings assigned to them in the General Agreement .

Section 1.02.   Additional Definitions.  In addition to the terms defined pursuant to Section 1.01 (Certain Defined Terms), whenever used in this Mortgage Agreement, and unless the context otherwise requires, the following terms have the following meanings:

“Action”	means any litigation, claim, demand, action, suit, allegation, arbitration, inquiry, investigation, discovery, audit, assessment, or proceeding by or before any Governmental Authority;

“Applicable Law”	means any applicable statute, law, ordinance, regulation, rule, code, order, requirement, or rule of law of a Governmental Authority or other Authority;

“Assets”	means the Real Assets and the Chattel owned and to be owned by any of the Mortgagors;

“Authorization”
means any license or approval (howsoever evidenced), registration, filing or exemption from, by or with any Governmental Authority or other Authority, and all corporate, creditors’ and shareholders’ approvals or consents;

“Chattels”	means all the Present Chattel listed in Annex “B” (Description of Present Chattel) and all the Future Chattel as may be listed in Annex “B-1” (Description of Future Chattel);

“Chattel Mortgage”	means the mortgage or mortgages created and to be created by the Mortgagor over the Chattel pursuant to this Mortgage Agreement;

“Event of Default”	means an Event of Default as defined under the Loan Agreement and any of the events of default enumerated under Section 6.05 (Events of Default);

“Financing Documents”	means any Transaction Document other than the Project Documents;

“Future Chattels”
means such Chattel at any time hereafter owned or acquired by Mortgagors, wherever located, and all products thereof, whether in the possession of Mortgagor, any warehousemen, any bailee or any other Person, or in process of delivery, and whether located at Mortgagors’ places of business or elsewhere, including all improvements, replacements, substitutions, increases, additions, accessories, and accretions thereto, all such goods after they have been severed and removed from any of said real property, whether or not covered by a separate list or supplemental mortgage and whether or not separately registered, and all additional properties or collateral hereafter mortgaged or deemed mortgaged under the terms hereof other than those classified as Present Chattels and as may be included in Annex “B-1” (Description of Future Chattel);

“Future Real Assets”	means the Real Assets, including those listed in Annex “A-1” (Description of Future Real Assets), other than those classified as Present Real Assets;

“Governmental Authority”
means the Philippine government, or any political subdivision or department of such government or political subdivision, or any Philippine regulatory, self-regulatory, or administrative authority, agency, instrumentality, department, bureau, board, or commission, or any Philippine court, tribunal, or judicial or arbitral body, or any arbitral tribunal, whether Philippine or otherwise.

“Insurance Contracts”
means any and all agreements between any of the Mortgagors and any Person, the latter as insurer, whereby the insurer undertakes, for a consideration, to indemnify any of the Mortgagors (or Mortgagee, as the Mortgagor’s designated loss-payee) against loss, damage or liability in respect of the Premises, or the Assets, or the ownership or operation thereof, arising from an unknown or contingent event;

“Lease Rights”
means the rights of SPML under the Contract of Lease between SPML and SPML Land dated August 2006 (Doc. No. 90, Page No. 18, Book No. IX, Series of 2006 dated 5 September 2006 of Notary Public Basilio B. Pooten for Sta. Rosa, Laguna), including any and all renewals and extensions thereof, covering the lease by SPML of the Premises from SPML Land;

“Loan Parties”	means SPML, SPML Land, and SunPower Corporation;

“Mortgage”	means the Real Estate Mortgage and the Chattel Mortgage, together with the rights, benefits and remedies of the Mortgagee inherent therein or provided for herein;

“Mortgage Supplements”
means Mortgage Supplements in the form of Exhibit “A” (Form of Mortgage Supplement) hereof to be executed by the Mortgagor(s) and the Mortgagee, each of which shall be a “Mortgage Supplement” and numbered consecutively;

“Mortgagors”	means SMPL and SPML Land, and “Mortgagor” means either of them, as the context requires;

“Obligations”
means any payment, performance, or other obligation of any Loan Party of any kind, including, without limitation, any liability of any Loan Party on any claim, whether or not the right of any creditor to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured, or unsecured, and whether or not such claim is discharged, stayed, or otherwise affected by any proceeding referred to in Section 5.02(f) of the Loan Agreement; provided that, without limiting the generality of the foregoing, the Obligations of the Loan Parties under the Financing Documents include (a) the obligation to pay principal, interest, commissions, charges, expenses, fees, attorneys’ fees and disbursements, indemnities, and other amounts payable by any of the Loan Parties under any such Financing Documents and (b) the obligation of the Loan Parties to reimburse any amount in respect of any of the foregoing that IFC, in its sole discretion, may elect to pay or advance on behalf of the Loan Parties;

“Order”	means any order, writ, judgment, injunction, decree, stipulation, determination, or award entered by or with any Governmental Authority or other Authority;

“Premises”
means (i) the parcel of land covered by Transfer Certificate of Title No. T-117960 located at Municipality of Tanauan, Province of Batangas with an area of 60,000 square meters and the building upon such parcel covered by Tax Declaration of Real Property No. 047-01263 (Property Identification No. 024-29-047-12-0010B1), (ii) the parcel of land covered by Transfer Certificate of Title No. T-132528 and Tax Declaration of Real Property No. 047-01260 (Property Identification No. 024-29-047-12-0011) located at the Municipality of Tanauan, Province of Batangas with an area of 20,000 square meters, and (iii) the parcel of land covered by Transfer Certificate of Title No. T-132527 and Tax Declaration No. 047-01261 (Property Identification No. 024-29-047-12-0047) located at the Municipality of Tanauan, Province of Batangas with an area of 6,456 square meters each of (i), (ii), and (iii) being registered in the name of SPML Land;

“Present Chattels”	means the Chattels that exist and are owned by any of the Mortgagors at the time of the execution of this Mortgage Agreement, including those listed on Annex “B” (Description of Present Chattel);

“Present Real Assets”	means the Real Assets that exist and are owned by any of the Mortgagors at the time of the execution of this Mortgage Agreement, including those listed on Annex “A” (Description of

Present Real Assets);

“Property”
means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, and regardless of whether owned or in existence at the date of the execution of the Loan Agreement, or thereafter acquired or created;

“Real Assets”	means all the Present Real Assets listed in Annex “A” (Description of Present Real Assets) and all the Future Real Assets listed in Annex “A-1” (Description of Future Real Assets);

“Real Estate Mortgage”	means the mortgage created and to be created by the Mortgagors over the Real Assets pursuant to this Mortgage Agreement; and

“Termination Date”
means the date upon which all of the following shall have occurred: (i) all Obligations shall have been irrevocable and unconditional paid in full, (ii) the Loan shall have been fully disbursed or any undisbursed portion of the Loan shall have been cancelled in accordance with the Loan Agreement, and (iii) the Loan Agreement shall have been terminated in accordance with its terms.

Section 1.03.  Rules of Interpretation.  In this Mortgage Agreement, unless the context otherwise requires, the rules of interpretation set forth in the General Agreement or in the Loan Agreement shall govern mutatis mutandis, as if this Mortgage  Agreement were the “Agreement” referred to therein.

Section 1.04.  Conflict.  For purposes of this Mortgage Agreement, unless otherwise expressly stipulated herein, in case of conflict between the defined terms in this Mortgage Agreement and the defined terms in the General Agreement or Loan Agreement, the defined terms in this Mortgage Agreement shall prevail.

ARTICLE II
REAL ESTATE MORTGAGE

Section 2.01.  Creation of the Real Estate Mortgage.

(a)
As security for the timely payment, discharge, observance, and performance by the Loan Parties of all of the Obligations to the extent set forth in Section 2.01(d) (Creation of the Real Estate Mortgage), each of the Mortgagors, to the extent of its respective right, title and interest in and to the Real Assets, hereby:

(i)	creates, establishes, and constitutes a first ranking Real Estate Mortgage in favor of the Mortgagee on the Present Real Assets;

(ii)
agrees to and does create, establish, and constitute a first ranking Real Estate Mortgage in favor of the Mortgagee on the Future Real Assets, subject to the same terms and conditions of this Mortgage Agreement as are applicable to the Real Estate Mortgage on the Real Assets, upon their coming into existence and/or the acquisition by either of the Mortgagors of ownership of such Future Real Assets, and

(iii)
agrees that, without prejudice to the obligation of the Mortgagor to execute and register the Mortgage Supplements, a first ranking Real Estate Mortgage on the Future Real Assets shall be created, established, and constituted upon the execution of the corresponding Mortgage Supplement under Section 2.03 (Execution and Registration of Mortgage Supplements), in respect of each such Future Real Asset over which a first ranking Real Estate Mortgage is not created under the immediately preceding sub-clause (ii), subject to the same terms and conditions of this Mortgage Agreement as are applicable to the Real Estate Mortgage on the Present Real Assets.

(b)
For the avoidance of doubt, in addition to the inclusion of SPML’s Lease Rights to the Premises in the enumeration of Present Real Assets in Annex A (Registration and Execution of Mortgage Supplements) covered by the Real Estate Mortgage, SPML hereby cedes, transfers, and conveys, through an assignment by way of security, all its rights, title, and interests over the Lease Rights in favor of the Mortgagee. Furthermore, SPML Land hereby (i) consents to the registration of the Real Estate Mortgage over such Lease Rights on any title to the Premises that SPML Land may have, including Transfer Certificate No. T-117960 (formerly Transfer Certificate No. T-103232) and Declaration of Real Property No. 047-01263 (Property Identification No. 024-29-047-12-0010B1), and (ii) undertakes to cooperate with SPML and/or IFC to effect such registration and perform all other acts necessary to perfect and otherwise make effective the assignment by way of security and Real Estate Mortgage over such Lease Rights.

(c)
The Real Estate Mortgage constituted herein shall extend to the Mortgagors’ interests from time to time in any of the Real Assets which are not fully paid for by the Mortgagors at the time of their coming into existence and/or upon the acquisition by the Mortgagors of ownership thereof, and shall include all Property of every nature and description taken in exchange, substitution, or replacement of the Real Assets, which shall be subject to the Lien of such mortgage in the same manner and to the same extent as if now existing and included in the Real Estate Mortgage on the  Real Asset.

(d)
The Real Estate Mortgage is and shall be constituted in favor of the Mortgagee and shall stand as security for the Obligations to the extent of the principal amount of up to US$75,000,000.00 plus interests, fees, charges, and such other amounts that may be due under the Transaction Documents.

Section 2.02.  Registration of Real Estate Mortgage. Prior to the first Disbursement of the Loan, the Mortgagors shall, at their own cost and expense,

(a)	cause the Real Estate Mortgage on the Present Real Assets to be registered with the appropriate Governmental Authority with jurisdiction over the place where such Present Real Assets are located,

(b)
perform such other acts, deeds, registrations, deposits, and formalities necessary or advisable to give full effect to, ensure the validity, perfection, and first ranking priority of, and render enforceable against the Mortgagors and all third parties, such Real Estate Mortgage and this Mortgage Agreement,

(c)
furnish the Mortgagee with evidence, reasonably satisfactory to the Mortgagee, that such registrations and all acts, deeds, deposits, and formalities, as required under the preceding subsections (a) and (b) of this Section 2.02 (Registration of Real Estate Mortgage) have been made and performed. For the avoidance of doubt, the documents referred to in Part 1 of Annex “C” (Sufficient Evidence of Registration) hereof shall be considered as reasonably satisfactory evidence that the Mortgagors have complied with their obligations under this Section 2.02 (Registration of Real Estate Mortgage), and,

(d)
where any machinery, equipment, or other property which may be considered a movable is covered by the Real Estate Mortgage, make all necessary notices to, and secure all necessary consents from, the appropriate Government Authority or other Authority, including the  First Philippine Industrial Park Special Economic Zone, to ensure that any transfer of the Present Real Assets out of the Premises, including a transfer following a foreclosure on the Real Estate Mortgage, shall not be prevented or delayed or otherwise frustrated by any Governmental Authority or other Authority; provided, that in the event of any transfer out of the Premises, the Mortgagors hereby undertake to pay all the necessary Taxes and duties due upon the Present Real Assets that may arise by virtue of such transfer out of the Premises.

Section 2.03.  Execution and Registration of Mortgage Supplements. The Mortgagors shall execute and deliver each Mortgage Supplement within 10 Business Days upon the acquisition of any Future Real Assets and shall, within 10 Business Days of the execution of each Mortgage Supplement,

(a)	cause the registration of such Mortgage Supplement with the appropriate Registry with jurisdiction over the place where the property covered by such Mortgage Supplement is located,

(b)
perform such other acts, deeds, registrations, deposits, and formalities necessary or advisable to give full effect to, ensure the validity, perfection, and first ranking priority of, and render enforceable against the Mortgagor and all third parties such Real Estate Mortgage,

(c)
furnish the Mortgagee with evidence reasonably satisfactory to the Mortgagee that such registration and all acts, deeds, deposits, and formalities, as required under the preceding subsections (a) and (b) of  this Section 2.03 (Execution and Registration of Mortgage Supplements), have been made and performed, and

(d)
where any machinery, equipment, or other property which may be considered a movable is covered by the Real Estate Mortgage, make all necessary notices to, and secure all necessary consents from, the appropriate Government Authority or other Authority, including the  First Philippine Industrial Park Special Economic Zone, to ensure that any transfer of the Future Real Assets out of the Premises, including a transfer following a foreclosure on the Real Estate Mortgage, shall not be prevented or delayed or otherwise frustrated by any Governmental Authority or other Authority; provided, that in the event of any transfer out of the Premises, the Mortgagors hereby undertake to pay all the necessary Taxes and duties due upon the Future Real Assets that may arise by virtue of such transfer out of the Premises.

For the avoidance of doubt, the documents referred to in Part 3 of Annex “C” (Sufficient Evidence of Registration) shall be considered as reasonably satisfactory evidence that the Mortgagors have complied with their obligations under this Section 2.03 (Execution and Registration of Mortgage Supplements).

ARTICLE III
CHATTEL MORTGAGE

Section 3.01.  Creation of the Chattel Mortgage.

(a)
As security for the timely payment, discharge, observance, and performance by Loan Parties of all of the Obligations to the extent set forth in Section 3.01(c) (Creation of the Chattel Mortgage), each of the Mortgagors, to the extent of its right, title, and interest in and to the Chattel, hereby:

(i)	creates, establishes, and constitutes a first ranking Chattel Mortgage in favor of the Mortgagee on the Present Chattel;

(ii)
agrees to and does create, establish, and constitute a first ranking Chattel Mortgage in favor of the Mortgagee on the Future Chattel, subject to the same terms and conditions of this Mortgage Agreement as are applicable to the Chattel Mortgage on the Present Chattel, upon their coming into existence and/or the acquisition by either of the Mortgagors of ownership of such Future Chattel, and

(iii)	agrees that, without prejudice to the obligation of the Mortgagors to execute and register the Mortgage Supplements, a first ranking Chattel Mortgage on the Future Chattel shall be created, established, and constituted upon the execution of the corresponding Mortgage Supplement under Section 3.03 (Execution and Registration of Mortgage Supplements) in respect of each such Future Chattel over which a first ranking Chattel Mortgage is not created under the immediately preceding sub-clause (ii), subject to the same terms and conditions of this Mortgage Agreement as are applicable to the Chattel Mortgage on the Present Chattel.

(b)
The Chattel Mortgage shall extend to any of the Mortgagors’ interests from time to time in any of the Chattel which are not fully paid for by such Mortgagor at the time of their coming into existence and/or upon the acquisition by the Mortgagor of ownership thereof.

(c)
The Chattel Mortgage is and shall be constituted in favor and for the benefit of the Mortgagee and shall stand as security for the Obligations to the extent of the principal amount of up to US$65,000,000.00 plus interests, fees, charges, and such other amounts that may be due under the Transaction Documents.

Section 3.02.  Registration of Chattel Mortgage.  Prior to the first Disbursement of the Loan, the Mortgagors shall, at their own cost and expense,

(a)
cause the Chattel Mortgage on the Present Chattels to be registered with the appropriate Governmental Authority with jurisdiction over the place where such Present Chattels are located and the principal place of business of the relevant Mortgagor,

(b)
perform such other acts, deeds, registrations, deposits, and formalities necessary or advisable to give full effect to, ensure the validity, perfection, and first ranking priority of, and render enforceable against the Mortgagor and all third parties, such Chattel Mortgage and this Mortgage Agreement,

(c)
furnish the Mortgagee with evidence, reasonably satisfactory to the Mortgagee, that such registrations and all acts, deeds, deposits, and formalities, as required under the preceding subsections (a) and (b) of this Section 3.02 (Registration of Chattel Mortgage), have been made and performed.  For the avoidance of doubt, the documents referred to in Part 2 of Annex “C” (Sufficient Evidence of Registration) hereof shall be considered as reasonably satisfactory evidence that the Mortgagors have complied with their obligations under this Section 3.02 (Registration of Chattel Mortgage), and

(d)
make all necessary notices to, and secure all necessary consents from, the appropriate Government Authority or other Authority, including the First Philippine Industrial Park Special Economic Zone, to ensure that any transfer of the Present Chattels out of the Premises, including a transfer following a foreclosure on the Chattel Mortgage, shall not be prevented or delayed or otherwise frustrated by any Governmental Authority or other Authority; provided, that in the event of any transfer out of the Premises, the Mortgagors hereby undertake to pay all the necessary Taxes and duties due upon the Present Chattels that may arise by virtue of such transfer out of the Premises.

Section 3.03.  Execution and Registration of Mortgage Supplements. The Mortgagors shall execute and deliver each Mortgage Supplement within 15 days upon the acquisition of any any Future Chattel, and, within 15 days of the execution of each Mortgage Supplement,

(a)
cause the registration of such Mortgage Supplement with the appropriate Registry with jurisdiction over the place where the Chattel covered by  such Mortgage Supplement is located and the principal place of business of the Mortgagor concerned,

(b)
perform such other acts, deeds, registrations, deposits, and formalities necessary or advisable to give full effect to, ensure the validity, perfection, and first ranking priority of, and render enforceable against the Mortgagor and all third parties, such Chattel Mortgage,

(c)
furnish the Mortgagee with evidence reasonably satisfactory to the Mortgagee that such registration and all acts, deeds, deposits, and formalities, as required under the preceding subsections (a) and (b) of  this Section 3.03 (Execution and Registration of Mortgage Supplements), have been made and performed, and

(d)
make all necessary notices to, and secure all necessary consents from, the appropriate Government Authority or other Authority, including the First Philippine Industrial Park Special Economic Zone, to ensure that any transfer of the Future Chattels out of the Premises, including a transfer following a foreclosure on the Chattel Mortgage, shall not be prevented or delayed or otherwise frustrated by any Governmental Authority or other Authority; provided, that in the event of any transfer out of the Premises, the Mortgagors hereby undertake to pay all the necessary Taxes and duties due upon the Future Chattels that may arise by virtue of such transfer out of the Premises.

For the avoidance of doubt, the documents referred to in Part 3 of Annex “C” (Sufficient Evidence of Registration) shall be considered as reasonably satisfactory evidence that the Mortgagors have complied with their obligations under this Section 3.03 (Execution and Registration of Mortgage Supplements).

ARTICLE IV
REPRESENTATIONS AND WARRANTIES

Section 4.01. Representations and Warranties of the Mortgagors. Without limiting the generality of the representations and warranties of SPML under the Loan Agreement and the Financing Documents, each of the Mortgagors further represents and warrants as of the date hereof and during the lifetime of this Mortgage Agreement that:

(a)	Legal Binding Force.

(i)
This Mortgage Agreement and all Mortgage Supplements, when duly registered pursuant to Articles II and III, shall constitute the legal, valid, and binding obligations of the Mortgagors, enforceable in accordance with their respective terms, and shall create a valid, perfected, and enforceable first lien and mortgage of first rank on the Assets in favor of IFC.

(ii)
There is no provision in the Mortgagors’ articles of incorporation, by-laws, or other constitutive documents, and no provision of any Authorization or any other agreement or instrument to which either of the Mortgagors are parties or by which either of the Mortgagors or any of their property, including all the Real Assets and Chattels, may be bound, and no statute, rule, regulation, judgment, decree, or order of any court or agency applicable to Mortgagors which would be contravened by the execution and delivery of the Mortgage Agreement, or by the performance of any provision, any covenant, or the terms and conditions of this Mortgage Agreement.

(b)
Corporate Existence. Each of the Mortgagors is duly incorporated, validly existing, and in good standing, has their principal office at the addresses indicated in this Mortgage Agreement, and is registered and/or qualified to do business in every jurisdiction where such registration or qualification is necessary.

(c)
Corporate Power. Each of the Mortgagors has the power to enter into and perform this Mortgage Agreement and has taken or will take all necessary actions to authorize the execution and delivery of this Mortgage Agreement and the performance of the terms and conditions hereof, including having secured or securing the consent of its stockholders if required under its charter; each of the Mortgagors has full legal right, power, and authority to carry on its present businesses and Operations, own properties and assets, incur the obligations provided for in this Mortgage Agreement, and execute, deliver, perform, and observe the terms and conditions of this Mortgage Agreement; and this Mortgage Agreement has been duly executed by each of the Mortgagors.

(d)
Corporate Authorization.  All corporate actions taken by each of the Mortgagors have been duly authorized, and each of the Mortgagors has not taken any action that in any respect conflict with, constitute a default under, or result in a violation of any provision of their respective articles of incorporation, by-laws, or other constitutive documents.  Each of the Mortgagors has taken all appropriate and necessary corporate and legal actions to authorize the execution, delivery, and performance of this Mortgage Agreement.

(e)
Consents and Registrations. Except for the registration with the appropriate Governmental Authority of the Mortgage over the Present Real Assets and the Present Chattel after the execution of this Mortgage Agreement and the registration with the appropriate Governmental Authority of the  Mortgage over the Future Real Assets and the Future Chattel after the execution of the Mortgage Supplements and the payment of documentary stamp taxes due on the Mortgage Agreement and the Mortgage Supplements, no other Authorization, including any consent, approval, license, authorization, or validation of, or filing, recording, or registration with, or exemption by, any Governmental Authority or other Authority is required to authorize the execution, delivery, and performance of this Mortgage Agreement, or for the legality, validity, binding effect, enforceability against the Mortgagors, and the admissibility into evidence of this Mortgage Agreement;

(f)
No Conflict.  The execution, delivery, and performance of this Mortgage Agreement by the Mortgagor does not and will not (i) violate, conflict with, or result in the breach of any provision of each of the Mortgagor’s articles of incorporation, by-laws, or other constitutive documents; (ii) violate any indenture, agreement, mortgage, contract, or other undertaking or instrument to which either of the Mortgagors is a party or which is binding upon the either of the Mortgagors or any of their respective properties or assets, nor result in the creation or imposition of any security interest, Lien, charge, or encumbrance on any of the assets or properties of either of the Mortgagors pursuant to the provisions of any such indenture, agreement, mortgage, contract, or other undertaking or instrument; (iii) give rise to any preemptive or similar right on behalf of any Person; (iv) conflict with or violate any law or Order applicable to either of the Mortgagors or any of their respective assets, real property, or businesses; or (v) conflict with, result in any breach of, constitute a default (or event which, with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation, or cancellation of, or result in the creation of any Lien on, any of the shares of either of the Mortgagors or on any of their respective assets, real property, or rights pursuant to any note, bond, mortgage, or indenture, contract, agreement, lease, sublease, license, permit, franchise, or other instrument or arrangement to which either of the Mortgagors is a party or by which the Mortgagor or any such assets, real property, or rights are bound or affected.

(g)
Ownership of Assets. Each of the Mortgagors (i) is the legal and beneficial owner of, has good, legal, valid, indefeasible title to (free and clear of all Liens), has marketable rights, interest, and/or title to, and has full power and authority to transfer, convey, mortgage, and give a security interest of first rank in, the Present Real Assets and the Present Chattel owned by it; and (ii) will be the legal and beneficial owner of, will have good, legal, valid, indefeasible title to (free and clear of all Liens), and will have full power and authority to transfer, convey, mortgage, and give a security interest of first rank in, the Future Real Assets and the Future Chattel at the time of such Mortgagor’s acquisition thereof;

(h)
Real Assets.  (i) Each of the Mortgagors has good fee simple or title of lease to all of their, respective real property, including the Premises. Each parcel of such real property is zoned properly for such Mortgagor to conduct its business as currently conducted, as evidenced by validly issued Authorizations required for operations.  In the case of any parcel of real property under construction or in the process of alteration, the respective Mortgagor has all requisite Approvals for such construction or alteration, as the case may be, and such Authorizations have been validly issued or obtained and are current.  (ii) Each parcel of real property owned or leased by the Mortgagors, including the Premises, is owned or leased free and clear of all Liens, not subject to any Order to be sold, and not being condemned, expropriated, or otherwise taken by any Governmental Authority with or without payment of compensation therefore and no such condemnation, expropriation, or taking has been proposed.  (iii) All leases relating to the real property of the Mortgagors, including the Premises, and all amendments and modifications to such leases are in full force and effect and have not been modified or amended, and there exists no default under any such leases by the Mortgagors, nor any event which with notice or lapse of time or both would constitute a default thereunder by the Mortgagors. As of the execution of this Agreement, for all leases that have lapsed or been terminated, the Mortgagors have entered into new leases at terms no less favorable to the Mortgagors than prevailing market terms.  (iv) The Mortgagors have the full right to exercise any renewal options running to it contained in the leases and subleases pertaining to the real property, including the Premises, on the terms and conditions contained therein, and upon due exercise would be entitled to enjoy the use of such real property for the full term of such renewal options, subject to the terms and conditions pertaining thereto.

(i)
Priority of Mortgages.  Subject to the registrations stated in Section 2.02 (Registration of Real Estate Mortgage) and Section 3.02 (Registration of Chattel Mortgage), the Mortgage constitutes a Lien of first rank in favor of the Mortgagee in and to the Assets, enforceable as such against the Mortgagors, their creditors, and all third parties, prior and superior to all other Liens, except for liens that are mandatorily preferred under the laws of the Philippines.

(j)
No Default. No event has occurred and is continuing or would result from the making of the Mortgage Agreement which constitutes an Event of Default or which, with notice or lapse of time or any other condition or any combination of the foregoing, would become such an Event of Default under this Mortgage Agreement or any other agreement.

(k)
No Litigation.   (i) There are no Actions by or against either of the Mortgagors or affecting any of the Assets, assets, real property, rights, businesses, or other properties (tangible or intangible) of either of the Mortgagors pending before any Governmental Authority, other Authority, or tax authority.   (ii) There are no Actions involving any other Person that threaten to and there are no circumstances existing which make it likely that an Action will be brought by or before any Governmental Authority, or other Authority, or other Person against either of the

Mortgagors or affecting any of the Assets, real property, rights, businesses, Operations, or other properties (tangible or intangible) of the Mortgagors.  (iii) There are no Actions by or against the Mortgagor or that threaten to delay or prevent, or obtain damages or other relief with respect to, the performance of this Mortgage Agreement.   (iv) Neither of the Mortgagors are subject to any Order and there are no Orders threatened to be imposed on the either of the Mortgagors.

(l)
No Immunity. Neither of the Mortgagors nor any of their respective properties or assets or the Assets enjoy any right of immunity from suit, jurisdiction of any competent court, attachment prior to judgment, attachment in aid of execution, execution of judgment, or set-off in respect of the Mortgagor’s obligations under this Mortgage Agreement.

(m)
No Prohibition.  Neither of the Mortgagors are restricted or prohibited in any way from the payment, deduction, or withholding of any income Tax, withholding Tax, or any other Tax arising out of this Mortgage Agreement and required by any Governmental Authority or other Authority to be paid, withheld, or deducted; and neither of the Mortgagors are restricted or prohibited from performing their other obligations with respect to such Taxes under this Mortgage Agreement.

(n)
Environmental Matters. To their knowledge, the Mortgagors are not in violation of any Applicable Laws regarding the environment and no condition exists with respect to the Mortgagors or their property that, with notice or the passage of time, or both, has resulted or is reasonably likely to result in a material claim, loss, or liability under any Applicable Laws regarding the environment.  The Mortgagors have not received any notice from any Person that the either of the Mortgagors or the operation or condition of any property leased or operated by the Mortgagors are or were in material violation of or otherwise are alleged to have liability under any Applicable Laws regarding the environment, including responsibility (or potential responsibility) for the cleanup or other remediation of any pollutants, contaminants, or hazardous or toxic wastes, substances, or materials at, on, beneath, or originating from, any of their property.

(o)
Solvency. The Mortgagors are not subject to liquidation, dissolution, work-out, composition, reorganization, or bankruptcy proceedings, are not generally unable to pay their debts as they become due, have not made a general assignment for the benefit of their creditors, and have not taken any action in furtherance of, or have not indicated their consent to or acquiescence in, any of the foregoing.

(p)
Certain Payments. None of the Mortgagors, any director of the Mortgagors, or any agent of the Mortgagors have unlawfully or illegally offered or made any payment to a government official or an official of a company owned or controlled by a government to obtain or retain a business or obtain any advantage for the Mortgagors.

(q)
Disclosure.  None of the documents, certificates, or written statements that have been furnished to the Mortgagee by or on behalf of the Mortgagors in connection with this Mortgage Agreement and the transactions contemplated by this Mortgage Agreement, including the representations and warranties in this Section 4.01 (Representations and Warranties of the Mortgagors), contain any untrue statement of a fact or omit to state a fact necessary in order to make the statements contained herein not misleading, in light of the circumstances then existing, and all copies of such documents so furnished are and will be true, complete, and correct copies.  To the best knowledge of the Mortgagors after due inquiry, there is no fact that has specific application to any of the Mortgagors (other than general economic or industry conditions) other than as set forth in this Mortgage Agreement, the Loan Agreement, or the other Financing Documents.

Section 4.02. Continuing Representations. The representations and warranties contained in Section 4.01 (Representations and Warranties of the Mortgagor) shall survive the execution of this Mortgage Agreement.

ARTICLE V

COVENANTS AND UNDERTAKINGS OF THE MORTGAGORS

Section 5.01. Compliance with the Loan Agreement. Each of the Mortgagors undertakes and agrees with the Mortgagee that, throughout the continuance of this Mortgage Agreement and until the Termination Date, and unless the Mortgagee otherwise agrees in writing, the Mortgagors shall comply with all of its duties, obligations, covenants, and undertakings as set forth in the Loan Agreement and the Financing Documents, all of which are incorporated by reference herein as if fully set forth herein, in accordance with the terms thereof.

Section 5.02.  Execution and Registration in General.  The Mortgagors shall, from time to time and at their own cost and expense, execute, deliver, and register such renewals, amendments, supplements, addendums, and instruments, reasonably satisfactory to the Mortgagee, as may be required by the Mortgagee, for the purpose of:

(a)	perfecting, confirming, and/or maintaining the validity, first priority, and enforceability of the Mortgage;

(b)
mortgaging (with first ranking priority) to the Mortgagee for its benefit, any Property of every nature and description taken in exchange, substitution, or replacement of the Assets in accordance with Article II (Real Estate Mortgage) and Article III (Chattel Mortgage) in the same manner and to the same extent as if now existing and included in the Mortgage on the Assets; and

(c)	otherwise effectuating the purposes and intent of this Mortgage Agreement.

All expenses in the execution, notarization, recording, registration, and cancellation thereof, such as documentary stamp taxes and registration fees, shall be defrayed by the Mortgagors. If the Mortgagors shall fail to comply with the foregoing, the Mortgagee may, in its sole discretion and without any obligation to do so, upon prior notification to the Mortgagors, advance expenses of execution, notarization, registration, and cancellation of contracts or instruments, and all sums so advanced shall be reimbursed by the Mortgagors on demand with interest at the rate of 12%  per annum from date of disbursement to date of reimbursement, and until so reimbursed, shall form part of the Obligations secured hereby.

Section 5.03.  Affirmative Covenants.  Unless the Mortgagee shall otherwise agree in writing and so long as the Termination Date has not occurred:

(a)
Defense of Title and Possession.  The Mortgagors shall, at their own expense, warrant and defend their title to, interest in, and/or possession of the Assets against the claims and demands of all Persons whomsoever, except the claims of the Mortgagee pursuant to this Mortgage Agreement. The Mortgagors shall promptly, and in any case within three Business Days after they or their officers obtain knowledge of any litigation or governmental or other proceedings which could materially and adversely affect the Assets, furnish the Mortgagee a notice of such litigation or proceedings, giving full details thereof and containing a description of the action that either of the Mortgagors has taken or proposes to take with respect thereto.  In the event the Mortgagee becomes involved in any litigation relating to or connected with any or all of the Assets, all expenses of the Mortgagee in such litigation, including attorney's fees, shall be for the account of the Mortgagor who shall pay for them upon demand. In the event that the Mortgagee intends to initiate litigation relating to or connected with any or all of the Assets against third parties other than any of the Mortgagors, the Mortgagee shall, before initiating any such litigation, exert reasonable efforts to consult with the relevant Mortgagor.  If the Mortgagor fails to pay the abovementioned litigation expenses, the Mortgagee may, in its sole discretion and without any obligation to do so, advance the same, and all sums so advanced shall be reimbursed by the Mortgagor on demand with interest at the rate of 12% per annum from date of disbursement to date of reimbursement, and until so reimbursed, shall form part of the Obligations secured hereby.

(b)
Repair and Maintenance. The Mortgagors shall at all times keep the Assets in good condition, and shall promptly make or cause to be made repairs, restorations, replacements, or, in general, do or cause to be done all such acts and things as may be required or necessary for the care, preservation, and maintenance of the Assets. If any of the Mortgagors fail to do so, the Mortgagee may, in its discretion and without any obligation to do so, upon prior notice to the relevant Mortgagor, keep the Assets in good repair and condition, and all expenses which the Mortgagee may incur in connection therewith shall be reimbursed by the Mortgagors on demand, plus interest thereon at the rate of 12% per annum, and such amounts shall form part of the Obligations secured hereby.

(c)
Appraisal.  SPML shall submit financial statements as provided in the Loan Agreement and the Mortgagors shall, if required by the Mortgagee, at the Mortgagors own cost and expense, cause the Assets to be appraised by an independent appraiser acceptable to the Mortgagee annually, for the first three years from the first Disbursement, and every two years, thereafter for the remainder of the term of the Loan, commencing one year after the signing of this Mortgage Agreement, and promptly after every such appraisal provide the Mortgagee with a copy of the appraisal report.

(d)	Defense of Lien. At all times, and at their own expense, the Mortgagors shall do everything necessary in the judgment of the Mortgagee to:

(i)	maintain in full force and effect and protect and preserve the Lien over the Assets, including the priority thereof, in favor of the Mortgagee created pursuant under this Mortgage Agreement;

(ii)
promptly inform the Mortgagee in writing of any material loss or damage affecting the Assets, together with details of the extent of such loss and damage, and of any event which is likely to materially reduce its value;

(iii)
promptly notify the Mortgagee of any levy, assessment, imposition, or charge on, or the filing of any Liens on, the Assets, or of any event which may lead to the loss, forfeiture, or sale of the Assets.

(e)
Inspections. The Mortgagors shall provide the Mortgagee with any information pertaining to this Mortgage Agreement as may be requested by the Mortgagee, and shall, upon thee Mortgagee’s request and with reasonable prior notice to the Mortgagors, permit, at the Mortgagors’ own cost and expense, the officers or designated representatives of the Mortgagee and CAO, at such times during regular business hours, and to such extent as the Mortgagee may request, to visit and inspect the Premises and to inspect and examine the records of the Mortgagors relating to the Assets, and promptly furnish the Mortgagee such information relating to the Assets as the Mortgagee may, from time to time, request; provided that (A) no such reasonable prior notice shall be necessary if an Event of Default or Potential Event of Default is continuing or if special circumstances so require, and (B) in the case of the CAO, such access shall be for purpose of carrying out CAO’s role.

(f)	Taxes, Duties, Fees. The Mortgagors shall pay and discharge on time:

(i)
all Taxes (including stamp taxes, value-added taxes, transfer taxes), assessments, governmental charges, fees, expenses, or other charges payable on, or in connection with, the execution, issue, delivery, registration, or notarization, or for the legality, validity, or enforceability, of this Mortgage Agreement and any other documents related thereto, and provide the Mortgagee with copies of the official receipts for such payments;

(ii)
all Taxes, assessments and governmental charges levied or assessed, and non-governmental fees, dues, charges or levies imposed, on the Assets, and provide the Mortgagee with copies of the official receipts for such payments; and

(iii)
all Taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any properties belonging to it; provided that each such Mortgagor shall not be required to pay any such Tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if it has maintained adequate reserves with respect thereto in accordance with the Accounting Principles;

The Mortgagors shall, upon request of the Mortgagee, surrender to the Mortgagee copies of the official receipts for all payments made pursuant to subparagraphs (i), (ii) or (iii) of this Section 5.03(f) (Affirmative Covenants). Should the Mortgagor fail to pay such Taxes, assessments, and charges enumerated under subparagraphs (i), (ii) or (iii) of Section 5.03(f) (Affirmative Covenants), the Mortgagee may, in its discretion and without any obligation to do so, upon prior notice to the relevant Mortgagor, pay such Taxes, assessments, and charges. All payments made by the Mortgagee in connection therewith shall be reimbursed by the Mortgagors on demand, plus interest thereon at the rate of 12% per annum, and such amounts shall form part of the Obligations secured hereby.  In advancing money as herein authorized for the purpose of paying Taxes, assessments, or governmental charges, the Mortgagee shall not be obligated to inquire into the validity of such Taxes, assessments, or charges before making payment and nothing herein contained shall be construed as requiring the Mortgagee to advance or expend money for any of the purposes abovementioned.

(g)
Insurance.   The Mortgagors shall insure or cause to be insured at all times and at their own expense the Assets covered by or to be included in this Mortgage Agreement, to the Assets’ full insurable value, with responsible and reputable insurers acceptable to the Mortgagee, covering such risks as are usually carried by companies engaged in similar business (including insurance against fire, lightning, and earthquakes) or by companies owning similar properties in the area in which the Mortgagor operates and maintain such insurance in force until the Obligations shall have been paid in full.  The Mortgagors shall endorse and assign in favor of the Mortgagee the corresponding insurance policy or policies under a "Simple Loss Payable Clause". In case the risk or risks insured against shall occur, the Mortgagee shall have the right and authority to demand and accept payment on such insurance policy or policies and to apply the proceeds thereof to the payment of the Obligations; provided, that the loss or destruction of the Assets or any part thereof shall not release the Mortgagor from its liabilities hereunder.   The Mortgagors shall make an annual report on the status and amounts of such insurance, and shall furnish the Mortgagee satisfactory evidence of payment of premiums for such insurance. Should the Mortgagor fail to procure insurance or to maintain such insurance in force during the existence of this Mortgage

Agreement, the Mortgagee may, in its discretion and without any obligation to do so, after prior notice to the Mortgagor, procure and maintain said insurance, and any premiums paid for such insurance shall be promptly reimbursed by the Mortgagor with interest at the rate of 12% per annum from date of disbursement to date of reimbursement, and shall, until so reimbursed, form part of the Obligations secured hereby.

(h)
Additional Security in Case of Damage. If at any time during the existence of this Mortgage Agreement and so long as the Obligations or any part thereof are outstanding and unpaid, any Assets shall be lost, damaged, or suffer an appreciable depreciation in value, then the Mortgagee shall have the right to require the Mortgagor to give, within 10 Business Days from demand, additional security acceptable to the Mortgagee in accordance with the requirements set forth in Section 4.01(o) of the Loan Agreement.

(i)
Expropriation. Should the Assets or any part thereof be condemned, seized, or otherwise appropriated or expropriated by the Philippine Government, any department, branch, subdivision, or instrumentality thereof, or by any province, city, municipality, or barangay, or by any Person duly authorized by law to acquire property by eminent domain, all moneys paid or payable on account or in consideration of such condemnation, seizure, appropriation, or expropriation of such Assets and/or any piece or pieces of real property or personal property given in exchange for the Assets so condemned, seized, appropriated, or expropriated shall be delivered to the Mortgagee from whomsoever they may be properly due and payable. The Mortgagors hereby agree that, in the event any such funds or properties should come into their possession, they shall deliver the same to the Mortgagee immediately. The Mortgagors further covenant and bind themselves not to agree to any purchase price or exchange in consideration of the property so condemned, seized, appropriated, or expropriated without the previous written consent of the Mortgagee.

(j)
SPML Land Action Plan.  SPML Land shall adopt and implement each action item set forth in the SPML Land Action Plan attached as Annex I of the Loan Agreement and deliver to IFC documentary evidence of the completion of such action within the applicable deadline set forth therein.

(k)
Compliance with Law.  SPML Land shall comply in all material respects with all Applicable Law, statutes, regulations and orders of, and all applicable restrictions imposed by, all Authorities in respect of its Operations and the ownership of its property (including Applicable Law, statutes, regulations, orders and restrictions relating to environmental standards and controls).

Section 5.04.  Negative Covenants.   Unless the Mortgagee shall otherwise agree in writing and as long as the Termination Date has not occurred:

(a)
Sale or Disposition of Assets. The Mortgagors shall not sell, assign, transfer, alienate, encumber, lease, or otherwise dispose of or create any security interest on any of the Assets without consultation with and consent of the Mortgagee, to the extent permissible under Applicable Law.  In the event that the Mortgagee consents to, and any Mortgagor proceeds with, such sale, assignment, alienation, encumbrance, lease, or otherwise, the Mortgagors shall assign or create a security interest over all the proceeds of any sale, assignment, transfer, alienation, lease, or disposition of the Assets or any unit therein to the Mortgagee as security for the Obligations;

(b)
Transfer of Assets. The Mortgagors shall at no time remove or transfer any of the Assets from the premises where such Assets were installed, situated, or used at the time of the establishment of the Lien pursuant to this Mortgage Agreement, or from the place where such Assets shall be installed, situated, or used, as the case may be, at the time of the purchase or acquisition thereof by the relevant Mortgagor.

(c)
Alteration or Demolition of Assets. The Mortgagors shall not, without the Mortgagee’s prior written consent, make any major or material alteration upon or demolish any Assets nor do or permit to be done upon the Assets anything that may impair the value thereof or the security intended to be established by virtue of this Mortgage Agreement;

(d)	Liens on the Assets. The Mortgagors shall not create, incur, assume, or permit to exist any Lien, other than the Mortgage, on or with respect to the Assets;

(e)
Use of the Assets. The Mortgagors shall not use or permit to be used the Assets other than for the intended purpose thereof and shall not use, maintain, operate, or occupy, or allow the use, maintenance, operation, or occupancy of any part of the Assets for any purpose which may be dangerous, unless safeguarded as required by law; violates any legal requirement; may constitute a public or private nuisance that could reasonably be expected to result in a Material Adverse Effect; or may render void, voidable, or cancelable, or increase the premium of, any insurance then in force with respect to the Asset or any part thereof.

ARTICLE VI
RIGHTS AND REMEDIES OF THE MORTGAGEE

Section 6.01.   Right to Act for the Mortgagor. Each of the Mortgagors hereby irrevocably appoints the Mortgagee as its attorney-in-fact, with right of substitution, for the purpose of carrying out the provisions of this Mortgage Agreement and taking any action and executing any instruments which the Mortgagee may deem necessary or advisable, to create and perfect, and preserve the validity, perfection, and priority of the Liens in favor of the Mortgagee under this Mortgage Agreement, including without limitation registering the Mortgage.  The Mortgagee shall, in the exercise of its rights and remedies hereunder, have the right, but not the obligation, to advance such sums of money as are necessary to give full effect to the provisions of this Section 6.01 (Rights to Act for the Mortgagor), and interest shall accrue on any such sums so advanced by the Mortgagee from the time so advanced until fully paid by the Mortgagor at the default rate prescribed under the Loan Agreement.

Section 6.02.   Rights in Eminent Domain. In the event that any Governmental Authority or any Person duly authorized by law to acquire property by eminent domain shall expropriate, condemn, confiscate, seize, or requisition the title to or use of any of the Assets, then (i) all sums of money paid and payable to any of the Mortgagors on account or in consideration of any such expropriation, condemnation, confiscation, seizure, or requisition of the Assets owned by any Mortgagor, or any part thereof, shall be delivered to the Mortgagee for application against the Obligations in accordance with the Financing Documents, and (ii) all rights and benefits accruing to any of the Mortgagors, or any movable or immovable assets given in exchange for the Assets so expropriated, condemned, confiscated, seized, or requisitioned, to the extent permitted by Applicable Law, shall be deemed part of the Assets and covered by the Mortgage.   Except as aforesaid, this Section shall be without prejudice to any other rights and remedies that the Mortgagee may have hereunder, under any Financing Documents, or under any Applicable Law.  Each of the Mortgagors hereby agrees and undertakes not to agree to any settlement or any compensation whatsoever in lieu of expropriation, condemnation, seizure, or requisition of any of the Assets, without the prior written consent of the Mortgagee. If, for any reason and notwithstanding the provisions of this Section, any such monies, rights, benefits, and/or assets are directly received by any Mortgagor, such Mortgagor shall hold or cause the same to be held for the Mortgagee, in trust, as security for the payment of the Obligations and, promptly thereafter, and without prejudice to any other rights and remedies that the Mortgagee may have hereunder, under any Financing Documents or under any Applicable Law, deliver the same or cause the same to be delivered to the Mortgagee and, in the case of monies, for application against the Obligations in accordance with the Financing Documents.

Section 6.03.   Unauthorized Sale and other Disposition of Assets.  To the extent permitted by Applicable Law, if notwithstanding the provisions of Section 5.04 (Negative Covenants) or of any other provision of any Financing Documents prohibiting or restricting the same, any of the Assets shall be sold, assigned, transferred, alienated, leased, or in any other manner disposed of otherwise than in accordance with the terms hereof or with the prior written consent of the Mortgagee, any third party who may have acquired title to or possession of any such Assets shall be deemed not to have acquired the same in good faith, and the Mortgagee shall be entitled to exercise such rights and remedies as may be available to it by Applicable Law under the circumstances to recover possession of such Assets.  The foregoing shall be without prejudice to any other rights and remedies of the Mortgagee under the Financing Documents.  For all intents and purposes, the Mortgage shall continue in full force and effect under the terms and conditions hereof as long as the Loan Agreement has not been terminated pursuant to the terms thereof, notwithstanding any unauthorized sale, assignment, transfer, alienation, lease, or other disposition of any Assets.

Section 6.04.   Unauthorized Liens.  If, notwithstanding the provisions of Section 5.04

(Negative Covenants) hereof, any of the Mortgagors shall create or permit to exist any Lien, other than the Mortgage, on any of the Assets in favor of any third party without the prior written consent of the Mortgagee, the same shall, without prejudice to any rights and remedies that the Mortgagee may have hereunder, under any Financing Documents, or under Applicable Law, be and remain junior in rank to the Mortgage hereby created until termination of the Loan Agreement pursuant to the terms thereof, notwithstanding any extension of the term or amendment and modification of any of the terms, provisions, and conditions hereof and notwithstanding any additional mortgages or other Liens at any time created as security for the same amounts hereby secured or any other amounts at a later date advanced by IFC to SPML, all of which shall be and at all times remain a first ranking and senior security in relation to such Lien created by any Mortgagor in favor of such third party.

Section 6.05.   Events of Default.  In addition to the Events of Default enumerated under the Loan Agreement, the following shall be considered an Event of Default:

(a)
Covenant Default. Any Mortgagor defaults in the due performance of, observance of, or compliance with any covenant contained in this Mortgage Agreement, and such default remains unremedied for a period of 30 days from receipt by the relevant Mortgagor of notice from the Mortgagee or from the time any of the Mortgagors have knowledge of such default, whichever is earlier;

(b)
Representation Default. Any statement, representation, or warranty made by any Mortgagor in this Mortgage Agreement or in any certificate, opinion, or document issued pursuant to or in connection with this Mortgage Agreement, proves to be incorrect, untrue, or misleading as of the time it was made or deemed to have been made;

(c)	Security Default. The Liens created pursuant to this Mortgage Agreement are not or cease to be in full force and effect, or cease to be an adequate full security for IFC for any reason whatsoever;

(d)
Indenture Defaults. The Mortgage cannot be registered for any reason whatsoever; and the priority of the Lien or security interest granted by the Mortgage is impaired or the Mortgage ceases to be a first direct lien and mortgage of the first rank upon the Assets;

(e)
License Default. Any Authorization, registration, or Authorization now or after the execution of this Agreement necessary to enable the Mortgagors to comply with their obligations under this Mortgage Agreement are  modified, cancelled, withdrawn, or withheld and such modification, withdrawal or withholding is not cancelled or otherwise remedied within 30 days from its occurrence or imposition; and

(f)
Expropriation Default.  Any act, deed, or judicial or administrative proceeding in the nature of an expropriation, sequestration, confiscation, nationalization, intervention, acquisition, seizure, or condemnation of or with respect to the Assets, or any substantial portion thereof, is undertaken or instituted by any Governmental Authority and such act, deed, or proceeding continues undismissed or unstayed for a period of more than 60 days.

Section 6.06. Foreclosure.  If an Event of Default shall occur and be continuing, the Mortgagee shall have the right to immediately commence proceedings to foreclose either of the Real Estate Mortgage or the Chattel Mortgage or both, upon advance written notice to the Mortgagor, and such foreclosure may be carried out, at the option of the Mortgagee, either judicially or extra-judicially, in accordance with Applicable Law.

(a)
Judicial Foreclosure. In case the Mortgagee opts for judicial foreclosure, the Mortgagors hereby consent to the appointment of the Mortgagee as receiver, without bond, to take charge and possession of the Assets at once.

(b)
Extra-Judicial Foreclosure. In case the Mortgagee opts for extrajudicial foreclosure, in addition to the remedies herein provided, the Mortgagee is hereby appointed attorney-in-fact of the Mortgagor, with full power and authority to take actual possession of the Assets, to sell or dispose of the same, to lease the same and collect rents therefor, to execute such bills of sale or other instruments, to make and pay for repairs or improvements thereon, and to perform any other act which the Mortgagee may deem convenient for the proper administration thereof.

(c)
Delivery of Possession of Assets.  Promptly upon receipt of notification that foreclosure proceedings have been commenced by the Mortgagee, the Mortgagor shall turn over possession of the Assets being foreclosed upon to the Mortgagee or as the Mortgagee shall otherwise direct; provided, that if any Mortgagor shall fail to turn over possession of any of such Assets as required hereunder, the Mortgagee shall be entitled and authorized to the extent permitted by Applicable Law to repossess the same by whichever means the Mortgagee shall determine, and to enter for that purpose the premises where such Assets may be located and transport them, at the expense of the Mortgagors, to the place otherwise determined by the Mortgagee for turning over possession thereof.

(d)
Waiver of Benefits in General.  Each of the Mortgagors agrees, to the full extent that it may lawfully so agree, that neither it nor anyone claiming through or under it, will set up, claim or seek to take advantage of any appraisal, valuation, stay, extension, period, redemption, or any other benefit under any Applicable Law in the locality where the Assets are situated, in order to prevent, hinder, or delay the enforcement or foreclosure of the Mortgage pursuant to this Mortgage Agreement, or the absolute  sale of the Assets or any part thereof, or the final and absolute transfer or possession thereof, immediately after such sale, to the purchasers of any such Assets; and the Mortgagor, for itself and all who may at any time claim through or under it, hereby waives, to the fullest extent that it and they may lawfully do so, the benefit of all such Applicable Laws.

(e)
Foreclosure Sale.  In the event that the either of the Real Estate Mortgage or the Chattel Mortgage shall be foreclosed, whether judicially or extra-judicially, any sheriff conducting the sale at public auction, or where a direct sale is permitted by law, the Mortgagee or its duly appointed representative shall, at its option and in a commercially reasonable manner, sell the Assets individually, in groups, or as a whole lot.

Section 6.07. Application of Proceeds. All moneys realized by the Mortgagee in the exercise of its rights, powers, and remedies under this Section 6.06 (Foreclosure) hereof shall be applied as payment to IFC for: (i) reimbursement of all expenses and costs of litigation or foreclosure, including attorney's fees and expenses incurred in receivership, collection, maintenance, improvement, and other acts of administration and/or sale of the Assets; and (ii) all Obligations of the Loan Parties under the Loan Agreement and Financing Documents. Only after the payment of the foregoing shall the balance of the moneys, if any, be given to the Mortgagors or whomsoever may be lawfully entitled thereto.

It is understood that the Assets stand only as partial security for the payment of the Obligations, and should the sums realized by the Mortgagee in the judicial or extrajudicial foreclosure of the Assets and/or, in the exercise of its rights, powers, and remedies hereunder, be not sufficient to pay and discharge said obligations, the Mortgagors shall pay the deficiency to the Mortgagee within 15 days after the sale of the Assets, and upon failure of the Mortgagors to pay, the Mortgagee may immediately institute any action or pursue any other legal remedy for the collection thereof.

Section 6.08. Authority to Disclose. The Mortgagors hereby authorize the Mortgagee to disclose to any Governmental Authority including but not limited to the Bureau of Internal Revenue or to any other Authority, any and all matters relating to the Mortgagors, the Obligations, the Assets, the Loan Agreement, and this Mortgage Agreement for the purpose of transferring title over the Assets to the IFC or any other Person entitled to a transfer of such title in its favor after the foreclosure authorized hereunder and if perforce by the provisions hereof and of applicable laws, rules, and regulations the Mortgagor has ceased to have the right to own the Assets.

Section 6.09.  Waiver of Right and/or Equity of Redemption.  The Mortgagors hereby waive and relinquish, to the extent permitted by Applicable Law, all rights, present and future, that they may have by law or otherwise to redeem any of the Assets that may have been sold, whether in a judicial or extra-judicial foreclosure, and whether the sale took place at public auction or was a direct sale; and the Mortgagee is hereby expressly authorized and empowered to execute and deliver, on behalf of the Mortgagor, such deeds of conveyance as may be necessary or proper for the purpose of vesting in the purchaser in such sale full, complete, and absolute title to the Assets, free from any and all claims and rights of the Mortgagors.

Section 6.10.  Non-Revocation and Ratification.  Such powers herein granted shall not be revoked during the life of this Mortgage Agreement, and all acts taken by the Mortgagee by virtue of said powers are hereby ratified.

ARTICLE VII
POWER OF ATTORNEY

Section 7.01. Appointment and Authority of Attorney-in-fact. Each of the Mortgagors, with respect to its Assets, hereby irrevocably and to the fullest extent permitted by Applicable Law, appoints the Mortgagee as its attorney-in-fact, with right of substitution, so that the Mortgagee or any other Person empowered and duly authorized by the Mortgagee shall, upon the occurrence and during the continuance of an Event of Default, be authorized, without need of further authorization from the Mortgagor, and in preservation and/or for the enforcement of the rights of the Mortgagee hereunder:

(a)
Sale of Assets. To effect the sale of any of the Assets owned by the Mortgagor in one or more transactions, and, to the extent permitted by Applicable Law, in such other manner as may reasonably be determined by such attorney-in-fact, including the direct sale without public auction of any such Assets at such price, and upon such terms as may be determined by such attorney-in-fact;

(b)
Entry of Premises.  To lawfully enter upon any premises where the Assets or any of them may be located without the need for a court order or other form of authority otherwise than upon the authority granted herein;

(c)
Possession of Assets.  To take and retain actual possession and control of any such Assets as receivers without bond or otherwise, and transport any of them to any location as determined by such attorney-in-fact;

(d)
Repairs and Improvements.  To make any reasonable repairs, additions, and improvements on and to the Assets owned by any Mortgagor at the expense of the Mortgagor as such attorney-in-fact shall deem proper or necessary;

(e)	Administration of Assets. To perform acts of administration over any or all of the Assets;

(f)	Conclusion of Agreements. To conclude any agreement and collect any monies under such agreements or otherwise due to the Mortgagor in respect of, or generated through the usage of, any of the Assets;

(g)
Exercise of Rights. To exercise any of the rights of either of the Mortgagors arising under or in connection with this Mortgage Agreement and the Mortgage, and to designate or delegate to another Person in substitution of such attorney-in-fact, the exercise of such rights of the Mortgagor, and under such terms as such attorney-in-fact shall deem proper or necessary;

(h)	Collection of Monies. To collect, claim, and receive all monies in accordance with this Mortgage Agreement and avail of all benefits that accrue, and that may become due and payable to either of the Mortgagors under this Mortgage Agreement and the Mortgage;

(i)
Institution of Suits.  To institute or defend, and maintain such suits and proceedings as such attorney-in-fact shall deem expedient to prevent any impairment of the Assets or to preserve and protect the interest therein of the Mortgagee;

(j)
Execution of Deed of Sale.  To execute and deliver such deeds of conveyance or sale as may be necessary or proper for the purpose of conveying full title and ownership, free from any claims and rights of any Mortgagor, to the Assets, after foreclosure thereof; and

(k)
Other Acts.  In general, to sign such agreements and documents and perform such acts and things required, necessary or, in the opinion of such attorney-in-fact, advisable, to fully enforce the rights of the Mortgagee under this Mortgage Agreement and the Mortgage.

Section 7.02.   Ratification of Attorney's Acts. Each of the Mortgagors agrees to and hereby ratifies any and all acts and things performed or done, or to be performed and done, by the Mortgagee or any of its representatives in each case, whether as the Mortgagors’ attorney-in-fact or otherwise, in the exercise of any or all powers granted to the Mortgagee hereunder.

Section 7.03.  Power of Attorney Coupled with Interest.  This special power of attorney shall be deemed coupled with an interest and cannot be revoked by either of the Mortgagors until the Termination Date.  Upon the occurrence of an Event of Default and for so long as such Event of Default is continuing, the Mortgagors shall abstain from exercising any rights under any of the Financing Documents which shall be inconsistent with the exercise of the rights and functions herein granted to the Mortgagee as the Mortgagors’ attorney-in-fact, provided, however, that nothing herein shall prevent the Mortgagors, prior to the exercise by the Mortgagee of any such rights, powers, remedies, and functions in accordance with this Mortgage Agreement, from undertaking the Mortgagors’ operations in the ordinary course of its business to the extent not prohibited or restricted by the Financing Documents.  To the extent that any of the Mortgagors shall receive any monies in respect of any of the Assets, notwithstanding the provisions of this Section 7.03 (Power of Attorney Coupled with Interest), it shall be deemed to have received such funds for the account of the Mortgagee and shall hold the same in trust and promptly pay the same to the Mortgagee.

Section 7.04.  Expenses of Attorney-in-Fact.  All costs, expenses, charges, and fees paid or incurred, or to be paid or incurred, by the Mortgagee and/or its representatives, successors, and assignees in the exercise of any of the powers herein granted shall be for the account of the Mortgagors, and the Mortgagors undertake, promptly on demand, to reimburse the Mortgagee and/or its representatives, successors, and assignees, as the case may be, for any monies paid by any of them with interest at the default rate prescribed in the Loan Agreement, from the date the same shall have been incurred until actually paid.

ARTICLE VIII
TERMINATION/RELEASE OF MORTGAGE

Section 8.01. Termination/Release.  Subject to Section 9.04 (Rescission of Payment), upon the occurrence of the Termination Date, the Mortgage shall automatically terminate and the Mortgagee, at the written request of any of the Mortgagors, will promptly:

(a)	execute and deliver to the Mortgagors the proper instrument (in substantially the form in Exhibit “B” (Form of Release of Mortgage)) acknowledging the termination of this Mortgage Agreement; and

(b)
duly assign, transfer, and deliver to the Mortgagors (without recourse and without any representation or warranty), free from interests of the Mortgagee or any Lien granted hereunder, such of the Assets as may be in possession or subject to the interests of the Mortgagee and has not theretofore been sold or otherwise applied or released pursuant to this Mortgage Agreement, together with (i) such notices to third parties as may be necessary to countermand any notices previously sent to them pursuant hereto, and (ii) such other documentation as shall be reasonably requested by the Mortgagors to effect or confirm the termination and release of the Liens granted hereunder on the Assets.

Notwithstanding the foregoing, all indemnities of the Mortgagors herein shall survive such release and any termination of this Mortgage Agreement. All Taxes, fees, and other costs and expenses imposed in connection with such release and termination shall be for the account of the Mortgagor, and the payment thereof shall form part of the Obligations.

ARTICLE IX
MISCELLANEOUS PROVISIONS

Section 9.01 Mortgagors Solidary Undertaking. Each Mortgagor agrees to bind itself solidarily for all obligations of each Mortgagor under this Mortgage Agreement; all representations, warranties, covenants, and other statements made by each Mortgagor pursuant to this Mortgage Agreement; and all other obligations undertaken by each Mortgagor pursuant to this Mortgage Agreement.

Section 9.02.  Effectivity; Continuing Security.   The Mortgagors hereby duly note and agree that the Liens hereby created in favor of the Mortgagee in the form of the Real Estate Mortgage and the Chattel Mortgage in accordance with the provisions of this Mortgage Agreement shall be a continuing security and shall remain in full force and effect until the Termination Date.  Accordingly, the validity and enforceability of the Mortgage shall not be affected or impaired by:

(a)	any extension of time, forbearance, or concession given to any of the Mortgagors;

(b)	any assertion of, or failure to assert, or delay in asserting, any right, power, or remedy against any of the Mortgagors, or in respect of any other security for any of the Obligations;

(c)
any modification, amendment, waiver, or amplification of the provisions of the Loan Agreement, the Financing Documents, or this Mortgage Agreement or of any other agreements between either of the Mortgagors, on one hand, and IFC, on the other hand;

(d)	any failure of any Mortgagor to comply with any requirement of any Applicable Law;

(e)	the dissolution, liquidation, reorganization, or any other alteration of the legal structure of any of the Mortgagors;

(f)	any purported or actual assignment of the Loan by IFC to any other Person; or

(g)
any other circumstance (other than complete, unconditional, and irrevocable payment and performance by the Mortgagors of all the Obligations) which might otherwise constitute a legal or equitable discharge of a security.

Section 9.03. Partial Security. It is hereby agreed that the Liens created in accordance with the provisions of this Mortgage Agreement shall be construed as a partial security for the Obligations, and is in addition to any other Lien that IFC may, now or in the future, obtain to secure the Obligations.  Accordingly, in the event that the monies at any time realized by the Mortgagee in the judicial or extra-judicial foreclosure of the Real Estate Mortgage on any of the Real Assets or the Chattel Mortgage on any of the Chattel and/or in the exercise of any of its rights and powers hereunder shall not be sufficient to pay and discharge all the Obligations to IFC, any remaining unpaid balance thereof shall remain due and payable on demand by IFC, until fully paid and all rights, powers, and remedies of IFC in respect thereof are hereby reserved.

Section 9.04. Rescission of Payment. This Mortgage Agreement shall continue to be effective or be reinstated, as the case may be, if at any time payment of the Obligations, or a part thereof, is rescinded or must otherwise be restored or returned by the Mortgagee, upon the insolvency, bankruptcy, or reorganization of either of the Mortgagors or otherwise, all as though such payment had not been made.

Section 9.05. Conversion to Required Currency.  To the extent that the amounts due and payable to the Mortgagee hereunder are in a currency or currencies other than Dollars, such currency or currencies shall for the purposes hereof be converted into Dollars at the then prevailing rate or rates for purchase of Dollars, at the Mortgagors’ own cost and expense.

Section 9.06.  Rights and Remedies Cumulative.  The rights, powers and remedies of the Mortgagee provided for in this Mortgage Agreement are not exclusive of, but are in addition to, any other rights and remedies that the Mortgagee may have under Applicable Law, the Loan

Agreement, or any Financing Documents.  In addition, such rights, powers, and remedies of the Mortgagee hereunder are granted for the exclusive benefit of the Mortgagee, and it is the Mortgagee’s prerogative to exercise any of such rights, powers, and remedies in its absolute discretion, but it shall have no obligation to do so; nor shall the Mortgagee be liable to the any of the Mortgagors or any other Person for any action taken or not taken by it pursuant to this Mortgage Agreement. One or more exercises of the powers and rights herein granted shall not extinguish or exhaust such powers until the Assets and all other property now or hereafter subject hereto or to any instrument now or hereafter evidencing, securing, or relating to the Obligations, are sold or the Termination Date occurs.  If the Obligations are now or hereafter further secured by any real estate mortgage, chattel mortgages, pledges, contracts of guaranty, assignments or other security, the Mortgagee may exhaust the remedies granted under any of the said security instruments, either concurrently or independently, and in such order as the Mortgagee, in the exercise of its absolute discretion, may determine.

Section 9.07. No Waiver.   No course of dealing and no delay in exercising, or omission to exercise, any right, power, or remedy accruing to the Mortgagee or its attorney-in-fact upon any default or other circumstance under the Real Estate Mortgage and/or the Chattel Mortgage and/or this Mortgage Agreement shall impair any such right, power, or remedy or be construed to be a waiver thereof or an acquiescence therein; nor shall the action of the Mortgagee or its attorney-in-fact in respect of such default or circumstance, or any acquiescence by it thereto, affect or impair any right, power, or remedy of the Mortgagee or its attorney-in-fact in respect of any other default or circumstance, whether similar or not.

Section 9.08. Amendments with respect to the Loan.  The Mortgagors shall remain obligated hereunder, and the Assets shall remain subject to the Lien created hereunder, notwithstanding that, without any reservation of rights against any of the Mortgagors, the Loan Agreement, the Financing Documents, and any other documents executed and delivered in connection therewith may be amended, supplemented, or terminated, in whole or in part from time to time, and any guarantee or other collateral security at any time held by the Mortgagee for the payment of the Obligations may be sold, exchanged, waived, surrendered, or released.  The Mortgagee shall not have any obligation to the Mortgagors to protect, secure, or perfect any other Lien at any time held by it as security for the Obligations or any property subject thereto.

Section 9.09. Severability.  If any provision, term, or condition of this Mortgage Agreement or the application thereof to any Person or circumstance shall for any reason be held invalid or unenforceable, then, without prejudice to the provisions of Section 9.06 (Rights and Remedies Cumulative) and Section 9.07 (No Waiver) hereof, the same shall not adversely affect or impair the validity and enforceability of the other provisions, terms, and conditions hereof nor the application of any such provisions, terms, and conditions to any other Person or in any other circumstance.

Section 9.10. Notice.  Any notice, request, or other communication to be given or made under this Mortgage Agreement shall be given in accordance with the Loan Agreement. For the purposes of notices, requests, or other communications to SPML Land, its details are as follows or at such other address as SPML Land has from time to time designated by notice to the SPML and IFC:

SPML Land, Inc.
100 East Main Ave., LTI Biñan, Laguna
Attn: Suzanne Mondonedo

Section 9.11. Benefit of Mortgage Agreement.  This Mortgage Agreement shall be binding upon and inure to the benefit of each party hereto, its successors, assigns, and transferees; provided, however, that the Mortgagors may not assign or otherwise transfer all or any of their respective rights and obligations under this Mortgage Agreement without the prior written consent of the Mortgagee.  The Mortgagee may, at any time in conjunction with the assignment and transfer of any part of the Loan, transfer by way of assignment or novation, if not automatically occurring by operation of law, all or any part of its rights, benefits, or obligations under the Real Estate Mortgage or the Chattel Mortgage, and/or this Mortgage Agreement, without the Mortgagors being in any way discharged from their obligations hereunder and without this Mortgage Agreement or the Mortgage created hereunder being deemed cancelled or terminated.

Section 9.12. Without Obligations on the Assets.  Notwithstanding anything contained herein, the Mortgage is only intended as security for the Obligations and the Mortgagee shall not be obligated to perform or discharge, nor does the Mortgagee undertake to perform or discharge, any obligation, duty, or liability of the Mortgagors under or relating to any of the Assets.

Section 9.13. Governing Law.  This Mortgage Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and be governed by the laws of the Philippines.

Section 9.14. Applicability of the Loan Agreement.   In amplification of, and notwithstanding any other provisions of this Mortgage Agreement, nothing herein shall be deemed to restrict or curtail rights, powers, privileges, exculpations, protections, and indemnities of or in favor of IFC, as are provided for or referred to in the Loan Agreement.

Section 9.15. Venue of Actions. Each of the Mortgagors hereby submits to the exclusive jurisdiction of the proper court of the City of Makati for all actions of proceedings arising out of or in connection with this Mortgage Agreement with each of the Mortgagors waiving for this purpose any other venue provided by Applicable Law.

[This space deliberately left blank.]

IN WITNESS WHEREOF, the duly authorized signatories of the following parties have executed this Part 3 of this Mortgage Loan Agreement on May 6, 2010, in Taguig City, Philippines:

SunPower Philippines Manufacturing Ltd.
By:	/s/ Gregory D. Reichow
Name:	GREGORY D. REICHOW
Position:	Attorney-in-Fact

SPML Land, Inc.
By:	/s/ Telesforo P. Alfelor
Name:	TELESFORO P. ALFELOR
Position:	President

International Finance Corporation
By:	/s/ Jesse O. Ang
Name:	JESSE O. ANG
Position:	Resident Representative

Signed in the presence of

/s/ Alain Charles J. Veloso	/s/ signature unintelligible

AFFIDAVIT OF GOOD FAITH

We swear that the Chattel Mortgage embodied in Part 3 of this Mortgage Loan Agreement is made for the purpose of securing the obligations specified therein, and for no other purpose, and that the same are just and valid obligations not entered into for the purpose of fraud.

SunPower Philippines Manufacturing Ltd.
By:	/s/ Gregory D. Reichow

Name:	GREGORY D. REICHOW
Position:	Attorney-in-Fact

SPML Land, Inc.
By:	/s/ Telesforo P. Alfelor

Name:	TELESFORO P. ALFELOR
Position:	President

International Finance Corporation
By:	/s/ Jesse O. Ang

Name:	JESSE O. ANG
Position:	Resident Representative

Signed in the presence of

/s/ Alain Charles J. Veloso	/s/ signature unintelligible

ACKNOWLEDGMENT AND CERTIFICATION OF OATH

REPUBLIC OF THE PHILIPPINES	)

TAGUIG CITY	) S.S.

BEFORE ME, a Notary Public for and in the above jurisdiction this 6th day of May, 2010 personally appeared the following individual/s, representing the respective corporation/s indicated below his/their names:

Name	Community Tax Certificate No. & Passport No.	Issued at/on
SunPower Philippines Manufacturing Ltd. represented by:

SPML Land, Inc. represented by:

International Finance Corporation represented by:

personally known to me or identified by me through competent evidence of identity to be the same person[s] who presented to me and signed in my presence this Part 3 of this Mortgage Loan Agreement consisting of ____ pages, including the Affidavit of Good Faith and this Acknowledgment Page, all of which were signed by them and their instrumental witnesses, and they represented that they executed this Agreement as their free and voluntary act and that they are duly authorized to sign for the corporations they respectively represent.

This Part 3 of this Mortgage Loan Agreement including the pages of this Acknowledgment, the Affidavit of Good Faith, and the Mortgage Agreement’s annexes and exhibits is signed by the parties hereto and their instrumental witnesses on the signature page and on the left margin of the other pages hereof.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my notarial seal this 6th day of May, 2010 at Taguig City, Philippines.

Doc No.
Page No.
Book No.
Series of 2010

ANNEX “A-1”

DESCRIPTION OF PRESENT REAL ASSETS

The following shall constitute the Present Real Assets:

1.
The Premises, which consist of SPML Land’s real property consisting of a parcel of land covered by Transfer Certificate of Title No. T-117960 (formerly T-103232) located at the Municipality of Tanauan, Province of Batangas with an area of 60,000 square meters, and the building upon such parcel of land covered by Declaration of Real Property No. 047-01263 (Property Identification No. 024-29-047-12-0010B1).

2.
A parcel of land covered by Transfer Certificate of Title No. T-132528 and Tax Declaration of Real Property No. 047-01260 (Property Identification No. 024-29-047-12-0011) located at the Municipality of Tanauan, Province of Batangas with an area of 20,000 square meters.

3.
A parcel of land covered by Transfer Certificate of Title No. T-132527 and Tax Declaration No. 047-01261 (Property Identification No. 024-29-047-12-0047) located at the Municipality of Tanauan, Province of Batangas with an area of 6,456 square meters.

4.
The Lease Rights of SPML over the Premises under the Contract of Lease between SPML and SPML Land dated August 2006 (Doc. No. 90, Page No. 18, Book No. IX, Series of 2006 dated 5 September 2006 of Notary Public Basilio B. Pooten for Sta., Rosa, Laguna).

5.
The Mortgagors’ rights to possess or otherwise use the Premises, including any easements or rights of way pertaining thereto, pursuant to any other document or agreement granting such right to the Mortgagors.

6.
All machinery, equipment, and other assets owned by either of the Mortgagors and located in the Premises attached to the Present Real Assets in such a way so as to become immovable by incorporation or by destination.

[Nothing Follows]

ANNEX “A-1”

DESCRIPTION OF FUTURE REAL ASSETS

The following shall constitute the Future Real Assets:

1.
The Lease Rights of SPML arising from any renewal or extension of the Contract of Lease between SPML and SPML Land dated August 2006 (Doc. No. 90, Page No. 18, Book No. IX, Series of 2006 dated 5 September 2006 of Notary Public Basilio B. Pooten for Sta., Rosa, Laguna).

2.
The Lease Rights of SPML over the Premises covered by any contract replacing the Contract of Lease between SPML and SPML Land dated August 2006 (Doc. No. 90, Page No. 18, Book No. IX, Series of 2006 dated 5 September 2006 of Notary Public Basilio B. Pooten for Sta., Rosa, Laguna) that may be entered into between SPML and SPML Land regarding the lease granted by SPML Land to SPML.

3.	Improvements owned by any of the Mortgagors which may be made on the Real Assets after the date of this Mortgage Agreement.

4.	Property owned by any Mortgagor of every nature and description taken in exchange, substitution, or replacement of the Real Assets after the date of this Mortgage Agreement.

5.	All rights, benefits, loss proceeds, indemnities, insurance payments, and other payments received by or due to any of the Mortgagors in lieu of, or inherent to, or in connection with, the Real Assets.

6.
All machinery, equipment, and other assets owned or acquired by either of the Mortgagors and located in, on, or upon the Real Assets (regardless of whether initially covered by the Chattel Mortgage) which are at any time in the future attached to such property so as to become immovable by incorporation or by destination by reason of their attachment to the Real Assets.

7.	All of the Mortgagors’ rights, title, and interests in, to and under insurance contracts, to the extent that such rights, title, and interests constitute Real Assets.

[Nothing Follows]

ANNEX “B”

DESCRIPTION OF PRESENT CHATTELS

The following shall constitute the Present Chattels:

		Oracle
	Acquisition	Asset
Description	Date	Number	Class
Printer 1	25-Oct-07	437	Mfg. Eqt
Metal Anneal	25-Oct-07	438	Mfg. Eqt
Automation 2	25-Oct-07	439	Mfg. Eqt
Etch Tool #2	25-Oct-07	440	Mfg. Eqt
Etch Tool #3	25-Oct-07	441	Mfg. Eqt
Sputter Tool	25-Oct-07	442	Mfg. Eqt
Wafer Transfer System	25-Oct-07	443	Mfg. Eqt
Automated Tester	25-Oct-07	444	Mfg. Eqt
Direct Feeder	25-Oct-07	445	Mfg. Eqt
Back Side Tool	28-Mar-08	446	Mfg. Eqt
Back Side Automation	28-Mar-08	447	Mfg. Eqt
Inspection System 1	28-Mar-08	448	Mfg. Eqt
Inspection System 2	28-Mar-08	449	Mfg. Eqt
Inspection System 3	28-Mar-08	450	Mfg. Eqt
Printer 3	28-Mar-08	451	Mfg. Eqt
Printer 2	28-Mar-08	452	Mfg. Eqt
Printer 1	25-Mar-09	2022	Mfg. Eqt
Printer 1	23-Jul-09	5631	Mfg. Eqt
Etch Tool #1	28-Mar-08	453	Mfg. Eqt
Deposition Tool # 1	28-Mar-08	454	Mfg. Eqt
Deposition Tool # 2	28-Mar-08	455	Mfg. Eqt
Etch Tool #2	28-Mar-08	456	Mfg. Eqt
Etch Tool #4	28-Mar-08	457	Mfg. Eqt
Etch Tool #3	28-Mar-08	458	Mfg. Eqt
Diffusion Banks	28-Mar-08	459	Mfg. Eqt
Elevator System	28-Mar-08	460	Mfg. Eqt
Frontside Tool	28-Mar-08	461	Mfg. Eqt
Printer 2	28-Mar-08	462	Mfg. Eqt
Sputter Tool	28-Mar-08	463	Mfg. Eqt
Metal Anneal	28-Mar-08	464	Mfg. Eqt
Direct Feeder	28-Mar-08	465	Mfg. Eqt
Etch Tool	28-Mar-08	466	Mfg. Eqt
Etch Tool Automation 2	28-Mar-08	467	Mfg. Eqt
Etch Tool Automation 1	28-Mar-08	468	Mfg. Eqt
Automated Tester	28-Mar-08	469	Mfg. Eqt

Wafer Transfer System	28-Mar-08	470	Mfg. Eqt
Printer 1	28-Mar-08	471	Mfg. Eqt
Inspection System 1	28-Mar-08	472	Mfg. Eqt
Inspection System 2	28-Mar-08	473	Mfg. Eqt
Inspection System 3	28-Mar-08	474	Mfg. Eqt
Printer 3	28-Mar-08	475	Mfg. Eqt
Automation 2	28-Mar-08	476	Mfg. Eqt
Back Side Tool	29-Jun-08	1105	Mfg. Eqt
Back Side Automation	29-Jun-08	1106	Mfg. Eqt
Printer 3	29-Jun-08	1109	Mfg. Eqt
Inspection System 1	29-Jun-08	1123	Mfg. Eqt
Inspection System 2	29-Jun-08	1124	Mfg. Eqt
Inspection System 3	29-Jun-08	1125	Mfg. Eqt
Printer 1	24-Jan-09	4373	Mfg. Eqt
Elevator System	25-Mar-09	4705	Mfg. Eqt
Back Side Tool	29-Jun-08	1107	Mfg. Eqt
Back Side Automation	29-Jun-08	1108	Mfg. Eqt
Sputter Tool	29-Jun-08	1110	Mfg. Eqt
Deposition Tool # 1	29-Jun-08	1111	Mfg. Eqt
Deposition Tool # 2	29-Jun-08	1112	Mfg. Eqt
Diffusion Banks	29-Jun-08	1113	Mfg. Eqt
Diffusion Banks	29-Jun-08	1114	Mfg. Eqt
Elevator System	29-Jun-08	1115	Mfg. Eqt
Metal Anneal	29-Jun-08	1116	Mfg. Eqt
Wafer Transfer System	29-Jun-08	1117	Mfg. Eqt
Etch Tool #1	29-Jun-08	1118	Mfg. Eqt
Etch Tool #3	29-Jun-08	1119	Mfg. Eqt
Automated Tester	29-Jun-08	1120	Mfg. Eqt
Automation 2	29-Jun-08	1121	Mfg. Eqt
Printer 2	29-Jun-08	1122	Mfg. Eqt
Printer 3	24-Aug-08	1149	Mfg. Eqt
Inspection Systems1~3	24-Aug-08	1217	Mfg. Eqt
Deposition Tool # 1	24-Aug-08	1186	Mfg. Eqt
Deposition Tool # 2	24-Aug-08	1187	Mfg. Eqt
Etch Tool #1	24-Aug-08	1306	Mfg. Eqt
Etch Tool #3	24-Aug-08	1309	Mfg. Eqt
Etch Tool	24-Aug-08	1839	Mfg. Eqt
Direct Feeder	24-Aug-08	1903	Mfg. Eqt
Diffusion Banks	24-Aug-08	2147	Mfg. Eqt
Elevator System	24-Aug-08	2350	Mfg. Eqt
Sputter Tool	24-Aug-08	1955	Mfg. Eqt
Etch Tool #4	24-Aug-08	1282	Mfg. Eqt
Etch Tool #2	24-Aug-08	1283	Mfg. Eqt
Metal Anneal	24-Aug-08	1397	Mfg. Eqt
Printer 2	24-Aug-08	2394	Mfg. Eqt

Back Side Tool	24-Aug-08	1470	Mfg. Eqt
Back Side Automation	24-Aug-08	1673	Mfg. Eqt
Automated Tester	24-Aug-08	2221	Mfg. Eqt
Printer 3	24-Aug-08	1147	Mfg. Eqt
Inspection System 1~3	24-Aug-08	1788	Mfg. Eqt
Automation	24-Aug-08	1491	Mfg. Eqt
Printer 3	28-Sep-08	3367	Mfg. Eqt
Wafer Transfer System	28-Sep-08	1471	Mfg. Eqt
Printer 3	28-Sep-08	3365	Mfg. Eqt
Etch Tool #1	28-Sep-08	2325	Mfg. Eqt
Etch Tool #3	28-Sep-08	2326	Mfg. Eqt
Sputter Tool	28-Sep-08	3504	Mfg. Eqt
Deposition Tool # 1	28-Sep-08	1615	Mfg. Eqt
Deposition Tool # 2	28-Sep-08	1665	Mfg. Eqt
Diffusion Banks	28-Sep-08	2529	Mfg. Eqt
Printer 2	28-Sep-08	2393	Mfg. Eqt
Automated Tester	28-Sep-08	2222	Mfg. Eqt
Automation	28-Sep-08	2552	Mfg. Eqt
Back Side Tool	28-Sep-08	1555	Mfg. Eqt
Printer 1	28-Sep-08	2500	Mfg. Eqt
Inspection System	28-Sep-08	3552	Mfg. Eqt
Inspection System AOI	24-Jan-09	1404	Mfg. Eqt
Etch Tool #1	26-Dec-08	2135	Mfg. Eqt
Deposition Tool # 1	26-Dec-08	2047	Mfg. Eqt
Deposition Tool # 2	26-Dec-08	2052	Mfg. Eqt
Etch Tool #3	26-Dec-08	2138	Mfg. Eqt
Frontside Tool	26-Dec-08	1496	Mfg. Eqt
Back Side Tool	26-Dec-08	3437	Mfg. Eqt
Printer 2	26-Dec-08	3557	Mfg. Eqt
Etch Tool #4	26-Dec-08	2134	Mfg. Eqt
Etch Tool #2	26-Dec-08	2137	Mfg. Eqt
Sputter Tool	26-Dec-08	2114	Mfg. Eqt
Metal Anneal	26-Dec-08	3619	Mfg. Eqt
Direct Feeder	26-Dec-08	2075	Mfg. Eqt
Etch Tool	26-Dec-08	2237	Mfg. Eqt
Printer 1	26-Dec-08	3436	Mfg. Eqt
Automated Tester	26-Dec-08	2220	Mfg. Eqt
Automated Tester	26-Dec-08	1480	Mfg. Eqt
Inspection System	26-Dec-08	3364	Mfg. Eqt
Printer 3	26-Dec-08	3561	Mfg. Eqt
Diffusion Banks	26-Dec-08	2553	Mfg. Eqt
Elevator System	26-Dec-08	4283	Mfg. Eqt
Automation	26-Dec-08	3382	Mfg. Eqt
Inspection System AOI	24-Jan-09	3863	Mfg. Eqt
Etch Tool Automation	25-Mar-09	1467	Mfg. Eqt

Direct Feeder	25-Mar-09	4745	Mfg. Eqt
Wafer Transfer System	25-Mar-09	3755	Mfg. Eqt
Inspection System	23-Apr-09	5641	Mfg. Eqt
Etch Tool #1	24-Jan-09	2136	Mfg. Eqt
Deposition Tool # 1	24-Jan-09	2048	Mfg. Eqt
Deposition Tool # 2	24-Jan-09	2053	Mfg. Eqt
Etch Tool #3	24-Jan-09	2139	Mfg. Eqt
Frontside Tool	24-Jan-09	1498	Mfg. Eqt
Back Side Tool	24-Jan-09	3438	Mfg. Eqt
Printer 2	24-Jan-09	3556	Mfg. Eqt
Sputter Tool	24-Jan-09	2115	Mfg. Eqt
Metal Anneal	24-Jan-09	3624	Mfg. Eqt
Automated Tester	24-Jan-09	1479	Mfg. Eqt
Inspection System	24-Jan-09	3562	Mfg. Eqt
Diffusion Banks	24-Jan-09	3615	Mfg. Eqt
Elevator System	24-Jan-09	4284	Mfg. Eqt
Automation	24-Jan-09	3378	Mfg. Eqt
Inspection System AOI	24-Jan-09	3871	Mfg. Eqt
Etch Tool Automation	25-Mar-09	1349	Mfg. Eqt
Inspection System	23-Apr-09	5657	Mfg. Eqt
Printer 3	23-Apr-09	5636	Mfg. Eqt

[Nothing Follows]

ANNEX “B-1”

DESCRIPTION OF FUTURE CHATTELS

The following shall constitute the Future Chattels:

1.
Property owned by any Mortgagor of every nature and description taken in exchange, substitution, or replacement of the Chattels or otherwise acquired by any of the Mortgagors and used and/or located in the Premises.

2.	All rights, benefits, loss proceeds, indemnities, insurance payments, and other payments received by or due to any of the Mortgagors in lieu of, or inherent to, or in connection with, the Chattels.

3.	All machinery, equipment, and other assets which are covered by the Real Estate Mortgage, but are at any time in the future, for any reason, dismantled or removed or otherwise become mobilized.

4.	All of the Mortgagors’ rights, title, and interests in, to, and under insurance contracts, to the extent that such rights, title, and interests do not constitute Real Assets.

[Nothing Follows]

ANNEX “C”

SUFFICIENT EVIDENCE OF REGISTRATION

1.	Registration of Real Estate Mortgage

(a)	Official receipt from the appropriate Register of Deeds confirming the payment of the registration fees

(b)	Computation (from the Mortgagors) of the registration fees

(c)	Certified copy of the title to the property/ies with the Mortgage annotated thereon

(d)	(i)
Where a Real Estate Mortgage is contemplated by the relevant Mortgage Supplement and registered property is covered by the Real Estate Mortgage, either a certified true copy of the day book of the appropriate Register of Deeds showing the entry of the Mortgage or a certification from the Register of Deeds that the Mortgage has been entered in the day book

(ii)
Where a Real Estate Mortgage is contemplated by the relevant Mortgage Supplement and unregistered property is covered by the Real Estate Mortgage, either a certified true copy of the entry book for Act No. 3344 or a certification from the Register of Deeds that the Mortgage has been entered in the entry book for Act No. 3344

(e)	Original copy of the Mortgage Agreement with the Mortgage duly stamped by the appropriate Register of Deeds confirming the registration of the Real Estate Mortgage

(f)	Official Receipt of a Bureau of Internal Revenue associated agent bank for the payment of documentary stamp taxes on the Mortgage Loan Agreement

2.	Registration of the Chattel Mortgage

(a)	Official receipt of the appropriate Register of Deeds confirming the payment of the registration fees

(b)	Computation (from the Mortgagors) of the registration fees

(c)	Either a certified true copy of the registry for the Chattel Mortgages or a certification from the Register of Deeds that the Chattel Mortgage has been entered in the registry for Chattel Mortgages

(d)	Original copy of the Mortgage Loan Agreement with the Mortgage duly stamped by the appropriate Register of Deeds confirming the registration of the Chattel Mortgage

(e)	Official Receipt of a Bureau of Internal Revenue associated agent bank for the payment of documentary stamp taxes on the Mortgage Loan Agreement

3.	Registration of the Mortgage Supplements

(a)	Official receipt of the appropriate Register of Deeds confirming the payment of the registration fees

(b)	Computation (from the Mortgagors) of the registration fees

(c)	(i)
Where a Real Estate Mortgage is contemplated by the relevant Mortgage Supplement and registered property is covered by the Real Estate Mortgage, either a certified true copy of the day book of the appropriate Register of Deeds showing the entry of the Mortgage or a certification from the Register of Deeds that the Mortgage has been entered in the day book

(ii)
Where a Real Estate Mortgage is contemplated by the relevant Mortgage Supplement and unregistered property is covered by the Real Estate Mortgage, and either a certified true copy of the entry book for Act No. 3344 confirming registration of the relevant Mortgage Supplement or a certification from the Register of Deeds that the relevant Mortgage Supplement has been entered in the entry book for Act No. 3344

(iii)
Where a chattel mortgage is contemplated by the relevant Mortgage Supplement, either a certified true copy of the registry for the Chattel Mortgages or a certification from the Register of Deeds that the Chattel Mortgage has been entered in the registry for Chattel Mortgages

(d)	Original copy of the Mortgage Supplement duly stamped by the appropriate Register of Deeds confirming its registration as a Real Estate Mortgage and/or Chattel Mortgage

(e)
In the event that the amount secured under the Mortgage Agreement is increased by virtue of the Mortgage Supplement or the term of the Loan is increased under the Loan Agreement, an Official Receipt of a Bureau of Internal Revenue associated agent bank for the payment of documentary stamp taxes on the Mortgage Supplement or the Mortgage Loan Agreement

EXHIBIT “A”

MORTGAGE  SUPPLEMENT

Mortgage Supplement No. [*]

This ● Mortgage Supplement No. ●  (the “Supplement”), is entered into by and among SunPower Philippines Manufacturing Ltd., a foreign corporation duly licensed to do business under the laws of the Philippines with office address at 100 Trade Avenue, Phase 4, Special Economic Zone, Laguna Technopark, Biñan Laguna (“SPML”), SPML Land, Inc., a corporation organized and existing under the laws of the Philippines with principal address at 100 East Main Ave., LTI Biñan Laguna (“SPML Land” or, together with SPML, the “Mortgagors”, or, individually, each the “Mortgagor”); and the International Finance Corporation, an international organization established by the Articles of Agreement among its member countries including the Republic of Philippines ("IFC" or the “Mortgagee”).

WHEREAS, the Mortgagors and Mortgagee have executed and registered a Mortgage Agreement dated as of ● (the “Mortgage Agreement”), to secure the Obligations of the Mortgagors referred to in such agreement;

WHEREAS, the Mortgage Agreement provides that the Mortgagors and Mortgagee shall execute and register Mortgage Supplements for the purposes stated therein; and

WHEREAS, in fulfillment of the continuing obligation of the Mortgagors under the Mortgage Agreement, Loan Agreement, and Financing Documents each of the Mortgagors desires to execute this Mortgage Supplement with the Mortgagee.

NOW, THEREFORE, the parties hereto agree as follows:

1.
Unless otherwise defined in this Mortgage Supplement, (i) capitalized terms shall have the meanings set forth in the Loan Agreement and the Mortgage Agreement unless the context otherwise requires, and (ii) the principles of construction set forth in the Loan Agreement and the Mortgage Agreement shall apply.

2.
The Mortgagors hereby confirm that (i) certain of the Assets identified and described as [Future Real Assets and/or Future Chattel, as may be applicable,] in the Mortgage Agreement have come into existence and/or have been acquired in ownership by a Mortgagor as of the date hereof (those certain assets to be herein called the “New Assets”), and (ii) the New Assets are now identified and more fully described in Schedule A to this Mortgage Supplement.

3.
The Mortgagors hereby acknowledge and agree (i) that the [Real Estate Mortgage and/or the Chattel Mortgage, as may be applicable], has been granted, created, established, and constituted on the New Assets in favor of Mortgagee and (ii) that such [Real Estate Mortgage and/or the Chattel Mortgage, as may be applicable,] are subject to the same provisions, terms, and conditions of the Mortgage Agreement as are applicable to the Mortgage on the [Present Real Assets and/or Present Chattel] thereunder, as fully and completely for all legal intents and purposes as if owned by the relevant Mortgagor on the date of execution of the Mortgage Agreement.

4.
The parties hereto confirm that the New Assets serve as security for payment of the Obligations to the extent of the amount stated in [Section 2.01(d)(Creation of Real Estate Mortgage) and/or Section 3.01(c)(Creation of Chattel Mortgage), as may be applicable] of the Mortgage Agreement, including interests, fees, and charges that may be due thereon.

5.
Each of the Mortgagors undertakes, at Mortgagors’ cost and expense, to register this Mortgage Supplement with the appropriate Registry of Deeds and, where necessary, other appropriate government agencies, in the Philippines in accordance with the Mortgage Agreement.

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized representative to execute and deliver this Supplement as of [date].

SunPower Philippines Manufacturing Ltd.
By:

Name:
Position:

SPML Land, Inc.
By:

Name:
Position:

International Finance Corporation
By:

Name:
Position:

Signed in the presence of

_________________________	_________________________

[[AFFIDAVIT OF GOOD FAITH

We swear that the Chattel Mortgage embodied in the Mortgage Agreement, as amended and/or supplemented by the foregoing Mortgage Supplement, is made for the purpose of securing the obligations specified therein, and for no other purpose, and that the same are just and valid obligations not entered into for the purpose of fraud.

SunPower Philippines Manufacturing Ltd.
By:

Name:
Position:

SPML Land, Inc.
By:
Name:
Position:

International Finance Corporation
By:
Name:
Position: ]]

ACKNOWLEDGMENT AND CERTIFICATION OF OATH

REPUBLIC OF THE PHILIPPINES	)

●	) S.S.

BEFORE ME, a Notary Public for and in the above jurisdiction this ● day of ● personally appeared the following individual/s, representing the respective corporation/s indicated below his/their names:

Name	Community Tax Certificate No. & Passport No.	Issued at/on
SunPower Philippines Manufacturing Ltd. represented by:

SPML Land, Inc. represented by:

International Finance Corporation represented by:

personally known to me or identified by me through competent evidence of identity to be the same person[s] who presented to me and signed in my presence this Mortgage Supplement No. ● consisting of ● pages, including [the Affidavit of Good Faith and] this Acknowledgment Page, all of which were signed by them and their instrumental witnesses, and they represented that they executed this Agreement as their free and voluntary act and that they are duly authorized to sign for the corporations they respectively represent.

This Mortgage Supplement No. ● relates to the Mortgage Agreement dated as of ● among the same parties and consists of ● pages, including the pages of this Acknowledgment[[, the Affidavit of Good Faith,]] and Schedule A attached hereto, and is signed by the parties hereto and their instrumental witnesses on the signature page and on the left margin of the other pages hereof.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my notarial seal this ● day of ●, 201● at ●, Philippines.

Doc No.
Page No.
Book No.
Series of 201●

[Attach Schedule A of the Mortgage Supplement]

EXHIBIT “B”

FORM OF RELEASE OF MORTGAGE

This Release of Mortgage is made as of ● by the International Finance Corporation (the “Mortgagee”) in favor of SunPower Philippines Manufacturing Ltd. and SPML Land, Inc.  (the “Mortgagors”).

WHEREAS, each of the Mortgagors and Mortgagee have executed and registered a Mortgage Agreement (as supplemented) dated as of ● (the “Mortgage Agreement”), to secure the Obligations of the Mortgagors referred to in such agreement;

WHEREAS, as security for the timely payment, discharge, observance, and performance of the Obligations, the Mortgagors conveyed to Mortgagee, by way of mortgage, Assets as defined and described in said Mortgage Agreement;

WHEREAS, Mortgagee confirms the release and discharge of the mortgage lien on the properties described in the attached Annex “1”;

NOW, THEREFORE, for and in consideration of the foregoing premises, Mortgagee hereby confirms the release and discharge of [the Real Estate Mortgage and/or the Chattel Mortgage], and authorizes the respective Register of Deeds to cancel the relevant mortgage annotation/s, in respect of the properties referred to in the Third Whereas Clause above, provided that the Mortgage shall continue to subsist in respect of all other Assets (as defined in the Mortgage Agreement) in accordance with all of the terms and conditions of the Mortgage Agreement, which shall remain in force and effect in respect of such other Assets.

IN WITNESS WHEREOF, Mortgagee has caused this instrument to be signed this ● day of ●, 20● at ●.

International Finance Corporation
By:

Name:
Position:

[NOTARIAL ACKNOWLEDGEMENT]

[Attach Annex “1” of the Release of Mortgage]